                                                                  Exhibit 10(b)
                                                                  EXECUTION COPY




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                       STOCK AND ASSET PURCHASE AGREEMENT

                                     between

                              ITT INDUSTRIES, INC.

                                       and

                                      VALEO

                            Dated as of June 25, 1998




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
                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

        SALE AND TRANSFER OF TRANSFERRED SUBSIDIARY STOCK, PARTNERSHIP
              INTERESTS AND JOINT VENTURE INTERESTS........................  3

      1.1    Sale and Transfer of Transferred Subsidiary Stock and
             Partnership Interests.........................................  3
      1.2    Sale, Transfer and Assignment of Joint Venture Interests......  4

                                   ARTICLE II

                 SALE OF ASSETS AND ASSUMPTION OF LIABILITIES..............  4
      2.1    Sale of Assets................................................  4
      2.2    Assumption of Liabilities; Excluded Liabilities...............  5
      2.3    Transfer of Purchased Assets and Assumed Liabilities..........  5
      2.4    Required Consents.............................................  6

                                   ARTICLE III

                        PURCHASE PRICE AND ADJUSTMENTS.....................  8
      3.1    Purchase Price................................................  8
      3.2    Payment of Purchase Price.....................................  8
      3.3    Determination of Closing Adjusted Net Worth...................  8
      3.4    Settlement of Purchase Price.................................. 11
      3.5    Allocation of Purchase Price.................................. 12

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF ITTI................. 13
      4.1    Corporate Existence........................................... 13
      4.2    Corporate Authority........................................... 14
      4.3    Electrical Company Stock, Partnership Interests and Joint
             Venture Interests............................................. 16
      4.4    Governmental Approvals and Consents........................... 17
      4.5    Financial Statements.......................................... 17
      4.6    Absence of Certain Changes.................................... 18
      4.7    Properties.................................................... 19
      4.8    Contracts..................................................... 20
      4.9    Litigation.................................................... 22
      4.10   Intellectual Property Rights.................................. 23
      4.11   Insurance..................................................... 25
      4.12   Tax Matters................................................... 25
      4.13   Employment and Benefits....................................... 27
      4.14   Compliance with Laws.......................................... 32

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                                                                           Page

      4.15   Labor Matters................................................. 32
      4.16   Environmental Matters......................................... 33
      4.17   Transferred Assets............................................ 36
      4.18   Undisclosed Liabilities....................................... 36
      4.19   Finders; Brokers.............................................. 37

                                    ARTICLE V
                         REPRESENTATIONS OF PURCHASER...................... 37
      5.1    Corporate Existence........................................... 37
      5.2    Corporate Authority........................................... 37
      5.3    Governmental Approvals and Consents........................... 39
      5.4    Purchase for Investment....................................... 40
      5.5    Financial Capacity............................................ 40
      5.6    Finders; Brokers.............................................. 40

                                   ARTICLE VI
                       AGREEMENTS OF PURCHASER AND ITTI.................... 41
      6.1    Operation of the Business..................................... 41
      6.2    Investigation of Business..................................... 44
      6.3    Reasonable Best Efforts; No Inconsistent Action............... 46
      6.4    Public Disclosures............................................ 50
      6.5    Access to Records and Personnel............................... 50
      6.6    Employee Relations and Benefits............................... 51
      6.7    Pro Forma Transactions; Intercompany Transactions............. 86
      6.8    German Reorganization......................................... 88
      6.9    Title Insurance............................................... 89
      6.10   Non-Competition............................................... 89
      6.11   Non-Solicitation; Confidentiality............................. 90
      6.12   Jointly Developed Intellectual Property....................... 91
      6.13   Use of the ITT Name and Marks................................. 91
      6.14   Tax Matters................................................... 93
      6.15   Intellectual Property License Agreement....................... 98
      6.16   Post-Closing Arrangements.....................................101
      6.17   No Other Representations or Warranties........................102
      6.18   Insurance Matters.............................................103

                                   ARTICLE VII
                             CONDITIONS TO CLOSING.........................104

      7.1    Conditions Precedent to Obligations of Purchaser and ITTI.....104
      7.2    Conditions Precedent to Obligation of ITTI....................105
      7.3    Conditions Precedent to Obligation of Purchaser...............106
      7.4    Exception to the Conditions to Purchaser's Obligations........107

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                                                                          Page

                                  ARTICLE VIII
                                    CLOSING................................108
      8.1    Closing Date..................................................108
      8.2    Purchaser Obligations.........................................109
      8.3    ITTI Obligations..............................................109

                                   ARTICLE IX
                                INDEMNIFICATION............................110
      9.1    Indemnification...............................................110
      9.2    Certain Limitations...........................................116
      9.3    Procedures for Third-Party Claims.............................118
      9.4    Tax Indemnification...........................................120
      9.5    Certain Claims Procedures.....................................122
      9.6    Arbitration...................................................123
      9.7    Remedies Exclusive............................................124
      9.8    Mitigation....................................................124

                                    ARTICLE X
                                  TERMINATION..............................125
      10.1   Termination Events............................................125
      10.2   Effect of Termination.........................................126

                                   ARTICLE XI
                    MISCELLANEOUS AGREEMENTS OF THE PARTIES................127
      11.1   Notices.......................................................127
      11.2   Bulk Transfers................................................128
      11.3   Severability..................................................128
      11.4   Further Assurances; Further Cooperation; Asset Returns........128
      11.5   Counterparts..................................................129
      11.6   Expenses......................................................129
      11.7   Non-Assignability.............................................130
      11.8   Amendment; Waiver.............................................130
      11.9   Schedules and Exhibits........................................130
      11.10  Third Parties.................................................131
      11.11  Governing Law.................................................131
      11.12  Consent to Jurisdiction; Waiver of Jury Trial.................132
      11.13  Interpretation; Absence of Presumption........................133
      11.14  Entire Agreement..............................................133
      11.15  Section Headings; Table of Contents...........................133
      11.16  Specific Performance..........................................133

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                                    EXHIBITS

EXHIBIT A    Entity Sellers

EXHIBIT B    Indirect Subsidiaries and Joint Ventures
EXHIBIT C    Asset Sellers
EXHIBIT D    Purchased Assets
EXHIBIT E    Excluded Liabilities
EXHIBIT F    Reference Balance Sheet
EXHIBIT G    Excluded Assets
EXHIBIT H    Certain Excluded Electrical Company Liabilities
EXHIBIT I    Allocation of Purchase Price
EXHIBIT J    ITT Name and Mark Transition Agreement
EXHIBIT K    Individuals Having Actual Knowledge


Annex A      Definitions

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                                    SCHEDULES

Schedule 1.1                   Conveyance Documents for Entity Purchase
                                 Transfers
Schedule 1.2                   Conveyance Documents for Joint Venture Purchase
                                 Transfers
Schedule 2.3                   Conveyance Documents for Asset Purchase Transfers
Schedule 4.2                   Corporate Authority
Schedule 4.3                   Electrical Company Stock, Partnership Interests
                                 and Joint Venture Interests
Schedule 4.4                   Governmental Approvals and Consents
Schedule 4.5                   Financial Statements
Schedule 4.6                   Certain Changes
Schedule 4.7(b)                Owned and Leased Real Property
Schedule 4.8                   Contracts
Schedule 4.9                   Legal Proceedings
Schedule 4.10(a), (b) and (c)  Intellectual Property Rights and Claims
Schedule 4.11(a) and (b)       Insurance
Schedule 4.12                  Tax Matters
Schedule 4.13(a)               U.S. Employee Benefit Arrangements
Schedule 4.13(b)               U.S. Employee Benefit Arrangements - United
                                 States
Schedule 4.13(c)               Prohibited Transactions - United States
Schedule 4.13(d)               Termination and Reportable Events - United States
Schedule 4.13(e)               Funding and Qualification - United States
Schedule 4.13(f)               Multi-Employer Plans - United States
Schedule 4.13(g)               Reports and Disclosure - United States
Schedule 4.13(h)               Continuation Coverage - United States
Schedule 4.13(i)               Mexico Employee Benefit Arrangements
Schedule 4.13(j)               European Employees
Schedule 4.13(k)               General Matters Respecting Employee and Employee
                                 Benefit Arrangements
Schedule 4.14                  Compliance with Laws
Schedule 4.15(i)               Labor Matters
Schedule 4.15(ii)              Collective Bargaining Agreements
Schedule 4.15(iii)             Pending Labor Disputes
Schedule 4.16                  Environmental Matters
Schedule 4.17                  Transferred Assets
Schedule 4.18                  Undisclosed Liabilities
Schedule 6.1                   Conduct of Business
Schedule 6.6(f)                Severance Benefits - United States
Schedule 6.7(a)                Pro Forma Transactions
Schedule 6.8                   Description of German Reorganization
Schedule 6.16(a)               Post-Closing Arrangements

Schedule 6.16(b)               Terms of Aftermarket Wipers Supply Arrangement
Schedule 6.16(c)               Other Transition Arrangements
Schedule 7.1(b)                Consents of Governmental Authorities
Schedule 9.1(a)                GM Contracts

                       STOCK AND ASSET PURCHASE AGREEMENT

      This Stock and Asset Purchase Agreement, dated as of June 25, 1998 (hereinafter, the "Agreement"), between ITT INDUSTRIES, INC., an Indiana corporation ("ITTI"), and VALEO, a societe anonyme organized under the laws of France ("Purchaser").

                              W I T N E S S E T H:

      WHEREAS, certain Subsidiaries of ITTI are engaged, in part or in whole, in the business of designing, developing, manufacturing, marketing and selling electrical motors and actuators, air management and engine cooling products, wipers and washer systems, lamps, power antennas, switches and sensors for the automotive industry worldwide (such business is hereinafter referred to as the "Business"; it being understood, however, that the Business does not include ITTI's Brake and Chassis, Fluid Handling, Shock Absorber or Brake Friction Products Businesses, or the businesses comprising its Fluid Technology and Defense and Electronics segments (including the Cannon Business) (such Businesses as defined in Annex A hereto and such segments as described in ITTI's Annual Report on Form 10-K for the year ended December 31, 1997); and

      WHEREAS, subsequent to the date hereof and prior to the Closing (as defined in Section 8.1), ITTI shall cause certain of its Subsidiaries to be restructured as described in Sections 6.7 and 6.8; and

      WHEREAS, Purchaser, through one or more of its direct or indirect Subsidiaries, desires to purchase, and ITTI desires to sell, or to cause (i) its direct or indirect Subsidiaries listed on Exhibit A (collectively with ITTI, the "Entity Sellers") and any nominee holders therefor to sell to Purchaser and/or the respective purchasers set forth on Exhibit A (the "Designated Entity Purchasers"), on the terms and subject to the conditions of this Agreement, (A) all of the outstanding shares of capital stock of the Subsidiaries listed on Exhibit A (such shares, the "Transferred Subsidiary Stock") and all of the partnership interests in the partnerships listed on Exhibit A (such partnership interests, the "Partnership Interests", and such Subsidiaries and partnerships, the "Transferred Subsidiaries" and, together with the direct and indirect Subsidiaries of the Transferred Subsidiaries listed on Exhibit B, collectively the "Electrical Companies") (such purchase, the "Entity Purchase") and (B) all of the ownership interests in the joint ventures listed on Exhibit A (such interests, the "Joint Venture Interests" and such joint ventures, together with the joint ventures listed on Exhibit B, the "Joint Ventures" and such purchase, the "Joint Venture Purchase") and (ii) its direct or indirect subsidiaries listed on Exhibit C (such Subsidiaries collectively, the "Asset Sellers" and, together with the Entity Sellers, collectively the "Sellers") to sell to Purchaser and/or the respective purchasers set forth on Exhibit C (the "Designated Asset Purchasers" and, together with the Designated Entity Purchasers, the "Designated Purchasers"), upon the terms and subject to the conditions of this Agreement, certain assets and certain liabilities of the Asset Sellers as specified in this Agreement (such purchase, the "Asset Purchase" and, together with the Entity Purchase and the Joint Venture Purchase, the "Purchase"); and

      WHEREAS, capitalized terms used and not defined in this Agreement shall have the meaning set forth in Annex A hereto; and

      NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

                                    ARTICLE I

      SALE AND TRANSFER OF TRANSFERRED SUBSIDIARY STOCK, PARTNERSHIP INTERESTS AND JOINT VENTURE INTERESTS

      1.1 Sale and Transfer of Transferred Subsidiary Stock and Partnership Interests. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, ITTI shall or shall cause the applicable Entity Sellers (including any persons holding shares in the Transferred Subsidiaries on behalf of the Entity Sellers) to sell, assign, transfer, convey and deliver to Purchaser and/or the respective Designated
Entity Purchasers, and Purchaser shall or shall cause the applicable Designated Entity Purchasers to purchase and acquire, all the Transferred Subsidiary Stock and all the Partnership Interests. In connection therewith, ITTI shall or shall cause the applicable Entity Sellers to deliver to Purchaser and/or the respective Designated Entity Purchasers (with respect to Transferred
Subsidiaries which have issued stock certificates) certificates representing the Transferred Subsidiary Stock, duly endorsed, or accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto and canceled, and such other evidence of the Partnership Interests, and/or ITTI or the applicable Entity Seller and any nominee therefor and Purchaser or the respective Designated Entity Purchaser shall execute, deliver and/or file such other assignments, deeds, share transfer forms, endorsements, notarial deeds of transfer or other instruments or documents, duly stamped where necessary, as required by the jurisdiction of organization of each Transferred Subsidiary and all other documents related to the Transferred Subsidiary Stock or the Partnership Interests as Purchaser may reasonably request to effectuate such sale, assignment, transfer, conveyance and delivery. Schedule 1.1 lists the conveyance documents to be
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                                                                               4


executed, delivered and/or filed at Closing in order to effect each transfer of Transferred Subsidiary Stock or Partnership Interests.

      1.2   Sale, Transfer and Assignment of Joint Venture Interests.

            Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, ITTI shall or shall cause the applicable Entity Sellers and any nominee holders therefor to sell, assign, transfer, convey and deliver to Purchaser and/or the respective Designated Entity Purchasers, and Purchaser shall or shall cause the applicable Designated Entity Purchasers to purchase and acquire, all the Joint Venture Interests held by ITTI and/or the Entity Sellers together with all ITTI's or the applicable Entity Seller's, as the case may be, right, title and interest in and to the applicable partnership agreement, joint venture agreement, limited liability company agreement or similar agreement governing such Joint Venture (each a "Joint Venture Agreement"). Schedule 1.2 lists the conveyance documents to be executed, delivered and/or filed at Closing in connection with each transfer comprising the Joint Venture Purchase.

                                   ARTICLE II

                  SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

      2.1   Sale of Assets

            Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, ITTI shall or shall cause the Asset Sellers to sell, assign, transfer, convey and deliver to Purchaser and/or the respective Designated Asset Purchasers, and Purchaser shall or shall cause the applicable Designated Asset Purchasers to purchase and acquire, all of the Asset Sellers' right, title and interest in the Purchased Assets.

            As of the Closing, risk of loss as to the Purchased Assets shall pass from the Asset Sellers to Purchaser except as may otherwise be provided herein.

      2.2   Assumption of Liabilities; Excluded Liabilities

            Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, Purchaser shall assume and shall agree to pay, perform and discharge when due, all liabilities and obligations of the Asset Sellers relating to the Business or the Purchased Assets other than the Excluded Liabilities (as defined below), whether fixed, absolute, matured, unmatured, accrued or contingent, now existing or arising after the date hereof, including all liabilities and obligations under the Contracts assigned pursuant to Section 2.1 to the extent such Contracts are assigned, including to the extent such liabilities and obligations are unpaid, undelivered or unperformed on the Closing Date (the "Assumed Liabilities"). It is expressly agreed that the Asset Sellers will retain, and neither Purchaser nor any of its Subsidiaries shall assume, the liabilities described in Exhibit E (collectively, the "Excluded Liabilities").

      2.3   Transfer of Purchased Assets and Assumed Liabilities

            (a) At the Closing, the patents and patent applications included in the Purchased Assets shall be assigned to one or more Designated Asset Purchasers by one of ITT Automotive, Inc., ITT Industries, Inc., ITT Manufacturing Enterprises, Inc. or ITT Automotive Europe GmbH & Co. KG (the "Patent Asset Sellers"), each of whom own certain of such patents and patent applications, by delivery of a single assignment document which: (i) recites all of the patents and patent applications included in the Purchased Assets, (ii) is signed by each of the Patent Asset Sellers, and (iii) makes a general assignment of each signatory's right, title and interest in the recited patents and patent applications.

            (b) The other Purchased Assets shall be sold, conveyed, transferred, assigned and delivered, and the Assumed Liabilities shall be assumed, pursuant to transfer and assumption agreements or other instruments in such form as is necessary to effect a conveyance of the Purchased Assets and an assumption of the Assumed Liabilities in the jurisdictions in which such transfers are to be made, and which shall be reasonably satisfactory to Purchaser and ITTI, to be executed (upon the terms and subject to the conditions hereof) on the Closing Date by the respective Asset Seller and the respective Designated Asset Purchaser, and such other conveyance and assumption documents as may be required in such jurisdictions. Schedule 2.3 lists the conveyance and assumption documents to be executed, delivered and/or filed at Closing in connection with the Asset Purchase in each such jurisdiction.

      2.4   Required Consents

            Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, conveyance, transfer, assignment or delivery or attempted sale, conveyance, transfer, assignment or delivery to any Designated Purchaser or any Electrical Company of any Transferred Subsidiary Stock, any Joint Venture Interest or any Purchased Asset (including any Contract) or other Contract is prohibited by any applicable law or would require any governmental or third-party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery, or an attempted sale, conveyance, transfer, assignment or delivery thereof if any of the foregoing would constitute a breach of applicable law or the rights of any third party; provided, however, that, except to the extent that a condition to closing set forth in Article

VII relating to the foregoing shall not be satisfied, the Closing shall occur notwithstanding the foregoing on the terms set forth herein. Following the Closing, the parties shall use their reasonable best efforts, and shall cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither ITTI nor Purchaser nor any of their respective Affiliates shall be required to pay any consideration for such authorizations, approvals, consents or waivers, other than filing, recordation or similar fees payable to any Governmental Authority, which fees shall be shared equally by ITTI and Purchaser, except that any such fees required to be paid in connection with the Pro Forma Transactions (as defined in Section 6.7) or the German Reorganization (as defined in Section 6.8) shall be paid exclusively by ITTI. Pending or in the absence of such authorization, approval, consent or waiver, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to the respective Designated Purchaser or Electrical Company the benefits and liabilities of use of such Joint Venture Interest, Purchased Asset or Contract. If such authorization, approval, consent or waiver for the sale, conveyance, transfer, assignment or delivery of any such Joint Venture Interest or Purchased Asset is obtained, ITTI shall cause the applicable Entity Seller or Asset Seller, as the case may be, to promptly convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, such Joint Venture Interest or Purchased Asset to such Designated Purchaser or Electrical Company. In the event that any Joint Venture Interest cannot be transferred because another party in such Joint Venture shall have exercised preemptive rights in respect of such Joint Venture Interest, the Purchase Price shall be reduced by an amount equal to the portion of the Purchase Price allocable to such Joint Venture Interest in accordance with Exhibit I (if any), less the book value of such Joint Venture Interest (provided, however, that in no event shall such amount be a negative number), and the book value of such Joint Venture Interest shall not be included in calculating the Closing Adjusted Net Worth.

                                   ARTICLE III

                         PURCHASE PRICE AND ADJUSTMENTS

      3.1 Purchase Price The aggregate purchase price for the Transferred Subsidiary Stock, the Partnership Interests, the Purchased Assets and the Joint Venture Interests shall be an amount (the "Purchase Price") equal to U.S.$1,700,000,000 (one billion, seven hundred million U.S. dollars) (the "Initial Purchase Price") plus or minus the difference between the Closing Adjusted Net Worth (as defined in Section 3.3(a)(i)(C)) and the Target Net Worth.

      3.2 Payment of Purchase Price. On the Closing Date, Purchaser shall pay to ITTI the Initial Purchase Price. Such amount shall be payable in United States dollars in immediately available federal funds to such bank account or accounts, in the United States, as shall be designated by ITTI no later than the second Business Day prior to the Closing.

      3.3   Determination of Closing Adjusted Net Worth.

            (a) Closing Adjusted Net Worth shall be determined following the Closing Date as follows:

            (i) As soon as practicable after the Closing Date, but in no event later than 90 days thereafter, ITTI shall prepare and deliver to Purchaser an adjusted consolidated balance sheet (the "Closing Balance Sheet") which shall be presented in the same three-column format as the Reference Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with the same accounting principles, procedures, policies and methods that were employed in preparing the Financial Statements and shall present:

                  (A) in column 1, a consolidated balance sheet of the shareholders' (or partnership holders') equity in the Transferred Subsidiaries, the Entity Sellers' equity in the Joint Ventures and the assets and liabilities of the Asset Sellers in respect of the Business as of immediately prior to the Closing;

                  (B) in column 2, (1) (x) the assets of the Electrical Companies in column 1 which are retained by the Sellers in accordance with the terms of this Agreement (collectively, the "Excluded Electrical Company Assets") and, if owned by ITTI as of the Closing Date, the assets with respect to ITTI's operations in Ehingen, Germany and Nueva Laredo, Mexico (the "Discontinued Businesses"), as shown on Annex 1 to Exhibit F, and (y) the assets of the Asset Sellers in column 1 which are not Purchased Assets and (2) (x) the liabilities of the Electrical Companies in column 1 which are set forth on Exhibit H and all other liabilities of the Electrical Companies in column 1 that are for the account of the Sellers in accordance with the terms of this Agreement (collectively, the "Excluded Electrical Company Liabilities") and, if owned by ITTI as of the closing date, the liabilities with respect to the Discontinued Businesses, as shown on Annex 1 to Exhibit F, and (y) the liabilities of the Asset Sellers in column 1 which are Excluded Liabilities; and

                  (C) in column 3, an amount equal to the amount in column 1 less the amount in column 2 (the "Closing Adjusted Net Worth").

                  Columns 1 and 3 of the Closing Balance Sheet shall present fairly in all material respects the shareholders' (or partnership holders') equity in the Transferred Subsidiaries, the Entity Sellers' equity in the Joint Ventures and the assets and liabilities of the Asset Sellers in respect of the Business as of the Closing Date and the

      Closing Adjusted Net Worth, respectively, in conformity with United States generally accepted accounting principles applied on a basis consistent with the Financial Statements ("GAAP") (subject to the provisions of Section 3.3(b)). Purchaser shall cooperate fully with ITTI in the preparation of the Closing Balance Sheet. The Closing Balance Sheet shall be accompanied by the unqualified opinion of Arthur Andersen LLP ("ITTI's Accountants") that column 1 of the Closing Balance Sheet presents fairly in all material respects the shareholders' (or partnership holders') equity in the Transferred Subsidiaries, the Entity Sellers' equity in the Joint Ventures and the assets and liabilities of the Asset Sellers in respect of the Business as of the Closing Date in conformity with GAAP (subject to the provisions of Section 3.3(b)), except for the absence of any notes thereto. Without limiting the generality of the foregoing, Purchaser shall provide ITTI and its representatives with reasonable access, during normal business hours, to the facilities, personnel and accounting records of the Business, to the extent reasonably necessary to permit ITTI to prepare the Closing Balance Sheet.

            (b) In computing the Closing Adjusted Net Worth the parties shall assume that the Business will continue as a going concern at the locations being transferred to Purchaser pursuant to this Agreement.

            (c) Purchaser may dispute the Closing Adjusted Net Worth as shown on the Closing Balance Sheet by notifying ITTI in writing within 30 days after receipt of the Closing Balance Sheet. During such 30-day period employees of Purchaser and its accountants shall be entitled to access to ITTI's and ITTI's Accountants' work papers prepared in connection with the Closing Balance Sheet and shall be entitled to review and discuss such work papers with ITTI and ITTI's Accountants. Any notice delivered in accordance with this
Section 3.3(c) shall specify in reasonable detail the nature of any disagreement so asserted, which disagreement shall not relate to the principles, policies, methods and procedures underlying such calculation (so long as such principles, policies, methods and procedures are in accordance with GAAP and are not inconsistent with those used in preparing the Financial Statements). If Purchaser does not so notify ITTI within such period, the Closing Adjusted Net Worth as shown on the Closing Balance Sheet shall be final, binding and conclusive on the parties. If Purchaser does so notify ITTI, Purchaser and ITTI and their respective accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto.

            (d) If Purchaser and ITTI are unable to reach a resolution with respect to all of the items specified in the notice referred to in Section 3.3(c) within 20 days after the date of receipt by ITTI of such notice, then either party may submit the items remaining in dispute for resolution to an accounting firm of international recognition mutually acceptable to Purchaser and ITTI (the "Independent Accounting Firm"), which shall, within 20 days after such submission or such longer period as the Independent Accounting Firm may reasonably require, determine and report to ITTI and Purchaser upon such remaining disputed items, and such determination shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm shall be borne half by Purchaser and half by ITTI.

      3.4   Settlement of Purchase Price.

            (a) If the Closing Adjusted Net Worth as finally determined pursuant to Section 3.3(c) or (d) exceeds the Target Net Worth, Purchaser shall, within five Business Days after such final determination, pay such excess to ITTI.

            (b) If the Closing Adjusted Net Worth as finally determined pursuant to Section 3.3(c) or (d) is less than the Target Net Worth, ITTI shall, within five Business Days after such final determination, pay such difference to Purchaser.

            (c) The party making such payment pursuant to Section 3.4(a) or 3.4(b), as the case may be, shall pay interest thereon to the other party for the period from the Closing Date to the date of payment at the London Inter-Bank Offer Rate ("LIBOR") for six month deposits in U.S. dollars as quoted on Telerate Page 3750 on the Closing Date plus 25 basis points. Payment of such excess (or difference) and interest thereon shall be made by wire transfer in immediately available funds to such account or accounts as are designated in writing by the party entitled to receive such payment no later than the second Business Day prior to the date on which such payment is due. No item forming the basis of any adjustment pursuant to this Section 3.4 shall serve as the basis for any claim for indemnification under Article IX.

      3.5   Allocation of Purchase Price.

            The Purchase Price allocations among the Purchased Assets, Transferred Subsidiaries and the Joint Ventures shall be made in a manner consistent with the allocations set forth on Exhibit I. For the purposes of all Taxes, Purchaser and ITTI agree to report the transactions contemplated by this agreement in a manner consistent with the allocations under this Section 3.5 and
Exhibit I, and that none of them will take any position inconsistent with such allocations on any Tax Return, in any refund claim, in any litigation, or otherwise, without the consent of the other party except as required by a final "determination" within the meaning of Section 1313 of the Code.

            Purchaser shall prepare an allocation schedule of Purchase Price and Assumed Liabilities among the classes of Purchased Assets, along with the first draft of Internal Revenue Service Form 8594, and any similar form required by any foreign jurisdiction which is necessitated by the transactions contemplated by this Agreement with respect to the Purchased Assets, which shall be sent to ITTI at the earlier of (i) 30 days following agreement between the parties as to the Closing Balance Sheet or (ii) 90 days prior to the due date, including extensions, for filing the federal income tax return for the taxable year in which the Closing takes place. Within 30 days after the receipt of such allocation schedule and Form 8594, ITTI shall propose any changes to such allocation schedule and Form 8594 or shall indicate its concurrence therewith, which concurrence will not be unreasonably withheld.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ITTI

      ITTI represents and warrants to Purchaser as follows:

      4.1   Corporate Existence

            Each of the Sellers, the Electrical Companies and the Joint Ventures is duly organized and validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization. Each of the Sellers, the Electrical Companies and the Joint Ventures (a) has the requisite corporate, partnership or similar power and authority to own, lease and operate its properties and assets, including in the case of the Asset Sellers the properties and assets included in the Purchased Assets, and to carry on the Business as the same is now being conducted, and (b) is duly authorized, qualified or licensed to do business in every jurisdiction wherein, by reason of the nature of the Business, the same is required, except in each of clauses (a) and (b) where the failure of the foregoing to be true and correct would not, individually or in the aggregate, (i) result in Business Losses in excess of an amount equal to US$5,000,000, (ii) have a material adverse effect on the business, operations, assets or financial condition of the Business, taken as a whole, or (iii) have a material adverse effect on the ability of ITTI to consummate the transactions contemplated hereby (any of clause (i), (ii) or (iii) a "Business Material Adverse Effect").

      4.2   Corporate Authority

            This Agreement and the other agreements, instruments and documents to be executed, delivered and/or filed in connection herewith (collectively with this Agreement, the "Transaction Documents") by ITTI and the other Sellers and the consummation of the transactions contemplated hereby and thereby involving such persons have been or, in the case of the other Sellers and the Transaction Documents other than this Agreement, will be prior to the Closing, duly authorized by the Board of Directors (or a duly authorized committee or representative thereof) of ITTI, and will be duly authorized by such other Sellers, by all requisite corporate, shareholder, partnership or other action prior to the Closing, and each of the Sellers has or will have at or prior to the Closing full power and authority to execute, deliver and/or file the Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by ITTI, and the other Transaction Documents will be duly executed, delivered and/or filed by each of the Sellers party thereto and this Agreement constitutes, and each of the other Transaction Documents when so executed, delivered and/or filed will constitute, a valid and legally binding obligation of ITTI and/or the applicable Seller party thereto, enforceable against it in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as otherwise set forth on Schedule 4.2. Except (a) for required filings under the HSR Act, European Union merger control and any other applicable laws or regulations relating to antitrust or competition (collectively, "Antitrust Regulations"), (b) the filing of this Agreement with the Securities and Exchange Commission and (c) as set forth in Schedule 4.2, the execution, delivery and/or filing of this Agreement and the other Transaction Documents by ITTI and/or each of the Sellers party thereto and the consummation by ITTI and each of the Sellers of the transactions contemplated hereby and thereby will not (i) violate or conflict with any provision of the respective certificate of incorporation or by-laws or similar organizational documents of ITTI or any Seller, (ii) result in any breach or constitute any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, or result in the creation of any pledge, lien, claim, charge, security interest, option or other encumbrance (collectively, "Liens") under, any Disclosed Contract or any license or permit to which ITTI or any Seller is subject or is a party, or (iii) violate, conflict with or result in any breach under any provision of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ITTI or any of the Sellers or any of their respective properties or assets, except, in the case of clauses (ii) and (iii), to the extent that any such breach, default, termination, cancellation, acceleration, loss or Lien would not, individually or in the aggregate, have a Business Material Adverse Effect.

      4.3 Electrical Company Stock, Partnership Interests and Joint Venture Interests

            Except as set forth in Schedule 4.3 hereto, all of the outstanding shares of capital stock of or partnership interests in the Electrical Companies (the "Electrical Company Stock"), including the Partnership Interests and the Joint Venture Interests, have been validly issued and, to the extent applicable, are fully paid and nonassessable and are owned by ITTI and/or one or more of the Sellers free and clear of all Liens, except for the liabilities, if any, of general partners with respect to Electrical Companies in partnership form.
Schedule 4.3 sets forth as of the date of this Agreement and as of the Closing Date, for each of the Electrical Companies and the Joint Ventures the authorized capital stock, the number of shares of outstanding capital stock or the nominal amount of the shares or the fixed partnership capital outstanding (and, with respect to SWF Auto-Electric GmbH & Co. KG ("SWF"), the type and number of partner accounts), as the case may be, the number of shares of such outstanding capital stock or partnership capital owned by ITTI and its Subsidiaries and the name of each such owner. There are no outstanding options, warrants, calls or other rights of any kind relating to the sale, transfer, registration, issuance or voting of any Electrical Company Stock, including any Partnership Interests or any Joint Venture Interests, or any securities convertible into or exercisable or exchangeable for shares of Electrical Company Stock, including any Partnership Interests or any Joint Venture Interests. There are no "phantom stock" or other rights to participate in the revenues, profits, assets or equity (or the value thereof) of any Electrical Company or any Joint Venture ("Equity Equivalents") which have been issued, granted or entered into by ITTI or any of the Electrical Companies or the Joint Ventures, or any securities convertible into or exercisable or exchangeable for or evidencing the right to purchase any Electrical Company Stock, including any Partnership Interests, Joint Venture Interests or Equity Equivalents.

      4.4   Governmental Approvals and Consents

            Neither ITTI nor any Seller is subject to any order, judgment or decree which would prevent the consummation of the Purchase. No claim, legal action, suit, arbitration, governmental investigation, action or other legal or administrative proceeding is pending or, to the knowledge of ITTI, threatened against ITTI or any Seller which would enjoin or delay the consummation of the Purchase. Except as set forth in Schedule 4.4 hereto and except for any consents required under any Antitrust Regulations, no consent, approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any United States or foreign, federal, state, provincial, municipal or local government, court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or instrumentality ("Governmental Authority"), is required on the part of ITTI or any Seller in connection with the execution, delivery and/or filing of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, orders or authorizations, licenses or permits, filings or notices which have been obtained and remain in full force and effect and those with respect to which the failure to have obtained or to remain in full force and effect would not, individually or in the aggregate, have a Business Material Adverse Effect.

      4.5   Financial Statements

            (a) Schedule 4.5 contains copies of the unaudited pro forma consolidated balance sheets of the Business as of December 31, 1996 and December 31, 1997 and the related consolidated statements of income for the fiscal years ended on such dates (collectively, the "Financial Statements"). The Financial Statements present fairly in all material respects the financial condition and the results of operations of the Business as of such dates and for such periods in accordance with GAAP, consistently applied, except that they will not include all of the information required to be included in the footnotes required by GAAP.

            (b) ITTI makes no representation with respect to any financial information delivered to Purchaser other than as contained in or pursuant to this Agreement.

      4.6   Absence of Certain Changes

            Except as set forth in Schedule 4.6 or as otherwise permitted pursuant to this Agreement, since December 31, 1997, (i) the Business has been conducted in all material respects in the ordinary course and in substantially the same manner as previously conducted and (ii) there has been no material adverse effect on the business, operations, assets or financial condition of the Business, taken as a whole (a "Seller Material Adverse Effect"), other than as a result of the public announcement of ITTI's intent to sell the Business (including the announcement of ITTI's intent to sell the Business to Purchaser), of any actions taken by Purchaser pursuant to Section 6.2(a), or of changes in prevailing interest rates, in general economic conditions affecting the industry in which the Business operates, in law or applicable regulations or the official interpretations thereof or in GAAP.

      4.7   Properties

            (a) The Electrical Companies and the Asset Sellers have, or at the Closing will have, good title to the personal property owned by the Electrical Companies or by the Asset Sellers in respect of the Business, free and clear of all Liens, except (i) as disclosed in the Financial Statements, (ii) Liens for taxes, assessments and other governmental charges not yet due and payable or, if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed and for which the Electrical Companies or the Asset Sellers have established appropriate reserves to the extent required by GAAP, (iii) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like Liens, including all statutory Liens, arising or incurred in the ordinary course of business and (iv) Liens that do not materially affect the value or use of the underlying asset or Liens which would not have a Business Material Adverse Effect (such Liens, charges and encumbrances described in clauses (i) through (iv) hereof are referred to herein as "Permitted Liens"). All personal property in active use by the Business is in good working order, ordinary wear and tear excepted, other than obsolete items, except to the extent that any failure to be in good working order would not have a Business Material Adverse Effect.

            (b) Schedule 4.7(b) contains a list of all material real property and material interests in real property owned by the Electrical Companies or the Asset Sellers in respect of the Business ("Owned Real Property") or leased by the Electrical Companies or the Asset Sellers in respect of the Business as lessee or lessor ("Leased Real Property" and, together with Owned Real Property, the "Real Property"), including all buildings, structures and other improvements situated thereon. Schedule 4.7(b) sets forth a list of all material leases for any

Leased Real Property. Except with respect to Real Property situated in the United States, which will be addressed in accordance with Section 6.9, and except as set forth in Schedule 4.7(b):

            (i) the Electrical Companies or the Asset Sellers have full and unrestricted title in, and possession of, or an unrestricted title to, the Owned Real Property;

            (ii) the Electrical Companies or the Asset Sellers have not disposed of, or taken any steps to dispose of, the Owned Real Property and are not under any commitment to dispose of it in whole or in part; and

            (iii) the Owned Real Property is not subject to any material Liens and no application for the registration of any material Liens has been filed, nor have the Electrical Companies or the Asset Sellers granted, or are committed to grant, any such material Liens or are committed to subject the Owned Real Property to any such material Liens. All mortgages listed in Schedule 4.7(b) secure only liabilities of the Business which are not Excluded Liabilities or otherwise retained for the account of the Sellers; proper releases are available for all Mortgages that no longer secure any underlying debt.

      4.8   Contracts

            (a) Except as otherwise disclosed in Schedules 4.7(b) (Owned and Leased Real Property), 4.10(a) (Intellectual Property Rights), 4.10(b) (Licenses), 4.13 (Employment Benefits) and 4.15 (Labor Matters) (the "Covered Schedules") and Schedule 4.8, there are no commitments, contracts or groups of related contracts, indentures and agreements, evidenced in writing, to which any Electrical Company or to which any Asset Seller in respect of the Business is a party or by which any Electrical Company or any Asset Seller in respect of the

Business is bound that relates to the Business (hereinafter "Contracts") that
(i) involve or are reasonably likely to involve payment, or the provision of goods or services, by any Electrical Company or Asset Seller or to any Electrical Company or Asset Seller in each case of more than US$20,000,000 in the aggregate in the case of any individual Contract or group of related Contracts, (ii) involve obligations of any Electrical Company, or any Asset Seller in respect of the Business, for borrowed money or to maintain deposits or advances of any kind or evidenced by bonds, debentures, notes or similar instruments or guarantees or capital lease obligations or any other obligations upon which interest charges are customarily paid, other than those entered into in the ordinary course of business or those that involve commitments to lend or borrow, in each case individually or in the aggregate, not in excess of US$10,000,000, (iii) involve any non-compete agreement or exclusive distributorship arrangement that will be applicable to any Electrical Company or any Designated Asset Purchaser in respect of the Business following the Closing or (iv) constitute material joint venture or partnership agreements, in any of the foregoing cases, excluding intercompany payables to be capitalized effective as of the Closing Date pursuant to Section 6.7(b). Contracts disclosed or required to be disclosed in the Covered Schedules or in Schedule 4.8 are hereafter referred to as the "Disclosed Contracts".

            (b) ITTI has furnished or made available to Purchaser a true and correct copy of each Disclosed Contract. Each Disclosed Contract and each other Contract is valid and in full force and effect according to its terms, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Business Material Adverse Effect, and the Electrical Companies and the Asset Sellers that are parties thereto are not in default or breach under any such Disclosed Contract or other Contract, except where such default or breach would not, individually or in the aggregate, have a Business Material Adverse Effect. To the knowledge of ITTI, no other party to any Disclosed Contract or other Contract is in default thereunder or in breach thereof, except where such default or breach would not, individually or in the aggregate, have a Business Material Adverse Effect.

            (c) Notwithstanding anything to the contrary contained herein, the representations contained in this Section 4.8 shall not be deemed to have been breached or otherwise rendered untrue or incorrect as a result of the failure to itemize any Contract entered into subsequent to the date hereof in conformity with Section 6.1 or otherwise in the ordinary course of business. In order to assist Purchaser in determining whether any such Contract has been entered into in conformity with Section 6.1 or otherwise in the ordinary course of business, ITTI will, at least one Business Day prior to the Closing, provide Purchaser with a list of any such Contracts.

      4.9   Litigation.

            Except as set forth in Schedules 4.9 and 4.10(c), as of the date of this Agreement, there are no actions, suits, proceedings or investigations pending or, to the knowledge of ITTI, threatened in law or in equity, or before any Governmental Authority, against any Electrical Company or any Asset Seller in respect of the Business which (a) involve claims for damages in excess of US$10,000,000 or (b) are reasonably likely to result in liability for such Electrical Company or Asset Seller that would, individually or in the aggregate, have a Seller Material Adverse Effect.

      4.10  Intellectual Property Rights.

            (a) As of the date of this Agreement, Schedule 4.10(a) contains a list of all the patents, copyright registrations, mask work registrations and applications therefor included in the Purchased Assets, a list of all of the trademark and service mark registrations and applications therefor owned by the Electrical Companies and a list of all Contracts involving licenses granted by the Sellers or any of their Subsidiaries to any third party with respect to any item of Intellectual Property included in the Purchased Assets. The list of patents, copyrights registrations, mask work registrations, trademark and service mark registrations and applications therefor identify the jurisdictions in which each such item has been issued or registered or in which any such application for such issuance or registration has been filed or made (including the official number or other identifier of such issuance, registration or application therefor).

            (b) As of the date of this Agreement, Schedule 4.10(b) contains a list of all Contracts that grant a license for the use of Intellectual Property (other than for the use of software) to any Electrical Company or Asset Seller in respect of the Business.

            (c) As of the date of this Agreement, except as set forth in
Schedule 4.10(c): (i) within the past five years there has been no claim made against any Seller asserting the invalidity, misuse or unenforceability of any of the Intellectual Property included in the Purchased Assets or challenging any Seller's right to the use or ownership of any of such Intellectual Property,
(ii) within the past five years there have not been any charges of infringement or misappropriation of any Intellectual Property of any third party relating to the operation of the Business and (iii) to the knowledge of ITTI, the current conduct of the Business by ITTI, the Entity Sellers and the Asset Sellers in respect of the Business does not, and the conduct of the Business as currently planned by ITTI, the Entity Sellers and the Asset Sellers in respect of the Business for the next three years will not, infringe or misappropriate any Intellectual Property rights of any third party.

            (d) As of the date of this Agreement, except as set forth on
Schedule 4.10(c), to the knowledge of ITTI, each of the patents, copyright and mask work registrations listed in Schedule 4.10(a) are valid and subsisting (except for those that have expired or for which maintenance fees have not been paid as determined in the ordinary course of business) and each of the trademark and service mark registrations or applications therefor listed on Schedule 4.10(a) have been duly registered with, filed in or issued by the proper government office for such registration, filing or issuance and each such registration or issuance is valid and subsisting.

            (e) To the knowledge of ITTI, except as set forth in Schedule 4.10(c) and except for licensed use of computer software, the Transferred Intellectual Property (as defined below) constitutes all of the Intellectual Property necessary for the conduct of the Business as (i) currently conducted by ITTI, the Electrical Companies, the Entity Sellers and the Asset Sellers in respect of the Business and (ii) planned to be conducted with respect to the manufacture and sale, within three years after the date hereof, of products currently under development by ITTI, the Electrical Companies, the Entity Sellers and/or the Asset Sellers in respect of the Business. As used herein, the "Transferred Intellectual Property" means, collectively, all Intellectual Property owned by the Electrical Companies, all Intellectual Property included in the Purchased Assets and listed in Schedule 4.10(a), all Intellectual Property licensed to the Electrical Companies pursuant to Section 6.15 and all Intellectual

Property licensed to the Electrical Companies and the Asset Sellers in respect of the Business (other than for the use of computer software) listed in Schedule 4.10(b).

      4.11  Insurance.

            Schedules 4.11(a) and (b) collectively set forth the material insurance policies owned or held directly by the Electrical Companies or the Asset Sellers solely relating to the Business. Schedule 4.11(b) sets forth such insurance policies with respect to which ITTI bears the ultimate risk of all or part of loss.

      4.12  Tax Matters.

            Except as set forth in Schedule 4.12:

            (a) Each of the Electrical Companies and the Asset Sellers have duly filed all Tax Returns on a timely basis (after giving effect to any valid extension of time in which to make such filings) that it is required to have filed on or before the Closing Date and all such Tax Returns are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Tax Returns by applicable Federal, state, local or foreign Tax laws, regulations or rules.

            (b) Each of the Electrical Companies and the Asset Sellers have paid all amounts due in respect of Taxes (whether or not actually shown on the Tax Returns).

            (c) No waivers of statute of limitations have been given or requested with respect to the Tax Returns covering any Electrical Company with respect to any Taxes payable by it.

            (d) There are no material liens for Taxes upon the Purchased Assets, other than with respect to Taxes not yet due and payable and for which the Electrical Companies or the Asset Sellers have established appropriate reserves.

            (e) None of the Electrical Companies is a party to any Tax allocation or sharing agreement pursuant to which it will have any obligation to make any payments after the Closing.

            (f) Each of the Electrical Companies has, or has caused to be, duly and timely withheld from or on behalf of its respective employees, all income, social security, unemployment insurance and other employment taxes or obligations of any kind whatsoever and has either paid over to the appropriate taxing authority, or set aside, all material amounts required to be collected or withheld.

            (g) As of the date of this Agreement, no deficiency for any material Tax has been assessed with respect to any of the Electrical Companies, which has not been paid in full. There are no pending audits with respect to Taxes of any of the Electrical Companies, nor have the Electrical Companies received any written notice from any taxing authority that it intends to conduct such an audit.

            (h) No Electrical Company has any liability for the Taxes of any person (other than any of the Electrical Companies) under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local or foreign law).

            (i) The Electrical Companies have furnished or made available to Purchaser complete and accurate copies of all Tax Returns (and any amendments thereto) filed by the Electrical Companies for tax years ending 1995 through 1996.

            (j) No Tax is required to be withheld pursuant to section 1445 of the Code as a result of any of the transfers contemplated by this Agreement.

            (k) No consent has been filed relating to the Electrical Companies pursuant to section 341(f) of the Code.

            (l) None of the assets owned by the Electrical Companies or the Joint Ventures, and none of the assets subject to the Asset Purchase is property that is required to be treated as owned by any other person pursuant to section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, is "tax-exempt use property" within the meaning of section 168(h) of the Code or is "tax-exempt bond financed property" within the meaning of section 168(g) of the Code.

            (m) There is no plan, agreement, arrangement or other contract covering any employee or independent contractor (who is subject to United States tax law) of the Electrical Companies that could, individually or in the aggregate, result after the Closing (taking into account the transactions covered by this Agreement) in the payment of any "excess parachute payments" within the meaning of section 280G of the Code, or any other payment which is non-deductible for federal income tax purposes under the Code.

      4.13 Employment and Benefits. Defined terms used in this Section 4.13 not defined elsewhere in this Agreement or not defined in this Section 4.13 are as defined in Section 6.6(a).

            (a) U.S. Employee Benefit Arrangements. Schedule 4.13(a) sets forth a list of all U.S. Employee Benefit Arrangements. True and complete copies of each written U.S. Employee Benefit Arrangement and a written summary of the material terms of each oral U.S. Employee Benefit Arrangement have been provided to Purchaser by ITTI.

            (b) U.S. Employee Benefit Arrangements - United States. With respect to the United States, except as disclosed on Schedule 4.13(b), each U.S. Employee Benefit Arrangement listed on Schedule 4.13(a) is in material compliance with the applicable provisions of ERISA, with its governing documents, the applicable provisions of the Code, and all other applicable laws.

            (c) Prohibited Transactions - United States. With respect to the United States, except as disclosed on Schedule 4.13(c), no U.S. Pension Plan or U.S. Welfare Plan, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction which might subject such U.S. Pension Plan or U.S. Welfare Plan, or trustee or administrator thereof, or any party dealing with such U.S. Pension Plan or U.S. Welfare Plan, to the tax or penalty or prohibited transactions imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA.

            (d) Termination and Reportable Events - United States. With respect to the United States, except as disclosed on Schedule 4.13(d), since September 2, 1974, no U.S. Pension Plan subject to Title IV of ERISA has been completely or partially terminated, nor to the best knowledge of ITTI has there been any filing of any notice of intent to terminate under Section 4041 of ERISA or any other receipt by ITTI or any of its Subsidiaries notice of the institution by the Pension Benefit Guaranty Corporation of any proceeding under Section 4042 of ERISA involving a U.S. Pension Plan, nor has there been any reportable event, as such term is defined in Section 4043 of ERISA, with respect to any such U.S. Pension Plan since the effective date of Section 4043 nor has there been any "Event" within the meaning of Section 4062(e) of ERISA.

            (e) Funding and Qualification - United States. With respect to the United States, except as disclosed on Schedule 4.13(e), (i) no U.S. Pension Plan or associated trust has incurred any accumulated funding deficiency, as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of Section 412; (ii) all contributions required to be made to the U.S. Hourly Pension Plans on or prior to the Closing Date shall have been paid by the date due or accrued on the Closing Balance Sheet; and (iii) each U.S. Pension Plan has been determined by the Internal Revenue Service to be qualified within the meaning of Section 401(a) of the Code, and has been administered in material compliance with ERISA and the Code, and nothing has occurred which would adversely affect the qualified status of any U.S. Pension Plan.

            (f) No Multiemployer Plan - United States. With respect to the United States, except as disclosed on Schedule 4.13(f) as of the Closing Date, ITTI does not maintain or contribute to and for the immediately preceding five years has not maintained or contributed to any multiemployer plan or multiple employer plan as defined in ERISA with respect to any U.S. Business Employee or any U.S. Former Business Employee.

            (g) Reports and Disclosure - United States. With respect to the United States, except as disclosed on Schedule 4.13(g), all material reports and documents with respect to the U.S. Pension Plans and the U.S. Welfare Plans that are required by ERISA to be filed or distributed have been timely filed or distributed.

            (h) Continuation Coverage - United States. With respect to the United States, except as disclosed on Schedule 4.13(h), with respect to the U.S. Business, ITTI is in material compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and all other laws which require the continuation of benefit coverage upon the happening of certain events, such as the termination of employment or change in beneficiary or dependent status.

            (i) Mexico Employee Benefit Arrangements.

            (i) With respect to Mexico, Schedule 4.13(i) set forth a list of all Mexico Employee Benefit Arrangements. True and complete copies of each written Mexico Employee Benefit Arrangement and a written summary of the material terms of each oral Mexico Employee Benefit Arrangement have been provided to Purchaser by ITTI.

            (ii) With respect to Mexico, each Mexico Employee Benefit Arrangement listed in Schedule 4.13(i) has been maintained in compliance in all material respects in accordance with its terms and in compliance with the requirement of all laws, statutes and regulations applicable thereto.

            (iii) With respect to Mexico, with respect to each Mexico Employee Benefit Arrangement listed on Schedule 4.13(i), there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of ITTI, threatened against any such Mexico Employee Benefit Arrangement, ITTI, any Electrical Company, any Asset Seller or the assets of any such Mexico Employee Benefit Arrangement by any governmental agency or by or otherwise involving any current or former employee of any Electrical Company or Asset Seller or their predecessors which are reasonably likely to have a Business Material Adverse Effect.

            (j) European Employees.

                  (i) There are no material deviations in the employment conditions of the European employees in the Business from applicable law and collective bargaining agreements, except as disclosed on Schedule 4.13(j).

                  (ii) Schedule 4.13(j) sets forth a complete and accurate list of (x) all material shop agreements (Betriebsvereinbarungen or, outside of Germany, equivalent collective agreements) applicable to the European employees and (y) all pension plans, other than state or statutory social security, applicable to the European employees.

            (k) General Matters Respecting Employee and Employee Benefit Arrangements.

                  (i) Except as disclosed on Schedule 4.13(k)(i), there are no actions, suits, claims pending (other than routine claims for benefits) or, to the knowledge of ITTI, threatened against any Employee Benefit Arrangement, ITTI, any Electrical Company, any Asset Seller in respect of the Business or the assets of any Employee Benefit Arrangement by any Governmental Authority or by or otherwise involving any current or former employee of any Electrical Company or Asset Seller or their predecessors which are reasonably likely to have a Seller Material Adverse Effect.

                  (ii) Except as disclosed on Schedule 4.13(k)(ii), the execution of this Agreement and the consummation of the transactions contemplated hereby, either alone or in connection with another event, will not, by contract, operation of law or otherwise, (i) entitle any employee or former employee of any Electrical Company or any Asset Seller in respect of the Business or their predecessors or Affiliates to any payment or other employment right or benefit; (ii) increase the amount of compensation or benefits of any such employee or former employee; or (iii) accelerate the exercisability or vesting of any compensation, stock incentive or other benefit.

                  (iii) With respect to the United States, except for obligations under collective bargaining agreements (none of which, except as disclosed on Schedule 4.13(k)(iii), survive the expiration of such collective bargaining agreement) and except for restrictions under Section 411(d)(6) of the Code, and except as disclosed on Schedule 4.13(k)(iii), ITTI or its

Affiliates, as applicable, have the right to amend, modify or terminate each of the Employee Benefit Arrangements in accordance with and subject to the terms of such Employee Benefit Arrangement, and the transactions contemplated hereunder shall not diminish the right to amend, modify or terminate of Purchaser and its Affiliates with respect to any such arrangements that it is assuming hereunder, by operation of law or otherwise.

            (iv) With respect to Germany, the total workforce of the Business immediately following the German Reorganization will not exceed 4876 persons (plus or minus 10%) including up to 30 persons in Frankfurt, not including increases in the workforce in the ordinary course of business.

            (v) With respect to Germany, ITTI shall provide to Purchaser, prior to the Germany hive-down, a list of the employees and former employees included in the Germany hive-down.

      4.14  Compliance with Laws

            Except as may be indicated in Schedule 4.14, the Business is conducted by the Electrical Companies and the Asset Sellers in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for such violations or failures so to comply, if any, that, individually or in the aggregate, would not have a Business Material Adverse Effect.

      4.15  Labor Matters.

            Except as described in Schedule 4.15, no Electrical Company or Asset Seller in respect of the Business is presently a party to any collective bargaining agreement, subject to a legal duty to bargain with any labor organization on behalf of employees or the object of any attempt to organize employees for collective bargaining or similar purposes or presently operating under an expired collective bargaining agreement. Since January 1, 1995, no Electrical Company or Asset Seller in respect of the Business is or has been a party to or subject to any pending strike, work stoppage, organizing attempt, picketing, boycott or similar activity, or except as described in
Schedule 4.15, any material grievance in the United States which has reached the third step (shoptable level) or above, any material unfair labor practice charge or complaint, or any material labor dispute. Since January 1, 1995, the Electrical Companies and the Asset Sellers in respect of the Business have complied in all material respects with all applicable foreign, federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment, payment and termination of labor, including the provisions thereof relative to wages, hours, severance, vacation, collective bargaining, employee benefits, and employee benefit plans, contributions, unemployment, withholding taxes and occupational health and safety and equal opportunity and non-discrimination laws (including the Americans with Disabilities Act), except as would not have a Business Material Adverse Effect.

      4.16  Environmental Matters.

            Except as disclosed in Schedule 4.16: (a) the Electrical Companies and the Asset Sellers in respect of the Business are, and since January 1, 1995 have been, in compliance with all applicable Environmental Laws, other than any failures to comply that would not have a Business Material Adverse Effect; (b) the Electrical Companies and the Asset Sellers in respect of the Business are, and since January 1, 1995 have been, in compliance with and possess all applicable Environmental Permits required under such Environmental Laws to operate the Business as it is currently operated, and as of the date of this Agreement there are no proceedings pending or, to the knowledge of ITTI, threatened to revoke or rescind any such Environmental Permits, other than in any case such Environmental Permits as to which the failure to possess or comply with would not have a Business Material Adverse Effect; (c) to the knowledge of ITTI, there are no Materials of Environmental Concern at, on, under or migrating from any property owned or operated by any Electrical Company or Asset Seller in respect of the Business that are in a condition or concentration that is reasonably likely to result in liability of any Electrical Company or Asset Seller in respect of the Business, including a requirement of a Governmental Authority under any applicable Environmental Law or common law to investigate, study, assess, test, monitor, contain, remove, remediate, respond, cleanup or abate, other than as would not have a Business Material Adverse Effect; (d) no Electrical Company or Asset Seller in respect of the Business has received any written notification alleging that it is liable for disposal of Materials of Environmental Concern at any location under any applicable Environmental Law or common law, or any request for information pursuant to section 104(e) of CERCLA or similar state or foreign statute concerning disposal of Materials of Environmental Concern at any location, other than such notifications or requests as would not have a Business Material Adverse Effect; (e) none of the Electrical Companies nor any of the Asset Sellers in respect of the Business has entered into any written agreement to resolve any liability alleged under any applicable Environmental Law or common law, or to investigate or remediate any Materials of Environmental Concern, other than such written agreements as would not have a Business Material Adverse Effect; (f) none of the property owned or operated by any Electrical Company or any Asset Seller in respect of the Business presently requires or, to the knowledge of ITTI, previously required interim status or a hazardous waste permit for the treatment, storage or disposal of hazardous waste pursuant to the Resource Conservation and

Recovery Act, as amended, or pursuant to any state hazardous waste statute or regulation, other than as would not have a Business Material Adverse Effect; (g) ITTI has provided to Purchaser all reports of investigations in its possession and all written studies, audits, test results, sampling and monitoring data, formal asbestos surveys, analyses and reviews in its possession relating to ambient air quality, groundwater conditions, surface water conditions and soil conditions at any property owned or operated by any Electrical Company or any Asset Seller in respect of the Business, or any releases of substances, chemical, materials or contaminants that to ITTI's knowledge are Materials of Environmental Concern at, in, on, under, affecting or migrating to or from any property owned or operated by any Electrical Company or any Asset Seller in respect of the Business, other than any failures to provide such materials that would not have a Business Material Adverse Effect; (h) to the knowledge of ITTI, there are no claims or proceedings asserted against any Electrical Company or any Asset Seller in respect of the Business arising under Environmental Law or common law other than those that would not have a Business Material Adverse Effect; and (i) to the knowledge of ITTI, no Liens arising under or pursuant to any Environmental Law have been at any time or are on the date hereof imposed on any of the property owned or operated by any Electrical Company or any Asset Seller in respect of the Business, and no action to impose any such Liens is pending or threatened, other than any Liens or any pending or threatened action to impose any such Liens as would not have a Business Material Adverse Effect. Notwithstanding the generality of any other representations and warranties in this Agreement, this Section 4.16 shall be deemed to contain the only representations and warranties in this Agreement with respect to matters relating to Environmental Laws or to Materials of Environmental Concern.

      4.17  Transferred Assets.

            Except as set forth in Schedule 4.17 or as specifically provided or disclosed elsewhere in this Agreement (including the Schedules thereto), the transfer of the Electrical Company Stock, the Partnership Interests, the Joint Venture Interests and the Purchased Assets (together with the rights and services made available in any arrangements entered into in accordance with Sections 2.4, 6.15 and 6.16), will constitute a conveyance of all the assets, properties and rights owned by ITTI and its controlled Affiliates and necessary to conduct the Business in all material respects as currently conducted.

      4.18  Undisclosed Liabilities.

            As of the date of this Agreement, the Business does not have any liabilities or obligations of any nature or kind whatsoever (whether known or unknown, absolute, accrued, contingent or otherwise), except (i) as are set forth or reflected in the Financial Statements (or described in the notes thereto), (ii) liabilities incurred in the ordinary course of business since December 31, 1997 which would not, in the aggregate, have a Seller Material Adverse Effect, (iii) liabilities disclosed in Schedule 4.18 or any other Schedule hereto, (iv) intercompany liabilities that will be capitalized as of the Closing Date in accordance with Section 6.7(b), (v) liabilities under Contracts disclosed in the Schedules to this Agreement, (vi) liabilities under Contracts not required to be disclosed in the Schedules to this Agreement, (vii) liabilities in respect of warranty obligations, (viii) liabilities in connection with product liability claims in respect of post-Closing occurrences, (ix) the Excluded Liabilities and the Excluded Electrical Company Liabilities and (x) such other liabilities which would not, in the aggregate, have a Seller Material Adverse Effect.

      4.19  Finders; Brokers.

            With the exception of fees and expenses payable to Goldman, Sachs & Co. and Lazard Freres & Co. LLC, which shall be ITTI's sole responsibility, none of ITTI or any of the Electrical Companies has employed any finder or broker in connection with the Purchase who would have a valid claim for a fee or commission from Purchaser or any of the Electrical Companies in connection with the Purchase.

                                    ARTICLE V

                          REPRESENTATIONS OF PURCHASER

      Purchaser represents and warrants to ITTI as follows:

      5.1   Corporate Existence

            Purchaser and each of the Designated Purchasers is duly organized and validly existing and, where applicable, in good standing, under the laws of the jurisdiction of its organization and has the requisite power and authority to execute and deliver this Agreement (in the case of Purchaser) and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

      5.2   Corporate Authority

            This Agreement and the other Transaction Documents to which Purchaser and/or any Designated Purchaser is a party and the consummation of the transactions contemplated hereby and thereby involving such persons have been or, in the case of the other Transaction Documents, will be prior to the Closing, duly authorized by the Board of Directors (or a duly authorized committee or representative thereof) of Purchaser and such Designated Purchaser, and will be duly authorized by each Designated Purchaser by all requisite corporate, shareholder, partnership or other action prior to the Closing, and

Purchaser and each Designated Purchaser has or, in the case of the Designated Purchasers, will have at or prior to the Closing full power and authority to execute, deliver and/or file the Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by Purchaser, and the other Transaction Documents will be duly executed, delivered and/or filed by Purchaser and any Designated Purchaser party thereto, and this Agreement constitutes, and the other Transaction Documents when so executed, delivered and/or filed will constitute, a valid and legally binding obligation of Purchaser and/or any Designated Purchaser party thereto, enforceable against it or them, as the case may be, in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The execution, delivery and/or filing of this Agreement and the other Transaction Documents by Purchaser and/or any Designated Purchaser party thereto and the consummation by Purchaser and/or any Designated Purchaser of the transactions contemplated hereby and thereby will not (A) violate or conflict with any provision of the respective certificate of incorporation or by-laws or similar organizational documents of Purchaser and/or any Designated Purchaser, (B) result in any breach or constitute any material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien under any contract, indenture, mortgage, lease, note or other agreement or instrument to which Purchaser and/or any Designated Purchaser is subject or is a party, or (C) violate, conflict with or result in any breach under any provision of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser and/or any Designated Purchaser or any of their respective properties or assets, except, in the case of clauses (B) and (C), to the extent that any such default, violation, conflict, breach or loss would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser and/or any Designated Purchaser to consummate the transactions contemplated hereby and thereby (a "Purchaser Material Adverse Effect").

      5.3   Governmental Approvals and Consents

            Neither Purchaser nor any Designated Purchaser is subject to any order, judgment or decree which would prevent the consummation of the Purchase. No claim, legal action, suit, arbitration, governmental investigation, action or other legal or administrative proceeding is pending or, to the knowledge of Purchaser, threatened against Purchaser or any Designated Purchaser which would enjoin or delay the consummation of the Purchase. Except as set forth on
Schedule 5.3 and except for any consents required under any applicable Antitrust Regulations, no consent, approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any Governmental Authority, is required on the part of Purchaser or any Designated Purchaser in connection with the execution, delivery and/or filing of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby except for such consents, approvals, orders or authorizations of, licenses or permits, filings or notices which have been obtained and remain in full force and effect and those with respect to which the failure to have obtained or to remain in full force and effect would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

      5.4   Purchase for Investment

            Purchaser is aware that no shares of capital stock or other securities being acquired pursuant to the transactions contemplated hereby are registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or foreign securities laws. Neither Purchaser nor any Designated Purchaser is an underwriter, as such term is defined under the Securities Act, and Purchaser and any Designated Purchaser are purchasing such shares solely for investment, with no present intention to make any distribution of any such shares to any person, and neither Purchaser nor any Designated Purchaser will sell or otherwise dispose of shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

      5.5   Financial Capacity

            Purchaser will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

      5.6   Finders; Brokers.

            With the exception of fees and expenses payable to Merrill Lynch & Co., which shall be Purchaser's sole responsibility, none of Purchaser or any of its Subsidiaries has employed any finder or broker in connection with the Purchase who would have a valid claim for a fee or commission from ITTI in connection with the Purchase.

                                   ARTICLE VI

                        AGREEMENTS OF PURCHASER AND ITTI

      6.1   Operation of the Business

            Except as otherwise contemplated by this Agreement or as disclosed in Schedule 6.1, ITTI covenants that until the Closing it will, and it will cause the Electrical Companies and the Asset Sellers in respect of the Business to, use their reasonable best efforts to continue, in a manner consistent with the past practice of the Business, to keep available the services of their employees, to maintain and preserve intact the Business in all material respects and to maintain in all material respects the ordinary and customary relationships of the Business with its suppliers, customers and others having business relationships with it with a view toward preserving for Purchaser to and after the Closing Date the Business, the Purchased Assets and the goodwill associated therewith. Until the Closing, ITTI shall, and it shall cause the Electrical Companies and the Asset Sellers in respect of the Business to, continue to operate and conduct the Business in the ordinary course consistent with past practice, and ITTI shall cause the Electrical Companies and the Asset Sellers in respect of the Business not to, without the prior written approval of Purchaser (which approval shall not be unreasonably withheld) or as otherwise contemplated by this Agreement and the Schedules hereto, including Schedules 6.1, 6.7 and 6.8, take any of the following actions:

            (a) with respect to any Electrical Company, amend its charter or by-laws (or comparable organizational documents) in any material respect, issue or agree to issue any additional shares of capital stock of any class or series or any additional partnership interests (other than shares or partnership interests to be transferred to

      Purchaser or any Designated Entity Purchaser at the Closing) or issue or enter into or agree to issue or enter into any Equity Equivalents, or any securities convertible into or exercisable or exchangeable for shares of capital stock or partnership interests, or issue any options, warrants or other rights to acquire any shares of capital stock, partnership interests or Equity Equivalents, or sell, transfer or otherwise dispose of or encumber any shares of capital stock of any class or series or partnership interests of any Electrical Company;

            (b) with respect to any Electrical Company, or Asset Seller in respect of the Business, sell, transfer or otherwise dispose of or encumber any of its properties or assets pertaining to the Business, other than (i) in the ordinary course of business consistent with past practice or (ii) any properties or assets the value of which does not exceed in the aggregate $25,000,000;

            (c) except as required by law or contractual obligations, permit any Electrical Company or Asset Seller in respect of the Business to (i) create, incur or assume any material long-term or short-term debt (including obligations in respect of capital leases), except loans and advances among ITTI and its Subsidiaries, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any person other than any Electrical Company or Joint Venture or any Asset Seller in respect of the Business or (iii) make any material loans, advances or capital contributions to or investments in any person other than its Subsidiaries and other Electrical Companies and Joint Ventures (except for customary loans or advances to employees);

            (d) (i) grant any material increase in the compensation of employees of any Electrical Company or any Asset Seller in respect of the Business, except for increases in the compensation of employees (A) in the ordinary course of business consistent with past practice, (B) as a result of collective bargaining or (C) as required by applicable law from time to time in effect or by any Benefit Plan as in effect on the date hereof,
      (ii) hire new employees other than in the ordinary course of business consistent with past practice and, from and after the date, if any, on which all conditions to Closing other than the completion of the Pro Forma Transactions and/or the German Reorganization have been satisfied or waived as certified in writing by the parties (the "Interim Satisfaction Date"), hire new employees at or above the director level, it being understood that neither the failure to hire any such employee nor the hiring of any such employee with Purchaser's approval shall be deemed to give rise to any condition that would cause any condition to Closing not to be satisfied, (iii) enter into any material employment, severance, consulting or other compensation agreement with any existing director, officer or employee or (iv) commit to any additional material pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend in any material respect or commit itself to amend in any material respect any of such plans, funds or similar arrangements;

            (e) cancel any material third party indebtedness owed to such Electrical Company or Asset Seller in respect of the Business;

            (f) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) which are material, individually or in the aggregate, to the Business taken as a whole; or

            (g)  adopt any business plan;

            (h) make any capital expenditure not approved prior to the date of this Agreement, or enter into any commitment to make any capital expenditure in excess of $5,000,000;

            (i) from and after the Interim Satisfaction Date enter into any Contract with a term of more than 12 months or involving the payment, or provision of goods or services, in excess of $10,000,000, it being understood that neither the failure to enter into any such Contract nor the entering into of any such Contract with Purchaser's approval shall be deemed to give rise to any condition that would cause any condition to Closing not to be satisfied;

            (j) settle any litigation or other proceeding or make or enter into any agreement with respect to any recall in any manner that would have a Seller Material Adverse Effect;

            (k) from and after the Interim Satisfaction Date dismiss or remove any employee at or above the director level other than for cause, it being understood that neither the failure to dismiss any such employee (nor the results thereof) nor the dismissal of any such employee with Purchaser's approval shall be deemed to give rise to any condition that would cause any condition to Closing not to be satisfied; or

            (l) agree, whether in writing or otherwise, to do any of the foregoing.

      6.2 Investigation of Business

            (a) Purchaser may, prior to the Closing Date, make or cause to be made such investigation of the business and properties of the Business and of its financial and legal condition as Purchaser deems necessary or advisable in connection with (i) the transactions contemplated hereby and (ii) any proposed financing undertaken by Purchaser in respect of (i). ITTI will, or will cause its Subsidiaries to, permit Purchaser and its authorized agents or representatives, including its independent accountants, (i) to discuss with appropriate officers, employees, consultants and representatives of ITTI and its relevant Subsidiaries such matters related to the business and properties of the Business and of its financial and legal condition as Purchaser reasonably requests, (ii) to have reasonable access to the properties, books, records, papers, documents, plans and drawings of the Business at reasonable hours to review information and documentation relative to the properties, books, contracts, commitments and other records of the Business, and (iii) to conduct environmental and workplace safety and health site investigations within reasonable parameters approved by ITTI (which approval will not be unreasonably withheld); provided that such investigation shall only be upon reasonable notice, shall not unreasonably disrupt personnel and operations of the Business and shall be at Purchaser's sole expense; and provided further that Purchaser shall indemnify ITTI for all ITTI Losses incurred as a result of the conduct of such investigations, except for such ITTI losses resulting from: (A) acts or omissions of ITTI or its representatives; or (B) use of the information developed in the course of such investigations by ITTI or its representatives, any Governmental Authorities, or any other third parties. All requests for access to the offices, properties, books and records of ITTI and the Electrical Companies shall be made to such representatives of ITTI as ITTI shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further agreed that neither Purchaser nor its representatives shall contact any of the employees, customers, suppliers, joint venture partners or other Subsidiaries or Affiliates of ITTI in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of such representatives of ITTI.

            Notwithstanding the foregoing, from and any Interim Satisfaction Date, Purchaser shall be entitled upon at least 48 hours' prior notice to ITTI, but without the necessity of obtaining ITTI's authorization, to contact such of the employees, customers, suppliers, joint venture partners or other Subsidiaries or Affiliates of ITTI as it deems appropriate in connection with the transactions contemplated hereby and the future operation of the Business, it being understood that neither the effect of nor any event, occurrence or condition arising as a result of or in connection with such contact, shall be deemed to give rise to any condition that would cause any condition to Closing not to be satisfied.

            (b) Purchaser and its representatives will hold in confidence all confidential information obtained from ITTI and its Subsidiaries or their respective officers, agents, representatives or employees whether or not relating to the Business, in accordance with the provisions of the letter dated March 12, 1998 between Purchaser and ITTI (the "Confidentiality Agreement"). The Confidentiality Agreement and all its provisions shall remain in full force and effect following the execution of this Agreement.

      6.3   Reasonable Best Efforts; No Inconsistent Action

            (a) Subject to the terms and conditions hereof, ITTI and Purchaser agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (i) to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to each party's obligation to close the transactions contemplated hereby as set forth in Article VII to be satisfied, including obtaining all licenses, certificates, permits, approvals, clearances, authorizations, qualifications and orders (each a "Consent") of any Governmental Authority required for the satisfaction of
Section 7.1(b) to the extent set forth therein and (ii) to obtain all other Consents listed on Schedule 4.4 (it being understood that the failure to obtain any such Consents shall not cause the condition set forth in Section 7.3(b) to be deemed not to be satisfied). Each of ITTI and Purchaser agree that (i) no contact will be initiated with, or consent sought from, any Governmental Authority prior to the Closing Date without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed and (ii) each party will be given notice of and a reasonable opportunity to participate in contacts, whether telephonically or in person, with (x) Governmental Authorities regarding antitrust or merger control matters and (y) OEM customers regarding the transactions contemplated by this Agreement (to the extent ITTI participates in such contacts). ITTI and Purchaser shall cooperate fully with each other to the extent reasonable in connection with the foregoing.

            (b) Purchaser and ITTI shall timely and promptly make all filings which may be required for the satisfaction of the condition set forth in Section 7.1(a) by each of them in connection with the consummation of the transactions contemplated hereby. In furtherance and not in limitation of the foregoing, each of ITTI and Purchaser agree to use their best efforts to file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and similar applications with any other applicable Governmental Authority whose approval is required in connection with the consummation of the Purchase as promptly as practicable following the date of this

Agreement and in any event no later than 30 days following the date of this Agreement. Purchaser and ITTI agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances required for the Closing (including through compliance with the HSR Act and any applicable foreign governmental reporting requirements), to respond to any governmental requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each party shall furnish to each other such necessary information and assistance as the other party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any Governmental Authority referred to in Section 7.1(b) (it being agreed that any such information is subject to Section 6.11). Each party shall provide the other party the opportunity to make copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Without in any way limiting the foregoing, the parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign merger control, antitrust or fair trade law.

            (c) Each of Purchaser and ITTI shall notify and keep the other advised as to (i) any material communication from the Federal Trade Commission, the United States Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby, (ii) any litigation or administrative proceeding pending and known to such party, or to its knowledge threatened, which challenges the transactions contemplated hereby and (iii) any event or circumstance which, to its best knowledge, would constitute a breach of its respective representations and warranties in this Agreement; provided, however, that the failure of ITTI or Purchaser to comply with this Section 6.3(c) shall not subject ITTI or Purchaser to any liability hereunder in respect of any claim asserted after the relevant expiration date for the relevant representation or warranty; and provided, further, that Purchaser may not separately recover pursuant to Article IX or otherwise for both a breach of this
Section 6.3(c) and any related breach of the relevant representation or warranty. Subject to the provisions of Article X hereof, ITTI and Purchaser shall not take any action inconsistent with their obligations under this Agreement or, without prejudice to Purchaser's rights under this Agreement, which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

      6.4   Public Disclosures

            Except to the extent otherwise required by applicable law, regulation or legal process, prior to the Closing Date, neither party to this Agreement will issue any press release or make any other public disclosures concerning the transactions contemplated hereby or the contents of this Agreement without consulting with the other party.

      6.5   Access to Records and Personnel

            (a) Except as otherwise provided in Section 6.14 herein, the parties shall retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the Business and the Purchased Assets in their possession (the "Books and Records") for at least ten years following the Closing Date or for such longer period as may be required by law or any applicable court order or until the expiration of the relevant representation or warranty under any of the Transaction Documents.

            (b) The parties will allow each other reasonable access to such Books and Records, and to personnel having knowledge of the whereabouts and/or contents of such Books and Records, for legitimate business reasons, such as the preparation of Tax Returns or the defense of litigation. Each party shall be entitled to recover from the other its out-of-pocket costs (including copying costs) incurred in providing such Books and Records and/or personnel to the other party. The requesting party will hold in confidence all confidential information identified as such by, and obtained from, the disclosing party, any of its officers, agents, representatives or employees, provided, however, that information of the type which would be excluded from the definition of "Information" in accordance with Section 4 of the Confidentiality Agreement shall not be deemed to be confidential information for purposes of this Section 6.5.

      6.6   Employee Relations and Benefits

      (a) Definitions. Certain terms used in this Section 6.6 and not defined herein shall have the meaning set forth in Annex A.

      (b)   Employment - United States.

            (i) With respect to the United States, employment of all U.S. Business Employees shall not be, and shall not be deemed, terminated or interrupted by reason of the transactions contemplated in this Agreement. Commencing effective as of the Effective Benefits Time, such employment shall include compensation and employee benefits as provided in Section 6.6(b)(ii).

            (ii) With respect to the United States, Purchaser shall, or shall cause the U.S. Electrical Companies to, for the period commencing at the Effective Benefits Time and ending on the first anniversary thereof, provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the U.S. Salaried Transitioned Employees which are, taking into account and not in limitation of the obligations of Purchaser under Sections 6.6(c)(v), 6.6(e) and 6.6(f) substantially equivalent in the aggregate to those provided to the U.S. Salaried Business Employees pursuant to the plans, programs and arrangements of ITTI and/or the Electrical Companies in effect on the Closing Date and, with respect to the U.S. Transitioned Employees, with base salaries and working conditions which are at least equivalent to the base salaries and working conditions of such U.S. Business Employees as of the Closing Date.

            (iii) With respect to the United States, Purchaser shall, or shall cause a U.S. Electrical Company to, provide, taking into account and not in limitation of the obligations of Purchaser under Sections 6.6(c)(v), 6.6(e) and 6.6(f), for the U.S. Hourly Transitioned

Employees and the U.S. Hourly Former Business Employees, employee benefits under plans, programs and arrangements pursuant to the collective bargaining agreement between ITT Automotive Electrical Systems, Inc. and the International Union of Electronic, Electrical, Salaried, Machine & Furniture Workers AFL-CIO identified on Schedule 4.15 ("ESI/IUE Bargaining Agreement") including without limitations, all Supplemental Agreements thereto.

            (iv) With respect to the United States, nothing in this Agreement shall require Purchaser or the U.S. Electrical Companies to retain any U.S. Transitioned Employee for any period of time after the Effective Benefits Time and, subject to requirements of applicable law, Purchaser reserves the right, at any time after the Effective Benefits Time, to terminate such employment and, except as expressly stated in the Agreement, to amend, modify or terminate any term and condition of employment including, without limitation, any employee benefit plan, program, policy, practice or arrangement or the compensation or working conditions of the U.S. Transitioned Employees.

      (c)   Employee Welfare Benefits-United States.

            (i) With respect to the United States, ITTI shall be responsible for payment of any premiums for the U.S. Business Welfare Benefits Program relating to periods prior to the Effective Benefits Time and for any liability for all claims, expenses and treatments, including administrative expenses related thereto, which are in fact covered and payable under the terms of the U.S. Business Welfare Benefits Program and incurred prior to the Effective Benefits Time, irrespective of whether any such claim is filed or submitted after the Effective Benefits Time.

            (ii) With respect to the United States, Purchaser shall be or shall cause the U.S. Electrical Companies to be, responsible for payment of any premiums relating to periods from and subsequent to the Effective Benefits Time for Purchaser's U.S. Welfare Benefits Program and for any liability for all claims, expenses and treatments, including administrative expenses related thereto, which are in fact covered and payable under the terms of Purchaser's U.S. Welfare Benefits Program, as such terms may exist from time to time, and incurred from and subsequent to the Effective Benefits Time.

            (iii) With respect to the United States and with respect to Purchaser's U.S. Welfare Benefits Program, Purchaser agrees to waive for U.S. Transitioned Employees and U.S. Hourly Former Business Employees and their eligible dependents (A) any eligibility waiting periods and (B) any pre-existing conditions and actively-at-work exclusions; except that Purchaser may require any U.S. Transitioned Employee and U.S. Hourly Former Business Employee or any eligible dependent thereof who, as of the Closing Date, is then in the process of satisfying any similar exclusion or waiting period under the U.S. Business Welfare Benefits Program to fully satisfy the balance of the applicable time period for such exclusion or waiting period under Purchaser's U.S. Welfare Benefits Program.

            (iv) With respect to the United States and with respect to the calendar year in which the Closing Date occurs, all medical and dental expenses incurred with respect to any U.S. Transitioned Employee and any U.S. Hourly Former Business Employee and/or eligible dependents thereof in the portion of such calendar year preceding the Effective Benefits Time shall be taken into account for purposes of satisfying any deductible and any out-of-pocket calendar year limit under the medical and dental coverage of Purchaser's U.S. Welfare Benefits Program for such calendar year, provided any such expenses were qualified to be taken into account for purposes of satisfying any deductible or any out-of-pocket calendar year limit under the U.S. Business Welfare Benefits Program.

            (v) With respect to the United States, for the remainder of the calendar year in which the Closing Date occurs, Purchaser agrees to make available to any U.S. Transitioned Employee and any U.S. Hourly Former Business Employee and any dependents thereof any Health Maintenance Organization coverage in effect as of the Closing Date.

            (vi) With respect to the United States and with respect to any benefits to which any U.S. Business Employees or U.S. Former Business Employees or their spouses, former spouses, or other qualifying beneficiaries may be entitled under COBRA by reason of qualifying events occurring on or prior to the date immediately preceding the Closing Date; (1) ITTI shall provide such benefits to any U.S. Salaried Former Business Employees, and their spouses, former spouses and other qualifying beneficiaries from and after the Effective Benefits Time through the remaining period of required coverage, and (2) Purchaser shall provide such benefits to any U.S. Transitioned Employees and to any U.S. Hourly Former Business Employees, their spouses, former spouses and other qualifying beneficiaries from and after the Effective Benefits Time through the remaining period of required coverage.

            (vii) Purchaser shall, or shall cause a U.S. Electrical Company to, provide all notices and certifications required under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") for any U.S. Transitioned Employees and for any U.S. Former Business Employees and dependents thereof with respect to any terminations of health coverage governed by HIPAA occurring from and after the Effective Benefits Time. Such notices and certifications shall provide information regarding all periods of health coverage prior to, and from and after, the Effective Benefits Time under the health plans of ITTI and Purchaser. In the event Purchaser or the applicable U.S. Electrical Company shall require information regarding health coverage not otherwise available in the records of the Business transferred to Purchaser or the applicable U.S. Electrical Company in connection with the transactions contemplated herein, ITTI shall cooperate with Purchaser or the applicable U.S. Electrical Company in providing health coverage information available in ITTI's records.

            (viii) Effective as of the Effective Benefits Time, Purchaser shall, or shall cause a U.S. Electrical Company to, provide the U.S. Transitioned Employees and U.S. Former Business Employees with a flexible spending account benefits plan (or plans) which is comparable in all material respects to ITTI's corresponding plan including health and dependent care features. Following the Effective Benefits Time, ITTI shall cause the accounts under its flexible spending account plan for each U.S. Transitioned Employee to be transferred to Purchaser's or the applicable U.S. Electrical Company's flexible spending account plan, and Purchaser agrees that such accounts shall be available to each such U.S. Transitioned Employee in the same manner they were available under ITTI's flexible spending account plan. The transfer of such accounts shall be reflected on the Closing Balance Sheet, taking into account on a net basis employee payroll deductions and claims paid through the Effective Benefits Time.

      (d) Recognition by Purchaser of Prior Service - United States. With respect to the United States, Purchaser shall, or shall cause an Electrical Company to, recognize each U.S. Transitioned Employee's service with ITTI or any Electrical Company and their respective Affiliates and predecessors for purposes of determining (i) eligibility for vacation benefits, short term disability or weekly accident and sickness benefits, and severance benefits, and (ii)(A) eligibility and vesting and (B) with respect to U.S. Hourly Transitioned Employees, for all other purposes, including without limitation, pension credited service, under all other employee benefit plans and policies of Purchaser or the applicable U.S. Electrical Company applicable to U.S. Transitioned Employees, to the extent such service was recognized by ITTI or any Electrical Company for such purposes provided that Purchaser or the applicable U.S. Electrical Company shall not be obligated to give credit for such service to the extent it (i) would result in duplication of any benefits to which a U.S. Transitioned Employee is entitled to or had previously received under any comparable plans, programs or arrangements maintained by ITTI or any Electrical Company and their respective Affiliates and predecessors on or prior to the Closing Date or by Purchaser after the Closing Date, or (ii) was not service which was recognized for purposes of such comparable plans, programs or arrangements.

      (e) Vacation - United States. With respect to the United States, U.S. Transitioned Employees shall receive full credit for all accrued and unused, as of the Closing Date, vacation benefits to the extent such accrued and unused vacation benefits are reflected on the Closing Balance Sheet.

      (f) Severance Benefits - United States. (i) With respect to the United States, in the event any U.S. Transitioned Employee is terminated within one year of the Closing Date, Purchaser shall or shall cause a U.S. Electrical Company to pay to such terminated U.S. Transitioned Employee severance and termination pay and benefits in accordance with the applicable severance and termination pay policies and practices covering the U.S. Business Employees on the date immediately preceding the Closing Date, which policies and practices are as set forth in Schedule 6.6(f) (the "U.S. Business Severance Policies and Practices").

            (ii) With respect to the United States, any U.S. Transitioned Employee entitled, as of the Effective Benefits Time, to severance and termination pay benefits under the U.S. Business Severance Policies and Practices shall receive such severance and termination pay benefits from Purchaser or the applicable U.S. Electrical Company to the extent such severance and termination pay benefits are reflected on the Closing Balance Sheet.

      (g)   Disability - United States.

            (i) Any U.S. Transitioned Employee who is absent from work as of the Effective Benefits Time due to Disability and any U.S. Salaried Business Former Employee who is absent from work as of the Effective Benefits Time due to Long Term Disability shall be considered for return to work or rehire, including return to work or rehire with restrictions, by Purchaser, under the same terms as are then applicable to U.S. Transitioned Employees, at such time as his or her disability does not affect his or her ability to perform, or to perform with restrictions, the position held by such individual with any U.S. Electrical Company with respect to the Business prior to such Disability or Long Term Disability. With respect to any U.S. Salaried Business Former Employee who is absent from work as of the Effective Benefits Time due to Long Term Disability and with respect to any person who becomes a U.S. Salaried Business Former Employee by virtue of Section 6.6(g)(ii) (but only after such person completes the Long Term Disability qualifying period) prior to returning to work, ITTI shall be responsible for all benefits, compensation and other amounts due to such U.S. Salaried Business Former Employee or any of his dependents, except with respect to any benefits, compensation or other amounts due from Purchaser to any person subject to Section 6.6(g)(ii) for the period from the Effective Benefits Time through the Long Term Disability qualifying period.

            (ii) Any U.S. Salaried Transitioned Employee who, as of the Closing Date, is Short Term Disabled and who after the Closing Date continues disabled through the remainder of the six month qualifying period for ITTI's employee benefit plans arrangements applicable to U.S. Salaried Transitioned Employees who are on Long Term Disability shall, upon completion of such qualifying period, be treated and considered for all purposes of this Agreement as a U.S. Salaried Former Business Employee absent from work due to Long Term Disability, effective from and after the date of completion of such qualifying period.

            (iii) ITTI shall cause the transfer, effective as of the Effective Benefits Time, to Purchaser of any insurance contracts or any other assets maintained by ITTI in connection with certain plans of ITTI providing Long Term Disability Benefits to U.S. Hourly Business Employees. Accordingly, Purchaser shall assume, or cause the U.S. Electrical Companies to assume, such insurance contracts and liability for payment in a manner acceptable to the current insurance carrier of (A) any Long Term Disability benefits to any U.S. Hourly Transitioned Employees who become disabled prior to the Effective Benefits Time and (B) any health and other employee benefits to any such persons while they qualify as Disabled under the terms of the employee benefit plans provided by Purchaser in accordance with the terms of this Section 6.6.

      (h) Hourly Savings Plan - United States. As of the Effective Benefits Time, Purchaser will, or will cause a U.S. Electrical Company to, assume all of ITTI's obligations and succeed to all the ITTI's rights under the Hourly Savings Plan with respect to any U.S. Hourly Transitioned Employee and any U.S. Hourly Former Business Employee by adopting, or by causing a U.S. Electrical Company to remain the sponsor of, as of the Effective Benefits Time, the Hourly Savings Plan and assuming, or causing a U.S. Electrical Company to assume, the existing group annuity insurance contract issued by Hartford Life Insurance Company ("Hartford") (the "Hourly Savings Plan Annuity Contract") pursuant to which the assets of the Hourly Savings Plan are held and invested. To accomplish the transfer of the Hourly Savings Plan Annuity Contract to Purchaser (the "Annuity Contract Transfer") (1) ITTI will furnish proof to Hartford of the sale of the Electrical Companies and the effective date of the transfer of legal ownership and (2) Purchaser will provide to Hartford a letter certifying that Purchaser assumes the duties and responsibilities under the Hourly Savings Plan Annuity Contract that were previously assumed by ITTI, provided, however, that prior to the Annuity Contract Transfer, ITTI shall have received (i) an opinion of Purchaser's tax counsel reasonably satisfactory to ITTI, confirming that nothing has occurred since the Effective Benefits Time that would adversely affect the qualified status of the Hourly Savings Plan as to form (and not as to operation) and in rendering such opinion, Purchaser's tax counsel may assume that the form, as modified to reflect the transactions contemplated hereunder, qualified immediately prior to the Effective Benefits Time (ii) or a favorable determination letter from the IRS with respect to the Hourly Savings Plan as adopted by Purchaser. Upon completion of the Annuity Contract Transfer, and, effective as of the Effective Benefits Time, Purchaser shall, or shall cause a U.S. Electrical Company to, assume all of ITTI's obligations and succeed to all of the ITTI's rights under the Hourly Savings Plan Annuity Contract. Purchaser shall timely deposit into the Hourly Savings Plan Annuity Contract all contributions withheld from participants pay by Purchaser for the Hourly Savings Plan. In connection with the transfer of the assets of the Hourly Savings Plan, any such assets presently invested in the common stock of ITTI shall be liquidated and transferred as cash.

      (i) Hourly Pension Plan - United States. Prior to the Closing, ITTI and Purchaser shall cooperate in notifying the Pension Benefit Guaranty Corporation ("PBGC") of the transfer of the Hourly Pension Plan as contemplated in Section 6.6(j). Purchaser agrees to cooperate with ITTI to provide any and all information requested by PBGC in connection with the PBGC's review of the proposed transfer of the Hourly Pension Plan, provided that Purchaser may in that connection require that the PBGC enter into any confidentiality agreement Purchaser may reasonably require with regard to the disclosure of Purchaser's confidential financial and other information to the PBGC.

      (j) Transfer of Hourly Pension Plan - United States. (i) As of the Effective Benefits Time, Purchaser will, or will cause a U.S. Electrical Company to, become the sponsor of and to assume all ITTI's benefit obligations and succeed to all ITTI's rights under the Hourly Pension Plan with respect to any U.S. Hourly Business Employees and any U.S. Hourly Former Business Employees by adopting, or by causing a U.S. Electrical Company to remain sponsor of, as of the Effective Benefits Time, the Hourly Pension Plan, and by establishing trusts therefor.

            (ii) Participation in the Hourly Pension Plan, as adopted by Purchaser, by U.S. Hourly Business Employees shall not be deemed terminated nor shall their employment be deemed otherwise interrupted for purposes of the Hourly Pension Plan, as adopted by Purchaser, by reason of the transactions contemplated under this Agreement.

            (iii) (A) The assets of the Hourly Pension Plan are presently held in trust in the Investment Master Trust of ITT Industries, Inc. (the "Industries Master Trust") and the assets of the Hourly Pension Plan are identified for accounting purposes in accounts in the Industries Master Trust (the "Plan Account"). Northern Trust Company ("Northern Trust") is presently trustee under said trust. From and after the Closing Date and until the transfer as hereinafter provided in Section 6.6(j)(iv) such assets shall continue to be held in the Plan Account, upon the terms hereinafter provided.

                  (B) ITTI will cause Northern Trust to value, in a manner consistent with prior practice with respect to the Plan Account (based on the most recent valuation data available to and used by Northern Trust as of the Valuation Date, as hereinafter defined), the assets of the Hourly Pension Plan as of the last day of the month in which the Closing Date occurs ("Valuation Date") based on the value of the assets held by the Plan Account.

                  (C) As soon as practicable after the Valuation Date, ITTI will cause Northern Trust to invest the following specified amount of the assets held in the Plan Account in cash or cash equivalents: an amount equal to the value of the Plan Account as of the Valuation Date as then estimated by Northern Trust ("Estimated Value"), such amount to be increased by interest for the period from the Valuation Date to the date the assets held in the Plan Account are invested in cash or cash equivalents, such interest to be equal to the interest earned for such period for a like amount invested in the Short Term Investment Fund of Northern Trust used for investment of short term investments held in the Industries Master Trust ("Northern STIF").

                  (D) As soon as practicable after Northern Trust has determined the actual value as of the Valuation Date ("Actual Value"), ITTI will cause Northern Trust to invest the following specified amount of the assets held in the Plan Account in cash or cash equivalents: an amount equal to the excess, if any, of the Actual Value over the Estimated Value, such amount of excess to be increased by interest for the period from the Valuation Date to the date such specified amounts of assets held in the Plan Account are invested in cash or cash equivalents, such interest to be equal to the interest earned for such period for a like amount invested in the Northern STIF, less any adjustments by Northern Trust as of the date of transfer for usual and ordinary fees and expenses, including any charges for trustees fees, actuarial fees, PBGC premiums and benefit payments, with respect to the Hourly Pension Plan and the Plan Account. If the amount of the Actual Value is less than the Estimated Value, ITTI will cause Northern Trust to reduce assets held in the Plan Account by transferring assets held in the Plan Account to the commingled assets held in the Industries Master Trust in an amount equal to the difference between the Actual Value and the Estimated Value, such amount to be increased in accordance with the method of adjustment described in this Section 6.6(j)(iii)(D).

                  (E) All such cash or cash equivalents held in the Plan Account shall be invested in the Northern STIF pending the transfer provided in Section 6.6(j)(iv).

            (iv) (A) Purchaser will establish a trust for the Hourly Pension Plan with such trustee as Purchaser may designate (the "Purchaser's Trust"). Purchaser shall take such action as shall be necessary to qualify the Hourly Pension Plan as adopted by Purchaser and to qualify Purchaser's Trust under the Code and shall take such other actions in connection therewith as may be required by ERISA.

                  (B) As soon as practicable and upon receipt by ITTI of (i) an opinion of Purchaser's tax counsel reasonably satisfactory to ITTI, confirming that nothing has occurred since the Effective Benefits Time that would adversely affect the qualified status of such Plan and of Purchaser's Trust as to form (and not as to operation) and in rendering such opinion, Purchaser's tax counsel may assume that the form, as modified to reflect the transactions contemplated hereunder, qualified immediately prior to the Effective Benefits Time, or (ii) favorable determination letters from the IRS with respect to the Hourly Pension

Plan as adopted by Purchaser and Purchaser's Trust. ITTI will cause Northern Trust to transfer as cash all such assets then held in the Plan Account to Purchaser's Trust, less any adjustments by Northern Trust as of the date of transfer for usual and ordinary fees and expenses, including any charges for trustees fees, actuarial fees, PBGC premiums and benefit payments, with respect to the Hourly Pension Plan and the Plan Account.

            (v) ITTI agrees that, from the Closing Date until the transfer as provided in Section 6.6(j)(iv), the assets of the Hourly Pension Plan held in the Plan Account will be made available for benefits payments and other usual and ordinary fees and expenses, under such Plan and Plan Account, in accordance with the terms of such Plan and Plan Account.

            (vi) Subsequent to the transfer of assets provided in Section 6.6(j)(iv), any payment of benefits to U.S. Hourly Transitioned Employees, deferred vested U.S. Hourly Former Business Employees, Disabled U.S. Hourly Former Business Employees and retired U.S. Hourly Former Business Employees and any payment of other usual and ordinary fees and expenses under the Hourly Pension Plan and the Plan Account shall be made by the Hourly Pension Plans as adopted by Purchaser and Purchaser's Trust.

      (k) Hourly Post-Retirement Health and Life Insurance Benefits - United States. Purchaser shall, or shall cause a U.S. Electrical Company to, assume all the liabilities and obligations relating to ITTI's post-retirement health and life insurance coverage for all U.S. Hourly Transitioned Employees and U.S. Hourly Former Business Employees. ITTI shall cause accruals therefor with respect to all U.S. Hourly Transitioned Employees and U.S. Hourly Former Business Employees to be reflected on the Closing Balance Sheet in accordance with GAAP.

      (l) Salaried Benefits - United States. (i) Savings Plan. Purchaser agrees that it will, or will cause an Electrical Company to, establish or maintain, effective as of the Effective Benefits Time, a tax qualified 401(k) defined contribution plan ("Purchaser's Savings Plan") which shall provide (i) for immediate eligibility for participation of each U.S. Salaried Business Employee who, as of the date immediately preceding the Closing Date, participates in the ITT Industries Investment and Savings Plan for Salaried Employees (respectively "Savings Plan Participants" and "Salaried Savings Plan") and (ii) each such Savings Plan Participant with an initial account balance equal to the amount transferred to Purchaser's Savings Plan in respect of each such Savings Plan Participant's interest in the Salaried Savings Plan in accordance with the following sentence. Following the Closing Date, effective as of a date to be mutually agreed to by Purchaser and ITTI ("Transfer Date"), and upon receipt by ITTI of (i) an opinion of Purchaser's tax counsel reasonably satisfactory to ITTI, based, to the extent Purchaser's Savings Plan and Purchaser's trust therefor are in the form of Seller's Savings Plan and Seller's trust therefor, solely on the form of Purchaser's Savings Plan and of Purchaser's trust therefor but not their operation and assuming Seller's Savings Plan and Seller's trust therefor were qualified immediately prior to the Effective Benefits Time, confirming that (A) with respect to any existing plan or trust of Purchaser nothing has occurred since the Effective Benefits Time that would adversely affect the qualification of Purchaser's Savings Plan and Purchaser's trust therefor or (B) with respect to any newly established plan and/or that of Purchaser, the qualification of Purchaser's Savings Plan and Purchaser's trust therefor or (ii) favorable determination letters from the IRS with respect to Purchaser's Savings Plan and Purchaser's trust therefor, ITTI shall cause the transfer by Banker's Trust Company ("Banker's Trust"), the trustee under the Salaried

Savings Plan, to the trustee under Purchaser's Savings Plan of cash in an amount representing the entire account balances of any Savings Plan Participants having account balances as of the Transfer Date, determined as of the plan valuation date of the Salaried Savings Plan immediately preceding the date of account balance transfer. Purchaser's Savings Plan shall accept the transfer from the Salaried Savings Plan of any loans outstanding as of the Transfer Date and shall provide for the continued administration of such transferred loans for the remainder of their terms in accordance with the provisions thereof. In connection with the transfer of assets of the Salaried Savings Plan, any such assets presently invested in the common stock of ITTI, The Hartford Financial Group or Starwood Hotels shall be liquidated and transferred as cash.

      (ii)  Salaried Retirement Plan - United States.

                  (A) Purchaser shall not assume any of the liabilities and obligations of the ITT Industries Salaried Retirement Plan ("Salaried Retirement Plan") and ITTI shall retain all such liabilities and obligations and related assets under the Salaried Retirement Plan.

                  (B) Purchaser agrees that it will, or it will cause an Electrical Company to, establish a tax qualified defined benefit pension plan, effective as of the Effective Benefits Time, identical to the Salaried Retirement Plan in all material respects other than the substitution of Purchaser as sponsoring employer ("Purchaser's Salaried Pension Plan").

                  (C) Purchaser's Salaried Pension Plan shall recognize all service rendered by U.S. Salaried Transitioned Employees prior to the Effective Benefits Time which is recognized under the terms of the Salaried Retirement Plan for purposes of determining eligibility and vesting, including, without limitation, eligibility service for purposes of determining eligibility for plan membership, pre-retirement survivor benefits, early retirement benefits and normal retirement benefits.

                  (D) Purchaser's Salaried Pension Plan shall also (x) recognize as service for benefit accrual purposes all service rendered by U.S. Salaried Transitioned Employees prior to the Effective Benefits Time which is recognized as Benefit Service (as defined in the Salaried Retirement Plan, as in effect immediately prior to the Effective Benefits Time) (benefit accrual service) under the terms of the Salaried Retirement Plan and (y) provide for an offset in calculating benefits payable under Purchaser's Salaried Pension Plan of the normal retirement benefit payable as a single life annuity, by the Salaried Retirement Plan with respect to service recognized under the Salaried Retirement Plan covering the same period of service, with the benefit under Purchaser's Salaried Pension Plan also being calculated as a normal retirement benefit payable as a single life annuity for purposes of determining such offset.

                  (E) ITT shall recognize post-Effective Benefits Time service of U.S. Salaried Transitioned Employees with Purchaser (but only to the extent such service is counted under Section 6.6(l)(ii)(I)), under the Salaried Retirement Plan for all purposes of eligibility and vesting.

                  (F) In accordance with the terms of the Salaried Retirement Plan, U.S. Salaried Transitioned Employees may not commence receipt of any benefits under the Salaried Retirement Plan during the period when post-Effective Benefits Time service with Purchaser is recognized under the Salaried Retirement Plan pursuant to the arrangement under Section 6.6(l)(ii)(E).

                  (G)(1) ITTI at its option, and in its sole discretion, may satisfy its obligations under section 6.6(l)(ii)(E) by providing all or any portion of the benefits to be provided by ITTI under this Section 6.6(l)(ii) either (x) through the Salaried Retirement Plan or (y) through any successor or other tax-qualified retirement plan.

                  (2) ITTI's obligation under Section 6.6(l)(ii)(E) hereof shall be to maintain the arrangement under said Section in accordance with the terms of such arrangement as applied with respect to the Salaried Retirement Plan as in effect as of the Closing Date without regard to any subsequent amendment or other change to said Plan, except that any such change or amendment which would reduce benefit accruals under said arrangement with respect to periods after the effective date of the change or amendment but which is required solely to comply with applicable legal requirements, and with respect to which ITTI has no optional means of compliance which if pursued would not reduce future benefit accruals under said arrangement, shall be taken into account to reduce ITTI's obligation under Section 6.6(l)(ii)(E). Any amendment to the Salaried Retirement Plan (or other arrangement provided in accordance with Section 6.6 (l)(ii)(G)), that is identical to an amendment to Purchaser's Salaried Pension Plan shall not be treated as an amendment that reduces benefit accruals.

                  (H) With respect to any individual U.S. Salaried Transitioned Employee service required to be recognized under the arrangement described in
Section 6.6(l)(ii)(E) shall be the same years and portions thereof of service recognized for similar purposes under Purchaser's Salaried Pension Plan or any successor or other tax-qualified retirement plan (provided that any reference herein to any such successor or other tax-qualified retirement plan shall mean only any such plans which, when substituted for

Purchaser's Salaried Pension Plan, shall not have caused a Modification as hereinafter defined) but no other.

                  (I)(1) This provision shall govern the period of time during which the arrangement provided in Section 6.6(l)(ii)(E) hereof shall continue with respect to all or any portion of the U.S. Salaried Transitioned Employees.

                  (2)(a) The following definitions shall apply for purposes of this Section 6.6(l)(ii)(I):

            "Modification" means any amendment to or other change in Purchaser's Salaried Pension Plan (including, without limitation, any merger with another plan or spin-off of any portion of Purchaser's Salaried Pension Plan), effective any time after the Effective Benefits Time, which substantially reduces benefit accruals under such plan or any successor or other tax-qualified retirement plan (subject to the above-stated limitation) for periods after the effective date of the amendment or change, with respect to (i) the benefit formula, (ii) the definition of average final compensation, (iii) the number of years taken into account for purposes of benefit accrual, (iv) the percentage of average final compensation taken into account for each year of service, (v) the method of Social Security integration (to the extent discretionary on the part of Purchaser), (vi) the optional forms of benefits, (vii) early retirement provisions and/or (viii) the manner in which service is taken into account including, without limitation, service with ITTI. The term "Modification" shall not include any amendment or other change to Purchaser's Salaried Pension Plan or any successor or other tax-qualified retirement plan (subject to the above-stated limitation) (i) required solely to comply with applicable legal requirements and with respect to which Purchaser has no optional means of compliance which if pursued would not result in a Modification (except for this sentence) or (ii) that is identical to an amendment to the Salaried Retirement Plan (or other arrangement provided in accordance with Section 6.6(l)(ii)(G)).

            "Plan Termination" means any termination, under Title IV of ERISA, of Purchaser's Salaried Pension Plan.

            "Partial Plan Termination" means any partial termination, under
Section 411 of the Code, of Purchaser's Salaried Pension Plan.

            "Business Unit" means any termination or business unit of a U.S. Electrical Company.

            "Business Sale" means any termination, whether by sale or otherwise, of Purchaser's majority (meaning more than 50%) ownership or control of a U.S. Electrical Company or any Business Unit.

            (2)(b) At any time after the Effective Benefits Time, Purchaser shall promptly notify ITTI in writing of any and all amendments and changes to Purchaser's Salaried Pension Plan, any Plan Termination or Partial Plan Termination of Purchaser's Salaried Pension Plan and any Business Sale (such events to be referred to as "Notice Events"), such notice to be given as of the earlier of (i) the effective date of the Notice Event or (ii) the date the Notice Event is adopted or has otherwise become subject of a legally binding and non-cancelable commitment to carry out such Notice Event. Any failure of Purchaser (i) to give such notice or (ii) to promptly provide upon ITTI's request any information or data reasonably necessary or appropriate to accomplish the determination referred to in Section 6.6(l)(ii)(I)(5) shall constitute a "Failure to Notify". The effective date of a Failure to Notify shall be the effective date of the Notice Event with respect to which such failure occurs.

                  (3) Upon the occurrence (as determined under Section 6.6(l)(ii)(I)(5) of any Modification, Plan Termination, Partial Plan Termination, Business Sale or Failure to Notify (any such event to be referred to as an "Arrangement Termination Event"), and effective as of the effective date thereof, the arrangement provided in Section 6.6(l)(ii)(E) hereof shall automatically and of its own accord terminate. Upon such termination, the obligations of Purchaser under this Section 6.6(l)(ii)(I) hereof shall terminate.

                  (4) For any Arrangement Termination Event applicable to a particular location or group or class of employees, this Section 6.6(l)(ii)(I) will cause the termination of the arrangement under Section 6.6(l)(ii)(E) only with respect to such location or group or class of employees, unless such Arrangement Termination Event alone, or in combination with any prior or coincident Arrangement Termination Event, would also constitute an Arrangement Termination Event with respect to the entire Purchaser's Salaried Pension Plan.

                  (5) The occurrence of an Arrangement Termination Event shall be determined by ITTI, subject to review and agreement by Purchaser. In the event ITTI and Purchaser disagree as to such occurrence, any party may deliver to the other a written demand for arbitration to determine such occurrence. In such event, the American Arbitration Association shall be asked to appoint the arbitrator to rule on the matter, such arbitrator to be a person familiar with pension and employee benefit matters and such appointment to be made and such arbitration to be held in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The decision of the arbitrator so appointed as to the occurrence of an Arrangement Termination Event shall be binding and conclusive upon the parties hereto. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any such arbitration shall be held in New York, New York. Each party to any arbitration shall pay its own expenses and the fees of the arbitrator and the administrative fee of the American Arbitration Association shall be paid one half by ITTI and one half by Purchaser.

                  (J) During the period the arrangement under Section 6.6(l)(ii)(E) hereof is in effect Purchaser will advise ITTI no less frequently than quarterly of any terminations of employment of U.S. Salaried Transitioned Employees. ITTI and Purchaser further agree to cooperate in mutually providing information to the other party hereto regarding participants in the Salaried Retirement Plan and Purchaser's Salaried Pension Plan as necessary or appropriate for the calculation and determination of benefits under each such plan and for purposes of annual actuarial valuations.

            (iii) Salaried Post-Retirement Health and Life Insurance Benefits - United States. (A) Except as provided in subsection (i) of Section 6.6(l)(iii)(B), Purchaser shall assume all the liabilities and obligations relating to the ITTI's post-retirement health and life insurance coverage for all U.S. Salaried Transitioned Employees. ITTI shall cause accruals with respect to all U.S. Salaried Transitioned Employees, other than U.S. Salaried Business Employees eligible for such coverage on the Closing Date, to be reflected on the Closing Balance Sheet in amount equal to the accumulated post-retirement benefit obligation therefore as of the Closing Date determined in accordance with Statement of Financial Accounting Standards No. 106 using the assumptions used by ITTI as disclosed in its most recent financial statements.

                  (B) Purchaser shall not assume any liabilities and obligations relating to the ITTI's post-retirement health and life insurance coverage for
(i) subject to the
provisions of Section 6.6(l)(vi), U.S. Salaried Business Employees eligible for such coverage as of the Closing Date or (ii) U.S. Salaried Former Business Employees eligible for such coverage as of the Closing Date; and ITTI shall retain all such liabilities and obligations referred to in this Section 6.6(l)(iii)(B).

                  (C) ITTI shall retain all funded assets held in tax-qualified arrangements under ITTI's post-retirement health and life insurance coverage related to the U.S. Salaried Business Employees and the U.S. Salaried Former Business Employees.

                  (D) With respect to any U.S. Salaried Business Employee who is otherwise eligible for ITTI's post-retirement health coverage as of the date immediately preceding the Closing Date and who becomes a U.S. Salaried Transitioned Employee, ITTI shall amend the terms and conditions of such coverage to provide that such U.S. Salaried Transitioned Employee may not commence receipt of ITTI's post-retirement health benefits prior to the earlier of (i) the date such U.S. Salaried Transitioned Employee terminates employment with Purchaser or (ii) the date such U.S. Salaried Transitioned Employee is no longer eligible for health coverage under Purchaser's U.S. Welfare Benefits Program.

            (iv)  Excess and Supplemental Pension Plans - United States.

                  (A) Purchaser shall not assume any of the liabilities and obligations of the non-qualified excess and supplemental pension plans maintained by ITTI with respect to U.S. Salaried Business Employees and U.S. Salaried Former Business Employees (together the "Excess Pension Plan") and ITTI shall retain all such liabilities and obligations and related assets under the Excess Pension Plan.

                  (B) Purchaser agrees that it will establish non-qualified excess and supplemental pension plans, effective as of the Effective Benefits Time, identical to the

Excess Pension Plans in all material respects other than the substitution of Purchaser as sponsoring employer (together the "Purchaser's Excess Pension Plan").

                  (C) Purchaser's Excess Pension Plan shall recognize all service rendered by U.S. Salaried Transitioned Employees prior to the Effective Benefits Time which is recognized under the terms of the Excess Pension Plan for purposes of determining eligibility and vesting, including, without limitation, eligibility service for purposes of determining eligibility for plan membership, pre-retirement survivor benefits, early retirement benefits and normal retirement benefits.

                  (D) Purchaser's Excess Pension Plan shall also (x) recognize as service for benefit accrual purposes all service rendered by U.S. Salaried Transitioned Employees prior to the Effective Benefits Time which is recognized as Benefit Service (as defined in the Excess Pension Plan, as in effect immediately prior to the Effective Benefits Time) (benefit accrual service) under the terms of the Excess Pension Plans and (y) provide for an offset in calculating benefits payable under Purchaser's Excess Pension Plan of the normal retirement benefit payable as a single life annuity, if any, by the Excess Pension Plan with respect to service recognized under the Excess Pension Plan covering the same period of service, with the benefit under Purchaser's Excess Pension Plan also being calculated as a normal retirement benefit payable as a single life annuity, if any, for purposes of determining such offset.

                  (E) ITTI shall recognize post-Effective Benefits Time service of U.S. Salaried transitioned Employees with Purchaser (but only to the extent such service is counted under section 6.6 (l)(iv)(I)), under the Excess Pension Plan for all purposes of eligibility and vesting.

                  (F) In accordance with the terms of the Excess Pension Plan, U.S. Salaried Transitioned Employees may not commence receipt of any benefits under the Excess Pension Plan during the period when post-Effective Benefits Time service with Purchaser is recognized under the Excess Pension Plan pursuant to the arrangement under Section 6.6(l)(iv)(E).

                  (G)(1) ITTI at its option, and in its sole discretion, may satisfy its obligations under section 6.6(l)(iv)(E) by providing all or any portion of the benefits to be provided by ITTI under this Section 6.6 (l)(iv) either (x) through the Excess Pension Plan or (y) through any successor or other non-qualified retirement plan.

                  (2) ITTI's obligation under Section 6.6(l)(iv)(E) hereof shall be to maintain the arrangement under said Section in accordance with the terms of such arrangement as applied with respect to the Excess Pension Plan as in effect as of the Closing Date without regard to any subsequent amendment or other change to said Plan, except that any such change or amendment which would reduce benefit accruals under said arrangement with respect to periods after the effective date of the change or amendment but which is required solely to comply with applicable legal requirements, and with respect to which ITTI has no optional means of compliance which if pursued would not reduce future benefit accruals under said arrangement, shall be taken into account to reduce ITTI's obligation under Section 6.6(l)(iv)(E). Any amendment to the Excess Pension Plan (or other arrangement provided in accordance with Section 6.6 (l)(iv)(G)), that is identical to an amendment to Purchaser's Excess Pension Plan shall not be treated as an amendment that reduces benefit accruals.

                  (H) With respect to any individual U.S. Salaried Transitioned Employee service required to be recognized under the arrangement described in
Section 6.6(l)(iv)(E) shall be the same years and portions thereof of service recognized for similar purposes under Purchaser's Excess Pension Plan or any successor or other non-qualified retirement plan (provided that any reference herein to any such successor or other non-qualified retirement plan shall mean only any such plans which, when substituted for Purchaser's Excess Pension Plan shall have not caused a Modification as hereinafter defined) but no other.

                  (I) (1) This provision shall govern the period of time during which the arrangement provided in Section 6.6(l)(iv)(E) hereof shall continue with respect to all or any portion of the U.S. Salaried Transitioned Employees.

                   (1)(a) The following definitions shall apply for purposes of this Section 6.6(l)(iv)(I):

            "Excess Modification" means any amendment to or other change in Purchaser's Excess Pension Plan (including, without limitation, any merger with another plan or spin-off of any portion of Purchaser's Excess Pension Plan), effective any time after the Effective Benefits Time, which substantially reduces benefit accruals under such plan (or any successor or other tax-qualified retirement plan (subject to the above-stated limitation) for periods after the effective date of the amendment or change, with respect to (i) the benefit formula, (ii) the definition of average final compensation, (iii) the number of years taken into account for purposes of benefit accrual, (iv) the percentage of average final compensation taken into account for each year of service, (v) the method of Social Security integration (to the extent discretionary on the part of Purchaser), (vi) the optional forms of benefits,
(vii) early
retirement provisions and/or (viii) the manner in which service is taken into account including, without limitation, service with ITTI. The term "Excess Modification" shall not include any amendment or other change to Purchaser's Excess Pension Plan or any successor or other non-qualified retirement plan (subject to the above-stated limitation) (i) required solely to comply with applicable legal requirements and with respect to which Purchaser has no optional means of compliance which if pursued would not result in an Excess Modification (except for this sentence) or (ii) that is identical to an amendment to the Excess Retirement Plan (or other arrangement provided in accordance with Section 6.6(l)(iv)(G)).

            "Excess Plan Termination" means any partial or complete termination of Purchaser's Excess Pension Plan.

            "Business Unit" means any subsidiary or business unit of a U.S. Electrical Company.

            "Business Sale" means any termination whether by sale or otherwise, of Purchaser's majority (meaning more than 50%) ownership or control of a U.S. Electrical Company or any Business Unit.

            (2)(b) At any time after the Effective Benefits Time, Purchaser shall promptly notify ITTI in writing of any and all amendments and changes to Purchaser's Excess Pension Plan, any Excess Plan Termination of Purchaser's Excess Pension Plan and any Business Sale (such events to be referred to as "Excess Notice Events"), such notice to be given as of the earlier of (i) the effective date of the Excess Notice Event or (ii) the date the Excess Notice Event is adopted or has otherwise become subject of a legally binding and non-cancelable commitment to carry out such Excess Notice Event. Any failure of Purchaser (i) to give such notice or (ii) to promptly provide upon ITTI's request any information or data reasonably necessary or appropriate to accomplish the determination referred to in Section 6.6(l)(iv)(I)(5) shall constitute an "Excess Failure to Notify". The effective date of an Excess Failure to Notify shall be the effective date of the Excess Notice Event with respect to which such failure occurs.

                  (3) Upon the occurrence (as determined under Section 6.6(l)(iv)(I)(5) of any Excess Modification, Excess Plan Termination, Business Sale or Excess Failure to Notify (any such event to be referred to as an "Excess Arrangement Termination Event"), and effective as of the effective date thereof, the arrangement provided in Section 6.6(l)(iv)(E) hereof shall automatically and of its own accord terminate. Upon such termination, the obligations of Purchaser under this Section 6.6(l)(iv)(I) hereof shall terminate.

                  (4) For any Excess Arrangement Termination Event applicable to a particular location or group or class of employees, this Section 6.6(l)(iv)(I) will cause the termination of the arrangement under Section 6.6(l)(iv)(E) only with respect to such location or group or class of employees, unless such Arrangement Termination Event alone, or in combination with any prior or coincident Excess Arrangement Termination Event, would also constitute an Excess Arrangement Termination Event with respect to the entire Purchaser's Excess Pension Plan.

                  (5) The occurrence of an Excess Arrangement Termination Event shall be determined by ITTI, subject to review and agreement by Purchaser. In the event ITTI and Purchaser disagree as to such occurrence, any party may deliver to the other a written demand for arbitration to determine such occurrence. In such event, the American Arbitration Association shall be asked to appoint the arbitrator to rule on the matter, such arbitrator to be a person familiar with pension and employee benefit matters and such appointment to be made and such arbitration to be held in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The decision of the arbitrator so appointed as to the occurrence of an Excess Arrangement Termination Event shall be binding and conclusive upon the parties hereto. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any such arbitration shall be held in New York, New York. Each party to any arbitration shall pay its own expenses and the fees of the arbitrator and the administrative fee of the American Arbitration Association shall be paid one half by ITTI and one half by Purchaser.

                  (J) During the period the arrangement under Section 6.6(l)(iv)(E) hereof is in effect Purchaser will advise ITTI no less frequently than quarterly of any terminations of employment of U.S. Salaried Transitioned Employees. ITTI and Purchaser further agree to cooperate in mutually providing information to the other party hereto regarding participants in the Excess Pension Plan and Purchaser's Excess Pension Plan as necessary or appropriate for the calculation and determination of benefits under each such plan and for purposes of annual actuarial valuations.

            (v) Excess Savings Plan - United States. With respect to the United States, Purchaser shall adopt a non-qualified excess savings plan with terms similar in all material respects to ITTI's non-qualified excess savings plan and shall be responsible for all liabilities with respect to U.S. Salaried Transitioned Employees accrued under such plan after the Closing Date. Purchaser shall assume all liabilities and obligations relating to excess savings plan benefits of participating U.S. Salaried Transitioned Employees attributable to service through the Closing Date and ITTI shall cause accruals to be reflected on the Closing Balance Sheet in an amount equal to the excess savings plan balances of such U.S. Salaried

Transitioned Employees. ITTI shall be responsible for any excess savings plan benefits with respect to U.S. Salaried Former Business Employees attributable to service through the Closing Date.

            (vi) Deferred Compensation - United States. With respect to the United States, ITTI shall retain and satisfy all liabilities and obligations with respect to deferred compensation for U.S. Business Employees and U.S. Former Business Employees, with respect to deferrals through the Closing Date, under ITTI's deferred compensation plan.

      (m) Collective Bargaining Agreement - United States. Purchaser shall assume, or cause a U.S. Electrical Company to assume and/or perform, all obligations of ITTI and ITT Automotive Electrical Systems, Inc. under and with respect to the ESI/IUE Bargaining Agreement, including without limitation, all Supplemental Agreements thereto.

      (n) Cessation of Participation. Except as specifically provided herein, all Transitioned Employees will cease participation in all benefit plans and programs of ITTI as of the Closing Date.

      (o) WARN Act. With respect to the United States, the parties hereto agree that for purposes of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), the date immediately following the Closing Date shall be the "Effective Date" as such term is used in the WARN Act. For the period prior to the Effective Benefits Time, ITTI shall be responsible for any notification (or pay in lieu of notice) required under the WARN Act to the extent applicable in connection with the transactions contemplated herein and shall indemnify Purchaser and hold Purchaser harmless from and against all fines and other payments which may become due under the WARN Act in connection with said transactions. Purchaser agrees that from and after the Effective Benefits Time it shall be responsible for any notification (or pay in lieu of notice) required under the WARN Act with respect to the U.S. Business and shall indemnify ITTI and hold ITTI harmless from and against all fines and other payments which may become due under the WARN Act with respect to the U.S. Business.

      (p) Employment - Mexico. With respect to Mexico, Purchaser will cause the currently existing employment relationships of all Mexico Business Employees not to be interrupted as of the Effective Benefits Time so that the transactions contemplated by this Agreement shall have had no effect on (i) any employment relationships of Mexico Business Employees or (ii) any union agreement covering Mexico Business Employees. Employment of Mexico Transitioned Employees shall be, at and immediately after the Effective Benefits Time, and not for any prescribed time thereafter on the same terms and conditions in effect immediately preceding the Effective Benefits Time.

      (q) Continuation of General Employment Relationships - Mexico. (i) With respect to Mexico, at and immediately after the Effective Benefits Time but, subject to and in accordance with Sections 6.6(q) and 6.6(s), not for any prescribed period of time thereafter, Purchaser shall, or shall cause a Mexico Electrical Company to, continue to follow the current policies, practices and working conditions which constitute the general employment relationships of the Mexico Electrical Companies and all Mexico Business Employees. Accordingly, Purchaser shall succeed to ITTI's and any of ITTI's Affiliate's, rights and shall assume ITTI's and any of ITTI's Affiliate's, obligations and Purchaser shall cause each Mexico Electrical Company to retain such Mexico Electrical Company's rights and obligations, with respect to Mexico Business Employees, including any such obligations which by virtue of Mexico Laws or otherwise may be joint obligations with Purchaser, under employment related agreements, including the Mexico Collective Bargaining Agreements, under social security or other governmental programs and under employee benefit programs or practices covering Mexico Business Employees.

      (ii) With respect to Mexico, Purchaser shall cause each Mexico Electrical Company from and after the Closing, to perform, pay and discharge:

      (A) all of such Mexico Electrical Company's obligations under any Mexico Collective Bargaining Agreement to which it is a party with respect to Mexico Business Employees; and

      (B) any and all liability with respect to Mexico Business Employees for

          (x)  wages, salaries, commissions, bonuses;

          (y)  premiums for social security and all other governmental programs;

          (z)  holiday pay, vacation pay, sick pay and sick leave; and

          (xy) benefit plan payments and all other employee benefit claims, other than those relating to the private insurance and other non-governmental arrangements for periods prior to the Effective Benefits Time, which pursuant to Section 6.6(t) are the responsibility of ITTI.

      (r) Modification of Employment and Employee Benefits - Mexico. With respect to Mexico, at any time after the Closing Date, Purchaser and the Mexico Electrical Companies shall have the right in their discretion to modify the employee benefit plans, programs, policies, practices and arrangements, and the employment policies and practices and arrangements, and the employment policies and practices and working conditions of the Mexico Electrical Companies and other terms and conditions affecting Mexico Business

Employees subject to the constraints of and in accordance with Mexico Laws and/or other legally binding obligations.

      (s) Private Insurance Programs - Mexico. With respect to Mexico, with respect to benefit programs, including any plans, policy, practices and arrangements, providing private insurance or other non-governmental arrangements to provide health benefits, life insurance benefits, disability benefits and/or other non-pension benefits for Mexico Business Employees:

            (i) Purchaser shall, or shall cause a Mexico Electrical Company to, be responsible for payments of premiums relating to periods subsequent to the Effective Benefits Time for such benefit programs of Purchaser or a Mexico Electrical Company and any liability for all claims, expenses and treatments, including administrative expenses related thereto, incurred under such benefit programs subsequent to the Effective Benefits Time, irrespective of whether such claim is filed or submitted after the Effective Benefits Time.

            (ii) ITTI shall be responsible for payment of premiums for such benefit programs of ITTI or a Mexico Electrical Company relating to periods prior to the Effective Benefits Time and any liability for all claims, expenses and treatments, including administrative expenses related thereto, incurred under such benefit programs prior to the Effective Benefits Time, irrespective of whether such claim is filed or submitted after the Effective Benefits Time.

      (t) Termination and Severance Payments - Mexico. With respect to Mexico, the parties to this Agreement intend that no liability for indemnity payments, termination payments or severance payments to Mexico Business Employees be incurred solely by virtue of the transactions contemplated by this Agreement and this intent is confirmed by the terms of this Section 6.6 which provide that, with respect to Mexico Business Employees, no change in employment relationships or loss of employee benefits shall occur solely by virtue of the transactions contemplated by this Agreement. The parties further agree to cooperate and use best efforts hereafter to ensure that no liability for indemnity payments, termination payments or severance payments to Mexico Business Employees is incurred solely by virtue of the transfer of the Mexico Electrical Companies to Purchaser or solely by virtue of the transactions contemplated by this Agreement.

      (u) Employment - China (Shanghai). The parties shall mutually agree whether Section 6.6(u)(i) or Section 6.6(u)(ii) shall be operative.

            (i) With respect to China (Shanghai), with respect to any employees who have been seconded to the sales office of the Electrical Company or Asset Seller by a labor service provider pursuant to a service contract entered into between the Electrical Company or Asset Seller and the labor service provider, Purchaser will enter into a contract with that labor service provider on equivalent terms as the service contract, to take effect as of the Effective Benefits Time.

            (ii) Employment - China (Shanghai). With respect to China (Shanghai), with respect to any employees who have been seconded to the sales office of the Electrical Company or Asset Seller by a labor service provider pursuant to a service contract entered into between the Electrical Company or Asset Seller and the labor service provider, Purchaser will enter into an assignment contract with the relevant Electrical Company or Asset Seller and the relevant labor service provider under which Purchaser will assume all rights and obligations under the service contract and the Electrical Company or Asset Seller will be released from any further obligations under the service contract to take effect as of the Effective Benefits Time.

      (v) Employee Claims Unrelated to the Business. ITTI shall further hold harmless and indemnify Purchaser Indemnified Parties from and against all claims of employees of ITTI Automotive Europe GmbH who are not part of the hive-down described in point 6 of Schedule 6.8 (it being understood that the number of employees that will be part of the hive-down is set forth in Section 4.13(k)(iv), in particular claims that their employment was transferred to SWF, as defined in point 5 of such Schedule, except as accrued in column 3 of the Closing Balance Sheet.

      (w) Beneficiaries and Dependents. Any reference in this Section 6.6 to employees and former employees of the Electrical Companies or of any Asset Seller with respect to the Business shall include, as appropriate or as required by the context, any beneficiaries or dependents of such employees and former employees receiving or who may in the future become entitled to receive any benefits by virtue of such employees' or former employees' employment or former employment with the Electrical Companies or any Asset Seller, including, without limitation, any such beneficiaries or dependents who are survivors of any former employee who is deceased as of the date immediately preceding the Closing Date.

      (x) No Third Party Rights. No provision of this Section 6.6 shall create nor is intended to create nor shall be construed to confer:

            (i) any third party beneficiary rights in any employee or former employee, or any beneficiary or dependent thereof, of the Electrical Companies or any Asset Seller or Purchaser in respect of continued employment or resumed employment or in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plans, program, policy, practices or arrangement of ITTI or Purchaser whether prior to, on, or after the Closing Date; or

            (ii) any rights, remedies, obligations or liabilities, legal or equitable, on any person, firm, corporation, organization or other entity other than ITTI or Purchaser (or their respective successors and assigns).

      (y) Cooperation. ITTI and Purchaser agree to cooperate fully with respect to the actions necessary to effect the transactions contemplated in this Section
6.6 including, without limitation, the provision of records and information as each may reasonably request from the other.

      (z) Indemnification.

            (i) Purchaser shall hold harmless, indemnify and defend the ITTI Indemnified Parties from and against any and all costs, expenses, claims, damages, lawsuits, reasonable attorney's and accountants' fees and costs, losses, deficiencies, assessments, administrative orders, fines, penalties, actions, proceedings, judgments, liabilities and obligations of any kind or description (a "Benefits and Employment Relationship Claim") asserted against, incurred or required to be paid by any ITTI Indemnified Party (regardless of when asserted or by whom), associated with or arising under any employment relationship, any employment contract or any employee benefit plan, policy, program or arrangement established, adopted or made, or caused to be established, adopted or made, applicable to the Transitioned Employees or Former Business Employees by Purchaser effective at or after the Effective Benefits Time or liability assumed by Purchaser pursuant to the terms and conditions set forth in this Section 6.6 of this Agreement.

            (ii) ITTI shall hold harmless, indemnify and defend Purchaser Indemnified Parties from and against any and all Benefits and Employment Relationship Claims, asserted against, incurred or required to be paid by Purchaser (regardless of when asserted or by whom), (x) associated with or arising under any employment relationship, any employment contract or any employee benefit plan, policy, program or arrangement maintained by ITTI, the Electrical Companies or any Asset Seller in respect of the Business or their respective Affiliates and predecessors unless (A) expressly assumed by Purchaser pursuant to Section 6.6 of this Agreement or (B) Purchaser shall become responsible therefor by virtue of the transactions contemplated by this Agreement or (y) in connection with or related to any claim made for enhanced severance pay benefits under the enhanced severance pay arrangement for U.S. Salaried Business Employees identified on Schedule 6.6(f) by reason of the transactions contemplated by this Agreement by or on behalf of any U.S. Salaried Transitioned Employee terminated from employment anytime after one year after the closing date, but limited only to the enhanced severance pay portion of any severance pay claimed by any such U.S. Salaried Transitioned Employee.

            (iii) ITTI shall hold harmless, indemnify and defend the Purchaser Indemnified Parties from and against any liability that any Purchaser Indemnified Party may incur for any Employee Benefit Arrangement that ITTI or its Affiliates maintains, as a result of a dispute between GM and ITT referenced in the letter of June 8, 1998 from Donna Joseph to Jeff Johnson, but limited to any such liability arising from, in connection with or with respect to any periods of service with ITTI or its Affiliates prior to the Effective Benefits Time.

      6.7   Pro Forma Transactions; Intercompany Transactions

            (a) Pro Forma Transactions. Notwithstanding anything to the contrary contained in this Article VI or any other provision of this Agreement, ITTI shall cause the transactions described in Schedule 6.7(a) (the "Pro Forma Transactions") to be consummated at or prior to the Closing. Purchaser agrees that no action comprising any portion of the Pro Forma Transactions, nor any action reasonably taken in connection therewith, shall, in and of itself, constitute a breach of any representation, warranty or covenant contained in this Agreement unless such action is undertaken in a manner (e.g., in violation of any applicable law which would otherwise violate such representation, warranty or covenant. ITTI shall and shall cause its Subsidiaries to use their best efforts to consummate the Pro Forma Transactions as expeditiously as possible following the date of the Agreement. ITTI shall provide Purchaser copies of and the opportunity to review and comment on the documents relating to the Pro Forma Transactions prior to their signature.

            (b) Intercompany Accounts. Effective on or prior to the Closing Date, ITTI will, and will cause its Subsidiaries to, cause all intercompany payables (other than trade payables), of any Electrical Company, on the one hand, to ITTI or any Subsidiaries of ITTI which are not Asset Sellers in respect of the Business, on the other hand, to be capitalized.

            (c) On or prior to the Closing Date, ITTI will cause the Electrical Companies to transfer to ITTI (or to an Affiliate which is not an Electrical Company) any Excluded Assets and will assume or cause any Affiliate which is not an Electrical Company to assume any Excluded Electrical Company Liabilities, without any recourse to any Electrical Company.

            (d) On or prior to the Closing, the "General Relations Agreements" and all understandings, commitments or agreements relating to the use of the "ITT" name, trademark or service mark between ITTI and any Subsidiaries of ITTI which are not Electrical Companies or Asset Sellers in respect of the Business, on the one hand, and the Electrical

Companies, Joint Ventures or Asset Sellers in respect of the Business, on the other hand, shall be terminated.

      6.8   German Reorganization

            Notwithstanding anything to the contrary contained in this Article VI or any other provision of this Agreement, it is the explicit intent of Purchaser and ITTI, and Purchaser hereby acknowledges and consents, that ITTI and its Subsidiaries will consummate at or prior to the Closing certain transactions, including intercompany transfers of shares of capital stock of (or partnership interests in) certain Subsidiaries, formation of new Subsidiaries (some of which may be Electrical Companies) and asset transfers, all in connection with a series of transactions described in Schedule 6.8 to this Agreement and referred to herein as the "German Reorganization". The documentation effecting the German Reorganization shall not be inconsistent with the intent of Articles I and II of this Agreement. ITTI shall provide Purchaser copies of, and the opportunity to review and comment on, the documents relating to the German Reorganization prior to their execution. Purchaser agrees that no action comprising any portion of the German Reorganization, nor any action reasonably taken in connection therewith, shall constitute a breach of any representation, warranty or covenant contained in this Agreement unless such action is undertaken in a manner (e.g., in violation of any applicable law) which would otherwise violate such representation, warranty or covenant. ITTI shall and shall cause its Subsidiaries to use their reasonable best efforts to consummate the German Reorganization as expeditiously as possible following the date of this Agreement. Without limiting the foregoing, ITTI shall and shall cause its Subsidiaries to use their best efforts to submit the necessary documentation regarding the German Reorganization to all relevant work councils no later than July 15, 1998.

      6.9   Title Insurance.

            At the Closing, ITTI shall deliver to Purchaser a Standard Coverage Policy (1990) (e.g., ALTA), extended coverage, with coverage in an amount equal to the net book value as reflected in the Financial Statements as at December 31, 1997 of the Real Property located in the United States owned by ITT Electrical Systems, Inc. ("ESI"), showing title in such Real Property vested in ESI, subject only to Permitted Liens and the standard printed exceptions and conditions in the policy of title insurance ("Title Policy"). All premiums for the Title Policy will be paid by ITTI. Except as specifically provided in this Agreement, ITTI makes no express or implied warranties regarding the condition of title to the Real Property, and Purchaser shall rely solely on the Title Policy for protection against any title defects.

      6.10  Non-Competition

            Neither ITTI nor any of its Subsidiaries shall, for a period of three years after the Closing Date, directly or indirectly, engage in the Business in competition with Purchaser and its Subsidiaries, the Electrical Companies or the Designated Asset Purchasers in any location in the world, whether or not Purchaser or any of its Subsidiaries, the Electrical Companies or the Designated Purchasers engages in the Business in that particular location. Notwithstanding the foregoing, however, ITTI and its Subsidiaries may, without violating this covenant:

            (a) continue to design, engineer, manufacture, sell or distribute any product currently being designed, engineered, manufactured, sold or distributed or specifically manufactured on behalf of ITTI or any Subsidiary thereof (disregarding for this purpose the Electrical Companies and the Asset Sellers in respect of the Business) and such other products as are complementary thereto and/or would reasonably be expected to be developed as line extensions;

            (b) own as a passive investment not in excess of 5% of the outstanding capital stock of a corporation which engages in the Business, if such capital stock is a security actively traded on an established national securities exchange;

            (c) acquire any company or business (an "Acquired Business") whose operations would contravene this Section 6.10 (the "Competing Operations"), provided that (i) the Competing Operations represent less than 10% of the total annual sales of such Acquired Business (it being understood that ITTI shall not be permitted to use the trademark "ITT" or any derivation thereof on any products designed, engineered, manufactured, sold or distributed by the Competing Operations), or (ii) ITTI or its Subsidiary divests such Competing Operations (at least to the extent necessary so that they represent less than 10% of the total annual sales of such Acquired Business) included within the Acquired Business within one year after the acquisition of such Acquired Business.

      6.11  Non-Solicitation; Confidentiality

            ITTI shall not, and shall cause each of its Subsidiaries not to, (i) for a period of two years after the Closing solicit or recruit any employees of the Business other than under the circumstances upon which Purchaser would be permitted to solicit or recruit employees of ITTI or its Subsidiaries under
Section 7 of the Confidentiality Agreement (it being understood that one employee of the Business is party to a letter agreement with ITTI which gives such employee the right to elect to become an employee of ITTI within an agreed period of time following the Closing) or (ii) for a period of five years after the Closing disclose or furnish to anyone any confidential information relating to the Business; provided, however, that information of the type which would be excluded from the definition of "Information" in accordance with
Section 4 of the Confidentiality Agreement shall not be deemed to be confidential information for purposes of this Section 6.11 and, in any event, such confidential information otherwise may be disclosed under the same terms and conditions upon which Purchaser would be permitted to disclose similar information in accordance with the Confidentiality Agreement.

      6.12 Jointly Developed Intellectual Property. It is understood that with respect to Intellectual Property based on inventions, discoveries, designs or writings made jointly by an employee or employees of the Business and an employee or employees of another business owned by ITTI, ITTI has determined, in the ordinary course of business, whether or not such Intellectual Property relates primarily to the Business or to another business owned by ITTI. Schedule 4.10(a) includes all such jointly developed Intellectual Property relating primarily to the Business. It is agreed that such determinations are final and binding on Purchaser, the Electrical Companies and the Designated Purchasers and that Purchaser, the Electrical Companies and the Designated Purchasers shall have no ownership rights to any other jointly developed Intellectual Property.

      6.13  Use of the ITT Name and Marks

            (a) Subject to the provisions of the ITT Name and Mark Transition Agreement, Purchaser shall cease and shall cause the Designated Purchasers, each Electrical Company and ITT Automotive Electrical Systems de Mexico S.A. de C.V. ("AES Mexico") to cease and shall use its best efforts to cause ITT Shanghai Automotive Electric Systems

Co., Ltd. ("SAES") to cease all use of the designation "ITT" in any fashion or combination, as well as eliminate the use of any other designation indicating affiliation with ITTI or ITT Corporation or any of their respective Subsidiaries, as soon as practicable after the Closing Date, but not more than 90 days after the Closing Date; provided, however, that with respect to stationery, checks, contracts, purchase orders, agreements and other business forms and writings which could result after the Closing Date in a legal commitment of ITTI or ITT Corporation or any of their Subsidiaries, Purchaser shall cease or shall cause the Designated Purchasers, each Electrical Company and AES Mexico to cease and shall use its best efforts to cause SAES to cease immediately after the Closing Date any use of the designation "ITT" as well as of any other designation indicating affiliation after the Closing Date with ITTI or ITT Corporation or any of their respective Subsidiaries, except to the extent that applicable law requires such person to continue such use until such name change is effected, in which case until such time, but in no event later than one year following the Closing Date. Within ten business days after the Closing Date, Purchaser shall notify or shall cause the Designated Purchasers to notify, in writing, all customers, suppliers and financial institutions having current business relationships with the Electrical Companies that the Electrical Companies have been acquired from the Sellers by the Designated Purchasers.

            (b) Subject to the provisions of the ITT Name and Mark Transition Agreement and as soon as reasonably practicable, but in any event not later than 90 days after the Closing Date, Purchaser shall cause each Electrical Company and AES Mexico, and shall use its best efforts to cause SAES, to change its name to a new name not including ITT and thereafter shall not use and shall cause each Electrical Company and AES Mexico, and shall use its best efforts to cause SAES, not to use or include ITT as or in their corporate, popular or trade names.

            (c) Subject to the provisions of the ITT Name and Mark Transition Agreement, as of the Closing Date Purchaser shall cease and shall cause each Designated Purchaser, each Electrical Company and AES Mexico to cease and shall use its best efforts to cause SAES to cease advertising, marketing, selling any products, offering any services or otherwise using any trademark, service mark or other indication of origin including ITT or any mark or indication of origin confusingly similar thereto.

      6.14  Tax Matters

            (a) Tax Returns. ITTI shall prepare and file (or cause to be prepared and filed) all Tax Returns of the Electrical Companies with respect to any Pre-Closing Period and shall timely pay, or cause to be paid, all Taxes shown to be due on such Tax Returns. Purchaser shall be responsible for the preparation and filing of all Tax Returns of the Electrical Companies with respect to any taxable year which begins on or after the Closing Date and shall timely pay all Taxes shown to be due on such Tax Returns. Purchaser shall prepare and file (or cause to be prepared and filed) all Tax Returns of the Electrical Companies with respect to any Straddle Period, which returns shall be prepared in a manner reasonably consistent with prior practice, and shall timely pay, or cause to be paid, all Taxes shown to be due on such Tax Returns. Purchaser shall, no later than 30 days prior to the due date for the filing of such Straddle Period Tax Returns (including extensions for filing), provide ITTI with copies of such Tax Returns for ITTI's review, consent and approval. No later than five Business Days after the filing of each such Straddle Period Tax Return, ITTI shall pay to Purchaser, in accordance with Section 9.4, any amounts owed by ITTI pursuant to Section 9.4 with respect to Taxes covered by such Straddle Period Tax Returns. Neither ITTI nor any of its Subsidiaries or Affiliates shall be responsible for any Taxes of the Electrical Companies other than as provided in this Agreement.

            (b) Refunds. Any Tax refunds (including any reduction of Taxes) that are received by Purchaser or any Electrical Company, and any amounts credited against Tax to which Purchaser or any Electrical Company become entitled, that relate to a Pre-Closing Period shall be for the account of ITTI, and Purchaser shall pay to ITTI any such refund or the amount of any such credit (including any interest paid or credited with respect thereto) within five Business Days after receipt or entitlement thereto. Any such refunds or credits of Taxes of any of the Electrical Companies for any Straddle Period shall be apportioned between ITTI and Purchaser in the same manner as the liability for such Taxes is apportioned pursuant to Section 9.4. Purchaser shall, if ITTI so requests, cause the relevant Electrical Company to file for any refund or credit to which ITTI believes it is entitled pursuant to this Section 6.14.

            (c) Cooperation. (i) Notwithstanding provisions to the contrary in
Section 6.5, ITTI shall retain in its possession all Tax Returns and Tax records relating to the Purchased Assets, the Transferred Subsidiaries and the Joint Venture Interests that might be relevant to computations or payments required after the Closing Date with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations, after giving effect to any valid extension thereof, has expired. ITTI shall provide Purchaser reasonable access to (including the right to make copies of) such supporting books and records and other such materials that Purchaser may specify with respect to Tax matters relating to any taxable periods ending after the Closing Date until the relevant statute of limitations, after giving effect to any valid extensions thereof, has expired. After such time, ITTI may dispose of such materials, provided that prior to such disposition ITTI shall give Purchaser a reasonable opportunity to take possession of such materials. Purchaser shall retain in its possession, and shall provide ITTI reasonable access to (including the right to make copies of) such supporting books and records and any other materials that ITTI may specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations, after giving effect to any valid extensions thereof, has expired. After such time, Purchaser may dispose of such material, provided that prior to such disposition Purchaser shall give ITTI a reasonable opportunity to take possession of such materials.

              (ii) Purchaser and ITTI agree to timely furnish or cause to be timely furnished to each other, and each at their own expense, notices of audits, assessments and such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to the Purchased Assets, the Transferred Subsidiaries or the Joint Venture Interests as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes or any appraisal of the Purchased Assets.

             (iii) Purchaser agrees to make available to ITTI all relevant employees of the Business upon reasonable request and as reasonably required for purposes of defending amounts and positions taken on the Tax Returns with respect to a Pre-Closing Period, including but not limited to the defense of ITTI's R&D credit claims, with respect to which

ITTI may require that such employees be available for questioning by ITTI's consultants and/or any IRS auditors or engineers and to provide tours of the manufacturing and research facilities of the Business. Relevant employees may include, but are not limited to, engineers, product developers, production managers, quality control personnel, R&D management and staff, software developers, financial personnel and human resources personnel. ITTI shall reimburse Purchaser for the labor costs of the time spent by such employees at ITTI's request.

              (iv) The parties agree that any notice received by Purchaser from any taxing authorities or jurisdictions which relates to a Pre-Closing Period or which relates to a Straddle Period will be forwarded to ITTI within ten calendar days of receipt as described in Section 6.14(g); and any notice received from any taxing authorities or jurisdictions by ITTI which relates to a taxable period beginning on or after the Closing Date or to a Straddle Period will be forwarded to Purchaser in accordance with Section 6.14(g) within ten calendar days of receipt. The failure by either ITTI or Purchaser to deliver a notice in accordance with this Section 6.14(c)(iv) shall not relieve ITTI or Purchaser, as the case may be, of any claim for Taxes under this Agreement except to the extent, if any, that the rights of ITTI or Purchaser, as the case may be, with respect to such claim are actually prejudiced.

            (d) With respect to German tax audits and the preparation of Tax Returns in Germany for Pre-Closing Periods for predecessor companies, a separate agreement will be entered into between ITTI and Purchaser on the terms set forth in Schedule 6.14.

            (e) Certain Taxes. All sales, use, value added, transfer, intangible, excise, recording, documentary, stamp, and other similar Taxes or fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (other
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than Taxes and fees increased in connection with the German Reorganization and the Pro Forma Transactions, which shall be for the account of ITTI) shall be paid one half by ITTI and one half by Purchaser and/or the Designated Purchasers when due. Purchaser and ITTI shall cooperate in minimizing the amount of such Taxes.

            (f) Cooperation, Employment Taxes. ITTI will cooperate with Purchaser to file all documents necessary and appropriate to secure the benefits of Section 3121(a)(1) of the Code and Section 31.3121(a)(1) - 1(b) of the Treasury Regulations promulgated thereunder, with respect to filing and furnishing Internal Revenue Service Forms W-2, W-3 and 941, with the result that
(i) ITTI shall be relieved from furnishing Forms W-2 to all Transferred Employees; and (ii) Purchaser shall assume ITTI's obligations to furnish such forms by such Transitioned Employees for the calendar year which includes the Closing Date.

            (g) Tax Notices. Any written notice, schedules, tax returns, forms, documents, or other written communications required or to be given to ITTI or Purchaser pursuant to this Section 6.14 shall be timely given: If to ITTI:

            Vice President & Director of Taxes
            ITT Industries, Inc.
            4 West Red Oak Lane
            White Plains, NY  10604

and if to Purchaser:

            Director des Affaires Fiscales
            Valeo
            43 rue Bayen
            Paris, France  75017

            (h) Tax Elections. Purchaser and the Sellers agree to make a timely joint election under Section 338(h)(10) of the Code and any corresponding or similar elections under state, local or foreign tax law (collectively, a "Section 338(h)(10) Election") with

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respect to the purchase of ITT Automotive Electrical Systems, Inc. ("ESI")
hereunder. The Sellers shall be responsible for the preparation and filing of all forms and documents required in connection with the Section 338(h)(10) Election. For the purpose of making the Section 338(h)(10) Election, on or prior to the Closing Date, Purchaser shall execute and deliver to the Sellers two copies of IRS Form 8023-A (or successor form). Purchaser shall execute and deliver to the Sellers such additional documents or forms as are requested to complete properly the Section 338(h)(10) Election at least 60 days prior to the date such Section 338(h)(10) Election is required to be filed, which shall include a proposed allocation of the Purchase Price, allocated pursuant to
Section 3.5 among the assets of ESI. Purchaser and Seller shall file, and shall cause their respective Affiliates to file, all Tax Returns, statements, forms and schedules in connection therewith in a manner consistent with the Section 338(h)(10) Election and shall take no position contrary thereto.

      6.15  Intellectual Property License Agreement

            (a) Effective as of the Closing Date, ITTI, on behalf of itself and its Subsidiaries, hereby grants to the Electrical Companies a worldwide, perpetual, irrevocable, paid-up, royalty-free, nonexclusive license, with the right to sublicense Purchaser, its Subsidiaries and the Joint Ventures, to manufacture, use and sell (i) products and to provide services which are made, used, sold, offered for sale or under development by the Business as of the Closing Date and (ii) products of the type which are made, used, sold, offered for sale or under development by the Business as of the Closing Date under any patents, patent applications, copyright registrations or applications and mask work registrations or applications (except any patents, patent applications, copyright registrations or applications or mask work registrations or applications which are conveyed to Purchaser or the Designated

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Purchasers pursuant to this Agreement), owned by or licensed to (with the right to sublicense) as of the Closing Date by ITTI or any of its Subsidiaries, subject to any rights previously granted to third parties and, with respect to any sublicenses granted herein, subject to the terms and conditions of the license agreement granting ITTI or its Subsidiaries such sublicensing rights.

            (b) Effective as of the Closing Date, Purchaser, on behalf of itself, the Electrical Companies and the Designated Asset Purchasers, hereby grants to ITTI and its Subsidiaries, and their successors and/or assigns of substantially all of the assets of any of the Sellers' businesses (excluding the Business), a worldwide, perpetual, irrevocable, paid-up, royalty-free, nonexclusive license, with the right to sublicense their Subsidiaries, to manufacture, use and sell (i) products and to provide services which are made, used, sold, offered for sale or under development by ITTI or its Subsidiaries (excluding the Business) as of the Closing Date and (ii) products of the type which are made, used, sold, offered for sale or under development by ITTI or its Subsidiaries (excluding the Business) as of the Closing Date under any patents, patent applications, copyright registrations or applications or mask work registrations or applications which are conveyed to Purchaser or the Designated Purchasers pursuant to this Agreement, subject to any rights previously granted to third parties.

            (c) Effective as of the Closing Date, ITTI, on behalf of itself and its Subsidiaries, hereby grants to the Electrical Companies a worldwide, perpetual, irrevocable, paid-up, royalty-free, nonexclusive license, with the right to sublicense Purchaser, its Subsidiaries and the Joint Ventures, to manufacture, use and sell (i) products and to provide services which are made, used, sold, offered for sale or under development by the Business as of the Closing Date and (ii) products of the type which are made, used, sold, offered for sale or under development by the Business as of the Closing Date using any software, inventions, trade secrets, know-how or copyrights owned by or licensed to (with the right to sublicense) as of the Closing Date by Seller or any of its Subsidiaries and which were originally obtained by the Business from Seller or any of its Subsidiaries and are in the possession of the Business at the Closing Date, subject to any rights previously granted to third parties and, with respect to any sublicenses granted herein, subject to the terms and conditions of the license agreement granting ITTI or its Subsidiaries such sublicensing rights.

            (d) Effective as of the Closing Date, Purchaser, on behalf of itself, the Electrical Companies and the Designated Asset Purchasers, hereby grants to ITTI and its Subsidiaries, and their successors or assigns of substantially all of the assets of any of the Sellers' businesses (excluding the Business), a worldwide, perpetual, irrevocable, paid-up, royalty-free, nonexclusive license, with the right to sublicense their Subsidiaries, to manufacture, use and sell (i) products and to provide services which are made, used, sold, offered for sale or under development by ITTI or its Subsidiaries (excluding the Business) as of the Closing Date and (ii) products of the type which are made, used, sold, offered for sale or under development by the Seller or its Subsidiaries (excluding the Business) as of the Closing Date using any software, inventions, trade secrets, know-how or copyrights which are conveyed to Purchaser or the Designated Purchasers pursuant to this Agreement which were originally obtained by ITTI or its Subsidiaries from the Electrical Companies or the Sellers of the Purchased Assets and are in the possession of ITTI or its Subsidiaries, subject to any rights previously granted to third parties.

            (e) It is understood and agreed that the licenses granted above in this Section 6.15 do not include any right to use trademarks, service marks or trade names. At the Closing, ITTI and Purchaser will enter into an ITT Name and Mark Transition Agreement in the form attached hereto as Exhibit J (the "ITT Name and Mark Transition Agreement").

            (f) Notwithstanding that the licenses granted in subsections (a) through (d) of this Section 6.15 (the "Licenses") do not include have made rights, ITTI, on behalf of itself and its Subsidiaries, hereby extends the Licenses granted to the Electrical Companies and Purchaser, on behalf of itself, the Electrical Companies and the Designated Asset Purchasers, hereby extends the Licenses granted to ITTI and its Subsidiaries and their successors and/or assigns of substantially all of the assets of any of ITTI's businesses (excluding the Business), to include a have made right to continue to purchase and sell any product being purchased on the date hereof by a licensee under the Licenses from a supplier (other than a licensor under the Licenses) of that product on the date hereof that utilizes any of the intellectual property included in the Licenses.

      6.16  Post-Closing Arrangements

            Between the date of this Agreement and the Closing Date, ITTI and Purchaser or their respective Subsidiaries will enter into arrangements with respect to the following matters: (a) reciprocal leasing arrangements between Purchaser or the relevant Designated Purchaser and ITTI or a Subsidiary of ITTI designated by ITTI in respect of the office buildings and plants set forth in
Schedule 6.16(a) on the terms set forth in Schedule 6.16(a), (b) a supply arrangement whereby Alfred Teves GmbH & Co. oHG ("Teves") will purchase from SWF wiper blades for sale by Teves in its aftermarket business on the terms set forth in Schedule 6.16(b), and (c) such other transition arrangements as are set forth on Schedule

6.16(c). To the extent the agreements referred to in the preceding sentence are to include material terms inconsistent with or not otherwise set forth on Schedules 6.16(a), (b) or (c), as the case may be, purchaser and ITTI shall negotiate in good faith with a view to ensuring that such agreements are entered into on arm's length terms; provided, however, that upon the earlier of (i) the commencement of negotiations with a bona fide potential purchaser for the Brake and Chassis Business and (ii) the day before any such agreement is required to be executed or otherwise submitted in order for ITTI to comply with its obligation to use best efforts to consummate the Pro Forma Transactions and the German Reorganization as expeditiously as practicable, ITTI shall be able to unilaterally cause the execution and delivery of such agreements on such terms as it reasonably believes represent an arm's length agreement.

      6.17  No Other Representations or Warranties

            Except for the representations and warranties contained in Article IV, Purchaser acknowledges that neither ITTI, the Sellers, the Electrical Companies, the other Subsidiaries and Affiliates of ITTI nor any other person makes any other express or implied representation or warranty with respect to the Purchased Assets, the assets of the Electrical Companies and the Joint Ventures, the Electrical Companies, the Joint Venture Interests or otherwise or with respect to any other information provided to Purchaser, whether on behalf of ITTI or such other persons, including as to (a) merchantability or fitness for any particular use or purpose, (b) the use of the Purchased Assets and the assets of the Electrical Companies and the Joint Ventures and the operation of the Business by Purchaser after the Closing in any manner other than as used and operated by ITTI or (c) the probable success or profitability of the ownership, use or operation of the Business by Purchaser after the Closing. Neither ITTI nor any other person will have or be subject to any liability or indemnification obligation to Purchaser or any other person resulting from the distribution to Purchaser, or Purchaser's use of, any such information, including the Confidential Offering Memorandum dated March 1998 prepared by Goldman, Sachs & Co. and Lazard Freres & Co. LLC related to the Business and any information, document, or material made available to Purchaser in certain "data rooms," management presentations or in any other form in expectation of the transactions contemplated by this Agreement.

      6.18 Insurance Matters. Purchaser acknowledges that, with the exceptions of the insurance policies relating to employee benefits to be transferred to Purchaser pursuant to Section 6.6 and any insurance policies described on
Schedule 4.11(a), the policies and insurance coverage maintained on behalf of the entities comprising the Business are part of the corporate insurance program maintained by ITTI (the "ITTI Corporate Policies"), and such coverage will not be available or transferred to Purchaser, any of the Designated Purchasers or any of the Electrical Companies or Joint Ventures. In furtherance and not in limitation of the foregoing, Purchaser agrees to cause each Designated Purchaser and each Electrical Company not to bring any claim for recovery under any of the ITTI Corporate Policies, whether or not such person may be so entitled in accordance with the terms of such ITTI Corporate Policies. Furthermore, Purchaser agrees that if at any time in the future it shall sell, directly or indirectly, the shares of capital stock of any Designated Purchaser or any Electrical Company, it shall obtain the express agreement of the direct or indirect purchaser of such entity to the matters set forth in this Section 6.18. It is understood that ITTI shall be free at its discretion at any time to cancel or not renew any of the ITTI Corporate Policies.

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

      7.1   Conditions Precedent to Obligations of Purchaser and ITTI

      The respective obligations of Purchaser and ITTI to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the party for whose benefit such condition exists) at or prior to the Closing Date of each of the following conditions:

            (a) No Injunction, etc. At the Closing Date, there shall be (i) no injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of any of the transactions contemplated hereby and (ii) no claim, action, suit or arbitration commenced by any Governmental Authority against the Sellers, Purchaser or Designated Purchasers which seeks to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable good faith determination of the Sellers or Purchaser would render it impracticable or unlawful to consummate the transactions contemplated by this Agreement, it being understood that each of clauses (i) and (ii) shall not apply to an injunction, order or decree (A) that would affect only the ability of ITTI to transfer the Business in any of Japan, China, the Czech Republic, Malaysia, Italy or the United Kingdom or (B) that would have an immaterial effect on the Business and the business of Purchaser, taken together as a whole, as they exist on the Closing Date;

            (b) Regulatory Authorizations. All consents or statutorily required indications of no objection of any Governmental Authorities listed in
      Schedule 7.1(b) shall have
      been obtained, and all waiting periods applicable under the HSR Act and other applicable antitrust, merger control or competition laws or regulations shall have expired or been terminated;

            (c) Transition Arrangements. ITTI and Purchaser shall have entered into, or shall have caused their respective Subsidiaries to enter into, the agreements and arrangements described in Section 6.16 on substantially the terms set forth in Schedule 6.16;

            (d) German Reorganization. Those matters required to be consummated on or prior to the Closing in connection with the German Reorganization as described in Schedule 6.8 shall have been consummated in all material respects; and

            (e) ITT Name and Mark Transition Agreement. Purchaser and ITTI shall have executed the ITT Name and Mark Transition Agreement in accordance with Section 6.15(e).

      7.2 Conditions Precedent to Obligation of ITTI

            The obligation of ITTI to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by ITTI) at or prior to the Closing Date of each of the following conditions:

            (a) Accuracy of Purchaser's Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Purchaser set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date, except to the extent that the failure of such representations and warranties to be true and correct, or true and correct in all material respects, as the case may be, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

            (b) Covenants of Purchaser. Purchaser shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to the Closing.

            (c) Officer's Certificate. ITTI shall have received a certificate signed by an officer of Purchaser attesting to the satisfaction of the conditions described in (a) and (b) above.

      7.3 Conditions Precedent to Obligation of Purchaser

            The obligation of Purchaser to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing Date of each of the following conditions:

            (a) Accuracy of Representations and Warranties of ITTI. (i) The representations and warranties of ITTI contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of ITTI set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date, except to the extent that the failure of such representations and warranties to be true and correct, or true and correct in all material respects, as the case may be, would not, individually or in the aggregate, have a Seller Material Adverse Effect.

            (b) Covenants of ITTI. ITTI shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to the Closing.

            (c) Officer's Certificate. Purchaser shall have received a certificate signed by an officer of ITTI attesting to the satisfaction of the conditions described in (a) and (b) above.

            (d) Tax Forms. ITT AES Enterprises Inc. agrees to provide to Purchaser a certificate that, as of the Closing Date, ITT AES Enterprises Inc. is not a foreign person, as defined in Treasury Regulation section 1.1445-2(b)(2)(i), such certification to be in form similar to that described in section 1.1445-2(b)(2)(iii)(B) of that regulation or otherwise meeting the requirements of section 1.1445-2(b)(2) of that regulation. If such certificate is not received, Purchaser shall be entitled to withhold 10 percent of the purchase price allocable to the interest sold by ITT AES Enterprises Inc. as required by section 1445 of the Code.

      7.4   Exception to the Conditions to Purchaser's Obligations

      The language of Section 7.3 notwithstanding, the conditions to the obligations of Purchaser to consummate the Closing contained in Sections 7.3(a) and (b) shall be deemed satisfied if ITTI delivers to Purchaser a certificate dated the Closing Date and signed by an authorized officer of ITTI setting forth any failure of any condition contained in Section 7.3(a) or 7.3(b) and undertaking to indemnify Purchaser with respect to any and all Purchaser Losses arising from such failure; provided, however, that the exception set forth in this

Section 7.4 shall apply only in the case where the aggregate amount of any such Losses that would reasonably be expected to arise as a result of the failure of any such representations and warranties to be true and correct or of any such consent to be received in the aggregate does not exceed an amount equal to 20% of the Initial Purchase Price; provided further, however, that any indemnification provided pursuant to this Section 7.4 shall be subject to the provisions of Sections 9.3, 9.5, 9.6 and 9.8. In the absence of fraud or willful misconduct on the part of ITTI or any of its officers, directors, employees or agents in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, the remedy contained in this Section 7.4 shall constitute the sole and exclusive remedy of Purchaser with respect to any failure of the conditions to the obligations of Purchaser to consummate the Closing contained in Sections 7.3(a) and 7.3(b) to be satisfied as of the Closing and, without limitation, Purchaser shall have no right to additional indemnification pursuant to Article IX for any Purchaser Losses incurred as a result of any such failure.

                                 ARTICLE VIII

                                    CLOSING

      8.1   Closing Date

            Unless this Agreement shall have been terminated and the transactions herein shall have been abandoned pursuant to Article X hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett in New York and Oppenhoff & Radler in Frankfurt am Main, at 10:00 a.m., New York City time, and in such other places as are necessary to effect the transactions to be consummated at the Closing, on the fifth Business Day after all of the conditions to the

Closing set forth in Article VII hereof are satisfied or waived, or such other date, time and place as shall be agreed upon by ITTI and Purchaser (the actual date and time being herein called the "Closing Date"). Notwithstanding the foregoing, the Closing shall for all purposes be deemed to occur at the close of business in New York, New York on the Closing Date.

      8.2   Purchaser Obligations

            At the Closing, Purchaser shall execute, deliver to ITTI and/or file, or shall cause one or more of the Designated Purchasers to execute, deliver to ITTI and/or file the following in such form and substance (except for clause (a)) as may be indicated in any applicable Schedule hereto, or as are reasonably acceptable to ITTI:

      (a) the Initial Purchase Price as provided in Section 3.2 hereof;

      (b) the documents described in Sections 7.1 and 7.2 hereof;

      (c) the assignment and conveyance instruments listed in Schedules 1.1, 1.2 and 2.3;

and

      (d) such other documents and instruments as counsel for Purchaser and ITTI mutually agree to be reasonably necessary to consummate the transactions described herein.

      8.3   ITTI Obligations

            At the Closing, ITTI shall execute, deliver to Purchaser and/or file, or ITTI shall cause one or more of the Sellers to execute and deliver to Purchaser and/or to file to Purchaser, the following in such form and substance as may be indicated in any applicable Schedule hereto, or as are reasonably acceptable to Purchaser:

            (a) the minute books, stock books and stock ledgers (to the extent such exist) of each of the Electrical Companies;

            (b) the documents and certificates described in Sections 7.1 and 7.3 hereof;

            (c) where applicable, the Transferred Subsidiary Stock duly endorsed or accompanied by stock powers and such other instruments of assignment and conveyance as may be set forth in Schedule 1.1 hereto;

            (d) any documentation representing the Joint Venture Interests and such instruments of assignment and conveyance with respect thereto as are set forth in Schedule 1.2 hereto;

            (e) such instruments of conveyance with respect to the Purchased Assets and Assumed Liabilities as are set forth in Schedule 2.3 hereto;

            (f) the Title Policy referred to in Section 6.9; and

            (g) such other documents and instruments as counsel for Purchaser and ITTI mutually agree to be reasonably necessary to consummate the transactions described herein.

                                  ARTICLE IX

                                INDEMNIFICATION

      9.1   Indemnification

            (a) Following the Closing and subject to the terms and conditions of this Article IX, ITTI shall indemnify, defend and hold harmless Purchaser and its Affiliates and their respective officers, directors, employees, stockholders, assigns and successors (each, a "Purchaser Indemnified Party") from and against, and shall reimburse each Purchaser Indemnified Party for, all actual losses (but not lost profits and consequential or punitive damages, except to the extent awarded by a court of competent jurisdiction in respect of a third party claim), damages, liabilities, costs and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses, imposed upon or incurred by such

Purchaser Indemnified Party (other than losses for which Purchaser is indemnified pursuant to Section 9.1(c) or 9.4), with respect to (i) any misrepresentation or breach of warranty, (ii) any breach by ITTI of any covenant or agreement made by ITTI herein, (iii) any Excluded Liabilities or Excluded Electrical Company Liabilities, (iv) any liability arising out of the operation, sale or closing of ITTI's plants in Mississauga, Ontario, Canada, Nuevo Laredo, Mexico and Ehingen, Germany (other than obligations under Contracts transferred to any Electrical Company in good faith in connection with such closing or sale), (v) any Purchaser Losses actually incurred and directly attributable to the inability to effect the transactions contemplated by Section 4(a)(v) of
Schedule 6.7(a); provided, however, that this clause (v) shall not apply unless the benefit of the relevant Contract is not provided to the relevant Electrical Company pursuant to the third sentence of Section 2.4 and (vi) except as otherwise provided in Section 9.1(c), any claim for personal injury (including wrongful death) and/or property damage arising out of pre-Closing occurrences and based on product liability, strict liability or other theories of recovery arising in contract or tort, it being understood that such Purchaser Losses shall be calculated net of (w) any Tax benefit realized by such Purchaser Indemnified Party as set forth more fully in Section 9.3(b), (x) any recovery from any third party, including insurance proceeds as set forth more fully in
Section 9.3(b), (y) any amounts actually recovered from General Motors Corporation under the contracts set forth on Schedule 9.1(a) (the "GM Contracts") as more fully set forth in Section 9.3(b) and (z) any liability reflected on the Closing Balance Sheet in respect of the matter giving rise to indemnification.

            (b) Following the Closing and subject to the terms and conditions provided in this Article IX, Purchaser shall indemnify, defend and hold harmless, ITTI and its Affiliates and their respective officers, directors, employees, stockholders, assigns and successors (each, an "ITTI Indemnified Party") from and against, and shall reimburse each ITTI Indemnified Party for, all actual losses (but not lost profits and consequential or punitive damages, except to the extent awarded by a court of competent jurisdiction in respect of a third party claim), damages, liabilities, costs and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses, imposed upon or incurred by such ITTI Indemnified Party ("ITTI Losses"), with respect to (i) any misrepresentation or breach of warranty, (ii) any breach of any covenant or agreement made by Purchaser herein,
(iii) any of the Assumed Liabilities, (iv) any operation or obligation of the Electrical Companies, the Purchased Assets or the Joint Venture Interests, other than Excluded Electrical Company Liabilities and Excluded Liabilities and any liabilities with respect to which Purchaser is entitled to indemnification pursuant to Section 9.1(a) or 9.1(c), including any condition, arising after the Closing Date with respect to the Electrical Companies, the Business, the Purchased Assets or the Joint Venture Interests, and (v) except as otherwise provided in Section 9.1(c), any claim for personal injury (including wrongful death) and/or property damage arising out of post-Closing occurrences and based on product liability, strict liability or other similar theories of recovery arising in contract or tort, it being understood that such ITTI Losses shall be calculated net of (x) any Tax benefit realized by any ITTI Indemnified Party and
(y) any recovery from any third party, including insurance proceeds.

            (c) Recall Indemnity. In the event of any recall or potential recall arising out of goods manufactured, or services provided, by the Business prior to the Closing (each, a "Covered Recall"), the following shall apply.

            (i) Until such time as the aggregate Purchaser Losses incurred by the Purchaser Indemnified Parties as a result of one or more Covered Recalls exceeds fifteen million dollars (US$15,000,000) (the "Recall Threshold"), ITTI shall indemnify and hold harmless the Purchaser Indemnified Parties from fifty percent (50%) of all Purchaser Losses incurred as a result of such Covered Recalls. The Purchaser Indemnified Parties shall have sole control of, and may conduct without the participation of ITTI, all discussions, negotiations and proceedings conducted in connection with any Covered Recall or potential Covered Recall until such time as all Losses incurred or reasonably likely to be incurred exceed the Recall Threshold. In addition, the Purchaser Indemnified Parties may enter into any agreement or settlement, or consent to any judgment, in respect of Covered Recalls to the extent the aggregate Purchaser Losses associated with such Covered Recalls do not exceed the Recall Threshold without obtaining the consent of ITTI. For the purposes of determining the Recall Threshold, the Losses of the Purchaser Indemnified Parties shall not include any amounts recoverable under warranties extended to the Purchaser Indemnified Parties by the suppliers to the Purchaser Indemnified Parties, and shall be net of any profits of the Purchaser Indemnified Parties in connection with the manufacture and sale of any replacements for products the subject of any Covered Recall.

            (ii) After such time as the aggregate Purchaser Losses incurred as a result of any Covered Recalls exceeds the Recall Threshold, ITTI shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from all Purchaser Losses resulting from Covered Recalls and the following shall apply. ITTI shall be entitled to take the lead in the discussions, negotiations and proceedings conducted in connection with any Covered Recall to the extent the Purchaser Losses incurred or reasonably likely to be incurred in connection therewith exceed the Recall Threshold (each such Covered Recall, an "ITTI Covered Recall"), provided that Purchaser shall be entitled to fully participate therein (including through separate counsel and by making independent proposals). In connection with any ITTI Covered Recall, Purchaser shall permit ITTI to investigate such ITTI Covered Recall, including, (i) to discuss the ITTI Covered Recall with such officers, employees, consultants and representatives of the Business as ITTI reasonably requests, (ii) to have reasonable access to the properties, books, records, papers, documents, plans and drawings of the Business at reasonable hours to review information and documentation relative to the properties, books, contracts, commitments and other records of the Business, and (iii) to conduct such investigations and studies as are reasonably necessary in connection with such investigation within reasonable parameters approved by Purchaser (which approval will not be unreasonably withheld); provided that any such investigation shall only be upon reasonable notice, shall not unreasonably disrupt personnel and operations of the Business and shall be at ITTI's sole expense. All requests for access to the offices, properties, books and records of Purchaser and the Business shall be made to such representatives of Purchaser as Purchaser shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further agreed that neither ITTI nor its representatives shall contact any of the employees, customers, suppliers, joint venture partners or other Subsidiaries or Affiliates of the Business in connection with any ITTI Covered Recall, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of such representatives of Purchaser (which shall not be unreasonably withheld or delayed). Neither party shall initiate any contacts with any third party regarding an ITTI Covered Recall without first giving the other party reasonable prior notice of such contact (including the subject matter thereof and any proposals to be made during such contact) and the opportunity to participate in such contact. Neither party shall enter into any agreement or settlement, or consent to the entry of any judgment, in connection with any ITTI Covered Recall without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, taking into account all of the surrounding circumstances (including the Purchaser Losses involved and the effect of such agreement, settlement, consent or judgment on the Business and the relationship between Purchaser and its Affiliates and their customers). ITTI shall not be obligated to indemnify any Purchaser Indemnified Party for any settlement relating to an ITTI Covered Recall entered into without ITTI's prior written consent.

            (iii) The obligations of ITTI under this Section 9.1(c) shall survive for, and shall apply to any Covered Recall formally implemented by the National Highway Safety Transportation Administration ("NHTSA") or any other applicable Governmental Authority during, the 6 year period following the Closing Date.

            (iv) Promptly after the receipt by any Purchaser Indemnified Party of any inquiry from NHTSA or any other Governmental Authority with respect to any product manufactured by ITTI, whether such inquiry comes directly from such Governmental Authority or is forwarded by any OEM, such Purchaser Indemnified Party shall give written notice thereof to ITTI, stating the nature and basis of the inquiry and the relevant details thereof, to the extent known, along with copies of the relevant documents evidencing the inquiry, and such Purchaser Indemnified Party shall continue to provide ITTI with copies of any ongoing correspondence with respect to such inquiry. Failure of any Purchaser Indemnified Party to give such notice shall not relieve ITTI from liability on account of this indemnification, except if and to the extent that ITTI is actually prejudiced thereby.

      9.2 Certain Limitations

            (a) Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of ITTI to all Purchaser Indemnified Parties taken together for all Purchaser Losses under Sections 9.1(a)(i) and (v) by Purchaser Indemnified Parties shall be limited to a maximum of 40% of the Purchase Price, with the exception of breaches of Section 4.3, with respect to which the maximum aggregate liability of ITTI for all Purchaser Losses shall be limited to the Purchase Price.

            (b) Notwithstanding anything contained herein to the contrary, (i) ITTI shall not be obligated to make any indemnification payment under Sections 9.1(a)(i) and (v) unless and until the aggregate Purchaser Losses sustained by Purchaser Indemnified Parties collectively (calculated as specified in Section 9.1(a)(i)) exceed 2% of the Purchase Price, and then any indemnification with respect to Purchaser Losses shall be made by ITTI only to the extent of such excess over such 2%.

            (c) (i) The representations and warranties of ITTI contained in (A) Sections 4.3 and 4.7(a) (other than the last sentence thereof) shall survive the Closing until the expiration of the applicable statute of limitations in respect of such matters, (B) Sections 4.10, 4.13 and 4.16 shall survive the Closing until the third anniversary of the Closing Date and (C) Section 4.12 shall survive the Closing until 90 days following the expiration of the applicable statute of limitations in respect of such tax matters and (ii) all other representations and warranties of the parties contained in this Agreement shall survive the Closing until the date which is eighteen months following the Closing Date.

            (d) Claims for Purchaser Losses or ITTI Losses caused by or arising out of breach of warranty or inaccurate or erroneous representation may be made only pursuant to Article IX hereof and only by written notice within the survival period of such representation and warranty provided for in Section 9.2(c).

            (e) ITTI shall not be liable for any Purchaser Losses pursuant to
Section 9.1(a)(i) to the extent that the breach of the warranty or inaccuracy or error of the representation was actually known to Purchaser as of the date of this Agreement.

            (f) Purchaser shall not be liable for any ITTI Losses pursuant to
Section 9.1(b)(i) to the extent that the breach of the warranty or inaccuracy or error of the representation was actually known to ITTI as of the date of this Agreement.

            (g) The obligations to indemnify and hold harmless a party hereto pursuant to this Article IX (except as set forth in Section 9.1(c)) shall terminate when the applicable representation, warranty, covenant or agreement terminates pursuant to Section 9.2(c); provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying person.

            (h) ITTI's obligations to defend and hold harmless against claims for Purchaser Losses caused by breach of the warranty provided in Section 4.10(c)(iii) shall be limited to indemnification obligations for activities of the Electrical Companies and/or its

Affiliates in connection with the Business during the period ending on the third anniversary of the Closing Date.

      9.3   Procedures for Third-Party Claims

            (a) Promptly after the receipt by any Indemnified Party of a notice of any claim, action, suit or proceeding by any third party that may be subject to indemnification hereunder (other than under Section 9.1(c)), including for purposes of this Section 9.3 any Tax Claim (as defined below) with respect to which notice must be provided within five Business Days following receipt thereof, such Indemnified Party shall give written notice of such claim to the indemnifying party hereunder (the "Indemnifying Party"), stating the nature and basis of the claim and the amount thereof, to the extent known, along with copies of the relevant documents evidencing the claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Except as otherwise provided in Section 9.1(c), the Indemnifying Party shall have the right to assume the defense of the Indemnified Party against the third party claim. Except as otherwise provided in Section 9.1(c), so long as the Indemnifying Party has assumed the defense of the third party claim in accordance herewith and notified the Indemnified Party in writing thereof, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the third party claim, it being understood the Indemnifying Party shall pay all costs and expenses of counsel for the Indemnified Party for all periods prior to such time as the Indemnifying Party has notified the Indemnified Party that it has assumed the defense of such third party claim, (ii) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the third party claim without prior written consent of the Indemnifying Party (not to be unreasonably withheld or delayed) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed). The parties shall use commercially reasonable efforts to minimize Losses from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The parties shall also cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnifying Party shall have assumed the defense, such party shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

            (b) Treatment of Indemnification Payments. Any payment made pursuant to the indemnification obligations arising under this Agreement, including
Section 9.1(c), shall be treated as an adjustment to the Purchase Price. Any such indemnity payment under this Agreement shall be decreased by any amounts actually recovered by the Indemnified Party under (i) insurance policies with respect to such Loss and (ii) the GM Contracts. Purchaser agrees that to the extent it may be entitled to indemnification or other recovery under insurance policies or under the GM Contracts it shall in all cases use its best efforts to obtain such indemnification under such insurance policies or the GM Contracts before seeking indemnification from ITTI. It is understood and agreed that the indemnification obligation of ITTI is secondary and supplemental to any indemnification under any such insurance policy or any GM Contract. If the amount of any Loss for which indemnification is provided under this Agreement (an "Indemnity Claim") gives rise to a currently realizable Tax Benefit (as defined below) to the party making the claim, the indemnity payment shall be reduced by the amount of the Tax Benefit available to the party making the claim. To the extent such Indemnity Claim does not give rise to a currently realizable Tax Benefit to the party making the claim, if the amount with respect to which any Indemnity Claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the Indemnifying Party the amount of such Tax Benefit when, as and if realized. For purposes of this Section 9.3(b), a "Tax Benefit" means an amount by which the tax liability of the party (or group of corporations including the party) is ultimately reduced (considering all factors, including, without limitation, by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority. Where a party has other losses, deductions, credits or items available to it ("Other Tax Items"), the determination of any Tax Benefit shall be calculated by utilizing proportionately the Tax Benefits arising from an Indemnity Claim and any Other Tax Items. In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the Indemnified Party the amount of any related reduction previously allowed or payments previously made to the Indemnifying Party pursuant to this Section 9.3(b).

      9.4   Tax Indemnification

            (a) Indemnification for Taxes. ITTI agrees to indemnify Purchaser from and against any Losses (other than Losses for which Purchaser is indemnified pursuant to any other provisions of this Agreement) that Purchaser may suffer resulting from or caused by any liability of any of the Electrical Companies for any Taxes of the Electrical Companies with respect to any Tax year or portion thereof ending on or before the Closing Date (a "Pre-Closing Period") (or for any Tax year beginning before and ending after the Closing Date (a "Straddle Period") to the extent allocable (determined in accordance with the following sentence) to the portion of such Straddle Period beginning before and ending on the Closing Date), including any Tax arising as a result of the Section 338(h)(10) Election and any income Taxes arising as a result of the transactions outlined in Exhibit A. Any allocation required to determine Taxes attributable to a Straddle Period shall be made by means of a closing of the Books and Records of the Electrical Companies as of the close of business on the Closing Date and, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

            (b) Audit Adjustment. If as a result of any audit adjustment for any Pre-Closing Period, Purchaser or any of the Electrical Companies realize a Tax Benefit (other than interest and penalties thereon) for any period ending on or after the Closing Date to which they would not otherwise have been entitled, and such audit adjustment relates solely to a temporary difference within the meaning of Financial Accounting Standard Board Statement 109, Purchaser shall pay ITTI the amount of such Tax Benefit; provided, however, that (i) ITTI shall give Purchaser written notice of any such audit adjustment within 60 days after the date the adjustment is made; (ii) Purchaser shall pay ITTI the amount of the Tax Benefit within five business days after the date Purchaser or the Electrical Companies realizes such Tax Benefit; and (iii) ITTI shall indemnify and hold harmless Purchaser and the Electrical Companies from and against all Taxes attributable to a future reduction in such Tax Benefit.

            (c) Tax Claims. Notwithstanding anything to the contrary in Section 9.3, this Section 9.4(c) shall apply to all claims, audits, examinations and other proposed changes or adjustments by any taxing authority concerning any Taxes for which ITTI is or may be liable, in whole or in part, pursuant to this Agreement (each a "Tax Claim"). With respect to any Tax Claim, ITTI and its duly appointed representatives shall have the sole right to negotiate, resolve, settle or contest any such claim for Tax and Purchaser agrees to cooperate with ITTI in pursuing such Tax Claim; provided, however, that ITTI shall not settle, compromise or abandon without Purchaser's prior written consent any claim for Tax which would adversely affect the tax liability of any Electrical Company in any Post-Closing Period to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards). Such consent shall not be unreasonably withheld, and shall not be necessary to the extent Seller has indemnified Purchaser against the effects of any such settlement.

      9.5   Certain Claims Procedures

            The Indemnified Party shall notify the Indemnifying Party promptly of its discovery of any matter giving rise to a claim of indemnity pursuant hereto. The Indemnified Party shall cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation will include providing access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

      9.6   Arbitration

            (a) Subject to Section 9.6(b), following the Closing, any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach thereof, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce ("ICC"), with the following modifications. The arbitration shall be conducted by three arbitrators, and shall be conducted in the English language in New York, New York. The party initiating arbitration (the "Claimant") shall appoint its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint its arbitrator within 30 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such 30 day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within 30 days after the Respondent has notified the Claimant of the appointment of the Respondent's arbitrator. When the third arbitrator has accepted the appointment, the two party-appointed arbitrators shall promptly notify the parties of the appointment. If the two arbitrators appointed by the parties fail or are unable to so appoint a third arbitrator or so to notify the parties, then the appointment of the third arbitrator shall be made by the ICC, which shall promptly notify the parties of the appointment. The third arbitrator shall act as chairperson of the panel. Upon appointment of the third arbitrator, the arbitrators shall proceed to commence and conduct all proceedings promptly and in accordance with the rules of the ICC. The arbitral award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements, but shall not include punitive damages. In the absence of any award, each party shall bear its own costs and the fees and expenses of the arbitrator shall be shared equally by the parties. Judgment upon the award (for purposes of enforcement) may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

            (b) The provisions of Section 9.6(a) shall not apply with respect to controversies or claims arising out of the provisions of Section 3.3.

      9.7   Remedies Exclusive

            The remedies set forth in this Article IX shall be exclusive and in lieu of any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to any statutory or common law with respect to any Losses of any kind or nature incurred directly or indirectly resulting from or arising out of any of this Agreement, the transactions contemplated hereby, the Electrical Companies, the Business, the Purchased Assets, the Assumed Liabilities or the Joint Venture Interests.

      9.8   Mitigation.

            Purchaser and ITTI shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. In the event that Purchaser and ITTI shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if Purchaser or ITTI, as the case may be, had made such efforts.

                                   ARTICLE X

                                  TERMINATION

      10.1  Termination Events

            Without prejudice to other remedies which may be available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned:

            (a)  by mutual consent of the parties hereto;

            (b) by any party by notice to the other party if the Closing shall not have been consummated by the date which is one year following the date of this Agreement, unless extended by written agreement of the parties hereto, provided that the party terminating this Agreement shall not be in default or breach hereunder and provided further, that the right to terminate this Agreement under this clause (b) shall not be available (i) to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) in the event that the Closing shall not have occurred as a result of a failure of any representation to be true and correct, the terminating party shall not have the right to terminate this Agreement if such party knew of such breach prior to the date of this Agreement; or

            (c) by either party, if any Governmental Authority shall have issued a final order, decree or ruling enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable), it being understood that the foregoing shall not apply to any injunction, order or decree (i) that would affect only the ability of ITTI to transfer the Business in Japan, China, the Czech Republic, Malaysia, Italy or the United Kingdom or
      (ii) that would have an immaterial effect on the Business and the business of Purchaser, taken together as a whole, as they exist on the Closing Date, provided that the party seeking to terminate this Agreement under this clause (c) is not then in material breach of this Agreement and provided, further, that the right to terminate this Agreement under this clause (c) shall not be available to any party who shall not have used its best efforts to avoid the issuance of such order, decree or ruling.

      10.2 Effect of Termination

            In the event of any termination of the Agreement as provided in
Section 10.1 above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of Purchaser or ITTI, except that (a) the obligations of Purchaser and ITTI under Sections 6.2(b) (including the survival of the Confidentiality Agreement) and
6.4 and Article XI of this Agreement shall remain in full force and effect and
(ii) such termination shall not relieve either party of any liability for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

                                  ARTICLE XI

                    MISCELLANEOUS AGREEMENTS OF THE PARTIES

      11.1  Notices

            All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, or seven days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

          If to Purchaser:  Valeo
                            43, rue Bayen
                            Paris, France  75017
                            Attention:  Directeur Juridique
                            Fax:  (011 33 1) 40 55 21 62

          with a copy to:   Cleary, Gottlieb, Steen & Hamilton
                            1 Liberty Plaza
                            New York, New York  10006
                            Attention:  Yvette Teofan
                            Fax:  (212) 225-3999

          If to ITTI:       ITT Industries, Inc.
                            4 West Red Oak Lane
                            White Plains, NY  10604
                            Attention:  General Counsel
                            Fax: (914) 696-2971

          with a copy to:   Simpson Thacher & Bartlett
                            425 Lexington Avenue New
                            York, NY  10017
                            Attention:  Gary L. Sellers
                            Fax: (212) 455-2502

or to such other address as any such party shall designate by written notice to the other parties hereto.

      11.2  Bulk Transfers

            Purchaser waives compliance with the provisions of all applicable laws relating to bulk transfers in connection with the transfer of the Purchased Assets.

      11.3  Severability

            If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect, and ITTI and Purchaser shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the parties as expressed by such illegal, void or unenforceable provision.

      11.4  Further Assurances; Further Cooperation; Asset Returns

            Subject to the terms and conditions hereof, each of the parties hereto agrees to use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate, in the reasonable opinion of counsel for ITTI and Purchaser, to effectuate the provisions of this Agreement. Purchaser acknowledges that (a) ITTI is currently reviewing a possible sale of its Brake and Chassis Business and (b) certain of the Electrical Companies and certain of the Asset Sellers conduct activities which may not be part of the Business and which may be part of the Brake and Chassis Business or another business conducted by ITTI (a "Retained Business"). Purchaser agrees that if, following the date of this Agreement, ITTI becomes aware and determines in good faith that certain assets sold or to be sold, whether directly or indirectly, to Purchaser properly belong to a Retained Business or that in order to properly conduct any Retained Business in accordance with past practice it is reasonably advisable that certain services or other assistance (it being understood that no such services shall be required to be provided for a period extending past the one year anniversary of the Closing Date) be provided to such Retained Business by any Electrical Company, Joint Venture or Designated Purchaser in respect of the Purchased Assets, Purchaser will negotiate in good faith with ITTI with a view to selling such assets or providing such services at a rate that would be negotiated in an arm's length transaction. To the extent that a negotiated agreement cannot be reached within 30 days, Purchaser shall have no further obligations under this Section 11.4. Notwithstanding the foregoing, in the event that Purchaser or any Designated Purchaser receives any assets other than Purchased Assets or assets of the Business, Purchaser agrees to promptly return or cause the return of such assets to ITTI or the applicable Asset Seller at ITTI's expense.

      11.5  Counterparts

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.5, provided that receipt of copies of such counterparts is confirmed.

      11.6  Expenses

            Whether or not the Closing occurs, ITTI and Purchaser shall each pay their respective expenses (such as legal, investment banker and accounting fees) incurred in connection with this Agreement and the transactions contemplated hereby.

      11.7  Non-Assignability

            This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consent, shall be null and void, except that ITTI may assign its rights under Sections 9.1(b)(iii) and (iv) to any person that acquires all or any portion of ITTI's business, other than the Business.

      11.8  Amendment; Waiver

            This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      11.9  Schedules and Exhibits

            (a) On or prior to the date hereof, each of ITTI and Purchaser has delivered to the other a disclosure statement setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or an exception to one or more representations or warranties contained in Article IV or Article V hereof, as the case may be; provided, however, that neither the specification of any dollar amount in any representation nor the mere inclusion of an item in a Schedule as an exception to a representation or warranty shall be deemed an admission by a party that such item represents an exception or material fact, event or circumstance or that such item is reasonably likely to result in a Seller Material Adverse Effect or a Purchaser Material Adverse Effect, as the case may be.

            (b) All Exhibits and Schedules hereto are hereby incorporated by reference and made a part of this Agreement. Any fact or item which is clearly disclosed on any Schedule or Exhibit to this Agreement or in the Financial Statements in such a way as to make its relevance or applicability to a representation or representations made elsewhere in this Agreement or to the information called for by another Schedule or other Schedules (or Exhibit or other Exhibits) to this Agreement reasonably apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other Schedule or Schedules (or Exhibit or Exhibits), as the case may be, notwithstanding the omission of a reference or cross-reference thereto.

      11.10       Third Parties

            This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto, except for ITT Corporation with respect to any license to use the name or mark "ITT".

      11.11       Governing Law

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any rules governing the conflicts of law (other than New York General Obligations Law, Section 5-1401), except for the internal matters of any corporation, partnership or similar entity which shall be governed by the laws of the jurisdictions of incorporation of such corporation, partnership or similar entity.

      11.12       Consent to Jurisdiction; Waiver of Jury Trial

            With respect to any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach thereof, prior to the Closing, or with respect to any suit to enforce the provisions of Section 9.6, each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto, further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 11.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

      11.13       Interpretation; Absence of Presumption

            (a) This agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

            (b) Whenever the words "include", "including" or "includes" appear in this Agreement, they shall be read to be followed by the words "without limitation" or words having similar import.

      11.14       Entire Agreement

            This Agreement, Annex A, the Schedules and the Exhibits hereto and the Confidentiality Agreement set forth the entire understanding of the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties or their respective Subsidiaries other than those set forth or referred to herein.

      11.15       Section Headings; Table of Contents

            The section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      11.16       Specific Performance

            The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement and the Exhibits hereto was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, the parties have caused this Stock and Asset Purchase Agreement to be duly executed as of the date first above written.

                                    ITT INDUSTRIES, INC.

                                    By:   __________________________
                                          Name:
                                          Title:

                                    VALEO

                                    By:   ___________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                                Entity Sellers

                    1. Entity Sellers Transferring Shares

=====================================================================================
     Selling Subsidiary          Company being          Equity         Designated
                                      Sold             Interest          Entity
                                                                       Purchaser

-------------------------------------------------------------------------------------
ITT Gesellschaft fur          ITT Automotive             100%
Beteiligungen mbH             Spain S.A. (Spain)
(Germany)

-------------------------------------------------------------------------------------
ITT Gesellschaft fur          Newco 3                    100%
Beteiligungen mbH
(Germany)

-------------------------------------------------------------------------------------
ITT AES Enterprises Inc.      ITT Automotive             100%
(Delaware)                    Electrical Systems,
                              Inc. (Delaware)
=====================================================================================

             2. Entity Sellers Transferring Partnership Interests

=====================================================================================
     Selling Subsidiary            Partnership          Equity         Designated
                                                       Interest     Entity Purchaser

-------------------------------------------------------------------------------------
ITT Automotive Europe GmbH     SWF Auto-Electric         100%
& Co. KG (Germany)             GmbH & Co. KG

=====================================================================================

            3. Entity Sellers Transferring Joint Venture Interests

=====================================================================================
     Selling Subsidiary           Joint Venture         Equity         Designated
                                                       Interest     Entity Purchaser

-------------------------------------------------------------------------------------
ITT Industries (China)         ITT Shanghai              50%
Investment Co., Ltd. (China)   Automotive Electric
                               Systems Co., Ltd.
                               (China)

=====================================================================================

                                   EXHIBIT B

                   Indirect Subsidiaries and Joint Ventures

                         1. Other Electrical Companies

===================================================================================
      Purchased Subsidiary                Subsidiaries            Equity Interest

-----------------------------------------------------------------------------------
ITT Automotive Electrical         Delmex de Juarez, S.A. de            100%
Systems, Inc. (Delaware)          C.V. (Mexico)

-----------------------------------------------------------------------------------
SWF Auto-Electric GmbH & Co.      Newco CR (Czech Republic)            100%
KG

-----------------------------------------------------------------------------------
ITT Automotive Electrical         PEA Industrial S.A. de C.V.          100%
Systems, Inc.                     (Mexico)
(Delaware)

===================================================================================


                            2.  Other Joint Ventures

===================================================================================
      Purchased Subsidiary                Joint Venture           Equity Interest

-----------------------------------------------------------------------------------
ITT Automotive Electrical         ITT Automotive Electrical             75%
Systems, Inc. (Delaware)          Systems de Mexico, S.A. de
                                  C.V. (Mexico)

===================================================================================

                                  EXHIBIT C

                                Asset Sellers

===================================================================================
          Asset Seller                  Jurisdiction of         Designated Asset
                                         Incorporation             Purchaser

-----------------------------------------------------------------------------------
ITT Automotive Asia Pacific, Inc.          Delaware,
                                         United States

-----------------------------------------------------------------------------------
ITT Cannon, Ltd.                             Japan

-----------------------------------------------------------------------------------
ITT Automotive, Inc. (with respect         Delaware,
to certain intellectual property         United States
only)

-----------------------------------------------------------------------------------
ITT Manufacturing Enterprises,             Delaware,
Inc. (with respect to certain            United States
intellectual property only)

-----------------------------------------------------------------------------------
ITT Automotive Europe GmbH &                Germany
Co. KG (with respect to certain
intellectual property only)

-----------------------------------------------------------------------------------
ITT Industries, Inc. (with respect to      Indiana,
certain intellectual property only)      United States

===================================================================================

                                    EXHIBIT D

                                Purchased Assets

            "Purchased Assets" means all of the assets, properties and rights of the Asset Sellers used or held for use primarily or exclusively in the Business, other than Excluded Assets, including the following: (a) land and land improvements; (b) buildings and other improvements; (c) machinery and equipment and other tangible personal property; (d) furniture and fixtures; (e) inventory existing on the Closing Date, including finished goods, work in process, supplies, parts, containers, recycled materials and raw materials; (f) accounts receivable; (g) pre-paid expenses and deposits; (h) Contracts; (i) customer lists and business records; (j) Intellectual Property owned by an Asset Seller on the Closing Date which (i) is based on inventions, discoveries, designs or writings made exclusively by a person who was an employee of the Business or any predecessor thereof, at the time of such making or by a group of persons all of whom were employees of the Business or any predecessor thereof, at the time of such making or (ii) is based on inventions, discoveries, designs or writings jointly made by an employee or employees of the Business and an employee or employees of another business owned by ITTI or its Affiliates or any predecessor thereof at the time of such making, if such inventions, discoveries, designs or writings relate primarily to the Business or (iii) is or relates to a trademark or service mark used exclusively in the Business or (iv) was purchased by the Business specifically or primarily for the Business or was developed specifically or primarily for the Business or any predecessor thereof by the employees of an entity other than another ITTI business; (k) goodwill; (l) sales literature, promotional literature, and other selling and advertising material and lists of customers and suppliers; (m) books, records, ledgers and other documents (or copies thereof whether on paper, computer disk, tape or other storage media); (n) to the extent transferable, third-party warranties and guarantees; (o) to the extent transferable, franchises, approvals, permits, licenses, orders, registrations, certificates, variances, tax abatements and other similar permits or rights; and (p) all prepaid assets reflected on the Closing Balance Sheet.

                                    EXHIBIT E

                              Excluded Liabilities

      (a) Accounts payable to ITTI or to Subsidiaries of ITTI which are not Electrical Companies or Asset Sellers in respect of the Business (other than trade payables).

      (b)   Tax liabilities which are for ITTI's account pursuant to Section
            6.14.

      (c) Liabilities relative to employees and employee benefits other than those assumed by Purchaser under Section 6.6.

      (d)   Liabilities arising out of or associated with the Excluded Assets.

      (e) Liabilities to third parties for indebtedness for borrowed money not disclosed on any Schedule to this Agreement.

                                  EXHIBIT G

                                Excluded Assets

      (a) Cash (excluding petty cash), bank accounts, certificates of deposit and other cash equivalents;

      (b) Accounts receivable from ITTI or Subsidiaries of ITTI which are not Electrical Companies or Asset Sellers in respect of the Business (other than trade receivables);

      (c) All rights to the name or mark "ITT";

      (d) All proprietary information of ITTI and ITTI's Affiliates (other than proprietary information included in the Business), including the following:

            (i) all ITTI's proprietary code books and telex encryption devices; and

            (ii)  all ITTI's proprietary corporate manuals;

      (e) All insurance policies and any rights, claims or chooses in action under such insurance policies other than those policies set forth on Schedule 4.11(a);

      (f) All rights to refunds of any Tax payments with respect to periods prior to the Closing;

      (g) Intellectual Property other than that specified in subparagraph (j) of the definition of Purchased Assets; and

      (h) Contracts for the use of software and related agreements with software vendors used by or for multiple business units of ITTI.

                                    EXHIBIT H

                Certain Excluded Electrical Company Liabilities

      (a) Any liability that SWF may have as a result of the German Reorganization in respect of any liability of Teves or ITT Automotive Europe GmbH & Co. KG., with the exception of liability that has been specifically assigned to SWF in the agreements listed in Schedule 6.8.

                                     ANNEX A


         "Actual Value" shall have the meaning set forth in Section 6.6(j)(iii)(D).

         "Acquired Business" shall have the meaning set forth in Section
6.10(c).

         "Adjusted Net Worth" shall have the meaning set forth in Section
3.4(a).

         "Affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

         "Agreement" shall have the meaning set forth in the Recitals to the Agreement.

         "Annuity Contract Transfer" shall have the meaning set forth in Section 6.6(h).

         "Antitrust Regulations" shall have the meaning set forth in Section
4.2.

         "Asset Purchase" shall have the meaning set forth in the Recitals to the Agreement.

         "Asset Sellers" shall have the meaning set forth in the Recitals to the Agreement.

         "Assumed Liabilities" shall have the meaning set forth in Section 2.2.

         "Benefits and Employment Relationship Claim" or "Benefits and Employment Relationship Claims" shall have the meaning set forth in Section 6.6(y)(i).

         "Books and Records" shall have the meaning set forth in Section 6.5(a).

         "Brake and Chassis Business" means the business conducted by various ITTI subsidiaries of designing, developing, manufacturing, marketing and selling brake systems and chassis modules for the automotive industry worldwide.

         "Brake Friction Products Business" means the business conducted by various ITTI Subsidiaries of designing, developing, manufacturing, marketing and selling disc brake pads, drums in hat and back plates.

         "Business" shall have the meaning set forth in the Recitals to the Agreement.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York and Germany are permitted or required by law to close.

         "Business Employees" means all persons employed as of the Closing Date by any Electrical Company or by any Asset Seller with respect to the Business
(i) with respect to the United States, including those who are not actively-at-work as of such date on account of (A) layoff, (B) leave of absence,
(C) with respect to such persons paid on an hourly basis, any Disability (meaning any illness or injury; persons not actively-at-work due to disability are referred to herein as "Disabled"), and (D) with respect to such persons paid on a salaried basis, Short Term Disability (meaning any Disability of less than six months duration as of the date immediately preceding the Closing Date; persons not actively-at-work due to Short Term Disability are referred to herein as "Short Term Disabled"); but, with respect to the United States, excluding such persons, paid on a salaried basis, not actively-at-work as of such date due to Long Term Disability (meaning any Disability of six months or longer duration as of the date immediately preceding the Closing Date); (ii) with respect to the United States, including those who are entitled as of the Effective Benefits Time to severance and termination pay benefits under the U.S. Business Severance Policies and Practices and with respect to whom such severance and termination pay benefits are reflected on the Closing Balance Sheet; and (iii) with respect to Mexico, including those who are absent from work on account of temporary disability due to illness or injury.

         "Business Losses" means actual losses (but not lost profits and consequential or punitive damages except to the extent awarded by a court of competent jurisdiction in respect of a third party claim), damages, liabilities, costs and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses, including interest, penalties, court costs and reasonable attorneys' fees and expenses imposed upon or incurred by the Business.

         "Business Material Adverse Effect" shall have the meaning set forth in
Section 4.1.

         "Cannon Business" means the business conducted by various ITTI Subsidiaries of supplying products including electronic connectors, switches, test accessories and cable assemblies for information systems, industrial, military/aerospace and transportation applications to the industrial and military/aerospace sectors.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended, and all regulations promulgated thereunder, as in effect on the date of this Agreement.

         "Claimant" shall have the meaning set forth in Section 9.6(a).

         "Closing" shall have the meaning set forth in Section 8.1.

         "Closing Adjusted Net Worth" shall have the meaning set forth in
Section 3.3(a)(i)(C).

         "Closing Balance Sheet" shall have the meaning set forth in Section 3.3(a)(i).

         "Closing Date" shall have the meaning set forth in Section 8.1.

         "COBRA" shall have the meaning set forth in Section 4.13(i).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Competing Operations" shall have the meaning set forth in Section 6.10(c).

         "Confidentiality Agreement" shall have the meaning set forth in Section 6.2(b).

         "Consent" shall have the meaning set forth in Section 6.3(a).

         "Contracts" shall have the meaning set forth in Section 4.8(a).

         "Covered Schedules" shall have the meaning set forth in Section 4.8(a).

         "Designated Asset Purchasers" shall have the meaning set forth in the Recitals to the Agreement.

         "Designated Entity Purchasers" shall have the meaning set forth in the Recitals to the Agreement.

         "Designated Purchasers" shall have the meaning set forth in the Recitals to the Agreement.

         "Disclosed Contracts" shall have the meaning set forth in Section
4.8(a).

         "dollars" or "$", when used in this Agreement or any other Transaction Document, shall mean United States dollars unless otherwise stated.

         "EC Business Employee" means a Business Employee employed, as of the Closing Date, in Germany or Spain (the "EC Countries").

         "Effective Benefits Time" means 12:01 AM Eastern Time on the date immediately following the Closing Date.

         "Effective Date" shall have the meaning set forth in Section 6.6(p).

         "Electrical Companies" shall have the meaning set forth in the Recitals to the Agreement.

         "Electrical Company Stock" shall have the meaning set forth in Section 4.3.

         "Employee Benefit Arrangements" means all plans, schemes, contracts, agreements, practices, policies or arrangements, oral or written, of ITTI, any Electrical Company or Asset Seller, or in which ITTI, any Electrical Company or Asset Seller participates with respect to or covering any Business Employee or Business Former Employee (other than state or statutory social security, unemployment insurance or workers' compensation) providing for employment or for benefits payable on retirement, death or disability and voluntary withdrawal from or involuntary termination of employment or for any bonuses, deferred compensation, excess benefits, pensions, retirement benefits, profit sharing,stock bonuses, stock options, stock purchases, incentive arrangements, life, accident and health insurance, hospitalization, savings, holiday, vacation, severance pay, termination indemnity payments, sick pay, leave, disability, company cars, tuition refund, scholarship, relocation, service awards or any other employee or executive benefits, including, without limitation, with respect to the United States, any such plan, scheme, contract, agreement, practice, policy or arrangement which is an "employee benefit plan" as defined in Section 3(3) ERISA, including any "employee welfare benefit plan" as defined in Section 3(1) of ERISA ("U.S. Welfare Plan") and any employee pension benefit plan as defined in Section 3(2) of ERISA ("U.S. Pension Plan").

         "Entity Purchase" shall have the meaning set forth in the Recitals to the Agreement.

         "Entity Sellers" shall have the meaning set forth in the Recitals to the Agreement.

         "Environmental Law" shall mean all foreign, federal, state, and local statutes, regulations, requirements, ordinances, codes, and enforceable orders and decrees, (i) protecting the quality of the ambient air, soil or subsurface strata, surface water, groundwater, natural resources or plant or animal life from exposure to or discharges or releases of Materials of Environmental Concern, and human health and safety as affected by any of the foregoing or (ii) relating to the use, handling, treatment, storage or disposal of any Materials of Environmental Concern, as are in effect as of the date of this Agreement.

         "Environmental Permits" shall mean all permits, licenses, registrations, waivers, variances and other authorizations required under any applicable Environmental Law.

         "Equity Equivalents" shall have the meaning set forth in Section 4.3.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

         "Estimated Value" shall have the meaning set forth in Section 6.6(j)(iii)C).

         "Excess Pension Plan shall have the meaning set forth in Section 6.6(l)(iv)(A).

         "Excluded Assets" shall mean the assets set forth on Exhibit G.

         "Excluded Electrical Company Assets" shall have the meaning set forth in Section 3.3(a)(i)(B)(1)(x).

         "Excluded Electrical Company Liabilities" shall have the meaning set forth in Section 3.3(a)(i)(B)(2)(x).

         "Excluded Liabilities" shall have the meaning set forth in Section 2.2.

         "Financial Statements" shall have the meaning set forth in Section 4.5(a).

         "Fluid Handling Business" means the business conducted by various ITTI Subsidiaries and Affiliates of designing, developing, manufacturing, marketing and selling fluid handling products including HVAC, air suspension, vacuum, washer fluid, rigid/flexible couplings, brake or fluid tubing systems and tubing connectors, automobile interior plastic components, extruded plastic profiles and braised engine parts.

         "Former Business Employees" shall mean (i) all persons who were not employees of any Electrical Company or any Asset Seller with respect to the Business immediately preceding the Closing Date but who were formerly employed by any Electrical Company or any Asset Seller with respect to the Business or predecessors thereof and whose service with any Electrical Company or any Asset Seller and their respective affiliates or predecessors terminated prior to the Closing Date including, without limitation, (A) those who are retired and, (B) with respect to the United States only, those paid on a salaried basis who are Long Term Disabled and (ii) the Refusing Employees; but excluding, with respect to the United States, those persons who are entitled as of the Effective Benefits Time to severance and termination pay benefits under the U.S. Business Severance Policies and Practices with respect to whom such severance and termination pay benefits are reflected on the Closing Balance Sheet.

         "GAAP" shall have the meaning set forth in Section 3.3(a)(i)(C).

         "German Reorganization" shall have the meaning set forth in Section
6.8.

         "GM Contracts" shall have the meaning set forth in Section 9.1(a).

         "Governmental Authority" shall have the meaning set forth in Section
4.4.

         "HIPAA" shall have the meaning set forth in Section 6.6(c)(vii).

         "Hourly Business Employees" means Business Employees paid on an hourly basis, including those who are union represented and those who are non-union represented.

         "Hourly Former Business Employees" means Former Business Employees who were paid on an hourly basis, including those who were union represented and those who were non-union represented.

         "Hourly Pension Plan" means the Pension Plan for ITT Automotive Electrical Systems, Inc. Bargaining Unit Employees.

         "Hourly Savings Plan Annuity Contract" shall have the meaning set forth in Section 6.6(h).

         "Hourly Savings Plan" means the ITT Automotive Electrical Systems, Inc. Savings Plan for Hourly Employees.

         "Hourly Transitioned Employees" means Hourly Business Employees who become Transitioned Employees.

         "HSR Act" shall have the meaning set forth in Section 6.3(b).

         "ICC" shall have the meaning set forth in Section 9.6(a) of the Agreement.

         "Indemnified Party" means a Purchaser Indemnified Party or a ITTI Indemnified Party, as the case may be.

         "Indemnifying Party" shall have the meaning set forth in Section 9.3.

         "Indemnity Claim" shall have the meaning set forth in Section 9.3(b).

         "Independent Accounting Firm" shall have the meaning set forth in
Section 3.3(d).

         "Industries Master Trust" shall have the meaning set forth in Section 6.6(j)(iii)(A).

         "Initial Purchase Price" shall have the meaning set forth in Section
3.1.

         "Intellectual Property" shall mean patents and patent applications, trademarks, service marks, trademark and service mark registrations, applications for the registration of trademarks and service marks, copyright registrations, applications for the registration of copyrights, mask work registrations and applications for the registration of mask works, software, inventions, invention disclosures, discoveries, trade secrets, know-how and copyrights.

         "IRS" shall mean the United States Internal Revenue Service.

         "ITT Name and Mark Transition Agreement" shall have the meaning set forth in Section 6.15(e).

         "ITTI" shall have the meaning set forth in the Recitals to the Agreement.

         "ITTI Corporate Policies" shall have the meaning set forth in Section 6.18.

         "ITTI Indemnified Party" shall have the meaning set forth in Section 9.1(b).

         "ITTI Losses" shall have the meaning set forth in Section 9.1(b).

         "ITTI's Accountants" shall have the meaning set forth in Section
3.3(a).

         "Joint Venture Agreement" shall have the meaning set forth in Section 1.2.

         "Joint Venture Interests" shall have the meaning set forth in the Recitals to the Agreement.

         "Joint Venture Purchase" shall have the meaning set forth in the Recitals to the Agreement.

         "Joint Ventures" shall have the meaning set forth in the Recitals to the Agreement.

         "the knowledge of" or "the best knowledge of" a party hereto shall mean, with respect to ITTI, the actual knowledge of the individuals listed on
Part 1 of Exhibit K hereto, and with respect to Purchaser, the actual knowledge of the individuals listed on Part 2 of Exhibit K hereto.

         "Leased Real Property" shall have the meaning set forth in Section 4.7(b).

         "Licenses" shall have the meaning set forth in Section 6.15(f).

         "LIBOR" shall have the meaning set forth in Section 3.4(c).

         "Liens" shall have the meaning set forth in Section 4.2.

         "Losses" shall mean Purchaser Losses or ITTI Losses, as the case may be.

         "Materials of Environmental Concern" shall mean any hazardous, acutely hazardous, or toxic substance, material, chemical, waste or contaminant including but not limited to asbestos, polychlorinated biphenyls, or any fraction of petroleum.

         "Mexico Business Employees" means all Business Employees employed by any Mexico Electrical Company.

         "Mexico Collective Bargaining Agreements" means the Collective Bargaining Agreements identified in Schedule 4.15 with respect to Mexico.

         "Mexico Electrical Company" means any Electrical Company which is incorporated in Mexico.

         "Mexico Employee Benefit Arrangements" means Employee Benefit Arrangements with respect to or covering Mexico Business Employees or Mexico Former Business Employees.

         "Mexico Former Business Employees" means all Former Business Employees whose termination of employment was from any Mexico Electrical Company or any predecessor thereof.

         "Mexico Laws" means, with respect to Mexico, laws, ordinances, codes, standards, administrative rulings or regulations of any federal, state or local authority.

         "Mexico Transitioned Employees" means those Transitioned Employees who were Mexico Business Employees.

         "Northern STIF" shall have the meaning set forth in Section 6.6(j)(iii)(C).

         "Other Tax Items" shall have the meaning set forth in Section 9.3(b).

         "Owned Real Property" shall have the meaning set forth in Section
4.7(b).

         "Partnership Interests" shall have the meaning set forth in the Recitals to the Agreement.

         "Patent Asset Sellers" shall have the meaning set forth in Section 2.3(b).

         "Permitted Liens" shall have the meaning set forth in Section 4.7(a).

         "person" means an individual, corporation, partnership, association, trust, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934).

         "Plan Account" shall have the meaning set forth in Section 6.6(j)(iii)(A).

         "Pre-Closing Period" shall have the meaning set forth in Section
9.4(a).

         "Pro Forma Transactions" shall have the meaning set forth in Section 6.7(a).

         "Products" shall have the meaning set forth in the Recitals to the Agreement.

         "Purchase" shall have the meaning set forth in the Recitals to the Agreement.

         "Purchase Price" shall have the meaning set forth in Section 3.1.

         "Purchased Assets" shall meaning the assets set forth on Exhibit D.

         "Purchaser" shall have the meaning set forth in the Recitals to the Agreement.

         "Purchaser Indemnified Party" shall have the meaning set forth in
Section 9.1(a).

         "Purchaser Losses" shall have the meaning set forth in Section 9.1(a).

         "Purchaser Material Adverse Effect" shall have the meaning set forth in
Section 5.2.

         "Purchaser's Excess Pension Plan" shall have the meaning set forth in
Section 6.6(l)(iv)(B).

         "Purchaser's Salaried Pension Plan" shall have the meaning set forth in
Section 6.6(l)(ii)(B).

         "Purchaser's Savings Plan" shall have the meaning set forth in Section 6.6(l)(i).

         "Purchaser's Trust" shall have the meaning set forth in Section 6.6(l)(iv)(A).

         "Purchaser's U.S. Welfare Benefits Program" means the employee welfare benefits plans, programs, policies, practices or arrangements of Purchaser offered for U.S. Transitioned Employees in accordance with Section 6.6(b)(ii) of this Agreement.

         "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended, and all regulations promulgated thereunder, as in effect on the date of this Agreement.

         "Real Property" shall have the meaning set forth in Section 4.7(b).

         "Reference Balance Sheet" means the three column combined unaudited balance sheet attached hereto as Exhibit F, showing for illustrative purposes in the second column thereof the adjustments which would have been made to determine Adjusted Net Worth in accordance with the terms of this Agreement if the restructurings referred to in Sections 6.7 and 6.8 and the dispositions of the plants at Ehingen, Germany and Nueva Laredo, Mexico had occurred prior to Closing and Closing had occurred on December 31, 1997.

         "Refusing Employee" means an EC Business Employee who (other than EC Business Employees employed by an Electrical Company) does not transfer to or take up employment with Purchaser as of the Effective Benefits Time.

         "Request" shall have the meaning set forth in Section 9.6(a).

         "Respondent" shall have the meaning set forth in Section 9.6(a).

         "Retained Business" shall have the meaning set forth in Section 11.4.

         "Salaried Business Employees" means Business Employees paid on a salaried basis.

         "Salaried Former Business Employees" means Former Business Employees who were paid on a salaried basis.

         "Salaried Retirement Plan" shall have the meaning set forth in Section 6.6(l)(ii)(A).

         "Salaried Savings Plan" shall have the meaning set forth in Section 6.6(l)(i).

         "Salaried Transitioned Employees" means Salaried Business Employees who become Transitioned Employees.

         "Securities Act" shall have the meaning set forth in Section 5.4.

         "Seller Material Adverse Effect" shall have the meaning set forth in
Section 4.6.

         "Sellers" shall have the meaning set forth in the Recitals to the Agreement.

         "Shock Absorber Business" means the business conducted by ITTI's Koni business units including the designing, developing, manufacturing and selling suspension systems, McPherson struts, high and low pressure gas and hydraulic shock absorbers and hydraulic and electronically controlled shock absorbers.

         "Straddle Period" shall have the meaning set forth in Section 9.4(a).

         "Subsidiary" or "Subsidiaries" of Purchaser, ITTI or any other person means any corporation, partnership or other legal entity of which Purchaser, ITTI or such other person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "SWF" shall have the meaning set forth in Section 4.3.

         "Target Net Worth" shall mean U.S.$641,278,000, which represents the adjusted net book value of the Business as of December 31, 1997 of $576,278,000 as shown on Exhibit F, plus U.S. $65 million.

         "Tax" or "Taxes" shall mean all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes (including, but not limited to, United States federal income taxes and State income taxes); payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, withholding taxes, workers' compensation, occupancy, ad valorem, value added, custom duties and other obligations of the same or of a similar nature, whether arising before, on or after the Closing Date.

         "Tax Benefit" shall have the meaning set forth in Section 9.3(b).

         "Tax Claim" shall have the meaning set forth in Section 9.4(b).

         "Tax Return" shall mean any return, declaration, report and information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Teves" shall have the meaning set forth in Section 6.16.

         "Title Policy" shall have the meaning set forth in Section 6.9.

         "Transaction Documents" shall have the meaning set forth in Section
4.2.

         "Transfer Date" shall have the meaning set forth in Section 6.6(l)(i).
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         "Transfer Provisions" means any legislation implementing the provisions of Directive 77/187/EEC.

         "Transferred Subsidiaries" shall have the meaning set forth in the Recitals to the Agreement.

         "Transferred Subsidiary Stock" shall have the meaning set forth in the Recitals to the Agreement.

         "Transitioned Employees" means, from and after the Effective Benefits Time, (i) all Business Employees employed by any Electrical Company and (ii) all Business Employees employed by any Asset Seller who accept Purchaser's offers of employment as hereinafter provided.

         "U.S. Business" means the portion of the business related to any Purchased Assets which are located in the United States.

         "U.S. Business Employees" means all Business Employees employed by any U.S. Electrical Company.

         "U.S. Business Welfare Benefits Program" means ITTI's employee welfare benefit plans, programs, policies, practices or arrangements in effect with respect to the U.S. Business Employees and Former U.S. Business Employees immediately on the Closing Date.
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         "U.S. Electrical Company" means any Electrical Company which is incorporated in the United States.

         "U.S. Employee Benefit Arrangements" means Employee Benefit Arrangements with respect to or covering U.S. Business Employees or U.S. Former Business Employees.

         "U.S. Former Business Employees" means all Former Business Employees whose termination of employment was from any U.S. Electrical Company or any predecessor thereof.

         "U.S. Hourly Business Employees" means all Hourly Business Employees employed by any U.S. Electrical Company.

         "U.S. Hourly Former Business Employees" means all Hourly Former Business Employees whose termination of employment was from any U.S. Electrical Company or any predecessor thereof.

         "U.S. Hourly Transitioned Employees" means Hourly Transitioned Employees who were U.S. Hourly Business Employees.

         "U.S. Salaried Business Employees" means all Salaried Business Employees employed by any U.S. Electrical Company.
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         "U.S. Salaried Former Business Employees" means all Salaried Former
Business Employees whose termination of employment was from any U.S. Electrical Company or any predecessor thereof.

         "U.S. Salaried Transitioned Employees" means Salaried Transitioned Employees who were U.S. Salaried Business Employees.

         "U.S. Transitioned Employees" means those Transitioned Employees who were U.S. Business Employees.

         "Valuation Date" shall have the meaning set forth in Section 6.6(j)(iii)(B).

         "WARN Act" shall have the meaning set forth in Section 6.6(p).